As Filed with the Securities and Exchange Commission on July 31, 2007

                                                       Registration No. _______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                            NEW FRONTIER ENERGY, INC.
                            -------------------------
                 (Name of small business issuer in its charter)

       Colorado                       1311                         84-1530098
   ------------------       ---------------------------            ----------
(State or jurisdiction      (Primary Standard Industrial        I.R.S. Employer
 of incorporation or        Classification Code Number)       Identification No.
     organization)

                             1789 W. Littleton Blvd
                               Littleton, Colorado
                                 (303) 730-9994
          (Address and telephone number of principal executive offices and principal place of business)

                                  Paul G. Laird
                                    President
                            New Frontier Energy, Inc.
                             1789 W. Littleton Blvd
                               Littleton, Colorado
                                 (303) 730-9994
            (Name, address and telephone number of agent for service)

                        Copies of all communications to:

                            Henry F. Schlueter, Esq.
                              Dave Stefanski, Esq.
                          Schlueter & Associates, P.C.
                            1050 17th St., Suite 1750
                             Denver, Colorado 80265
                                 (303) 292-3883
                              (303) 296-8880 (fax)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [_]


                                     CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------
Title of Securities to be           Amount to be     Proposed maximum   Proposed maximum    Amount of
      Registered (1)                 registered       offering price       aggregate      registration
                                                        per share           offering         Fee (2)
                                                                          price (US $)
-------------------------------------------------------------------------------------------------------
Common stock $0.001 par value
to be Offered for resale by          22,754,158           $1.285            $29,239,093      $897.64
Selling Shareholders (3)
-------------------------------------------------------------------------------------------------------
AC Warrants to Purchase Shares       21,605,945             (5)                 (5)            (5)
of Common Stock (4)
-------------------------------------------------------------------------------------------------------
Common stock issuable upon the       21,605,945           $1.50            $32,408,917      $994.95
exercise of AC common stock
purchase warrants (6)
-------------------------------------------------------------------------------------------------------
BC Warrants to Purchase Shares      10,803,190              (5)                 (5)            (5)
of Common Stock(7)
-------------------------------------------------------------------------------------------------------
Common stock issuable upon the      10,803,190            $2.00            $21,606,380      $663.32
exercise of BC common stock
purchase warrants (8)
-------------------------------------------------------------------------------------------------------
Placement Agent Warrants to            439,287              (5)                 (5)            (5)
Purchase Shares of Common Stock(9)
-------------------------------------------------------------------------------------------------------
Common stock issuable upon the         439,287            $1.05             $461,251        $14.16
exercise of Placement Agent
common stock purchase warrants
(10)
-------------------------------------------------------------------------------------------------------
Warrants to Purchase Shares of       1,193,442              (5)                 (5)            (5)
Common Stock (11)
-------------------------------------------------------------------------------------------------------
Common stock issuable upon the       1,193,442            $1.11            $1,324,721       $40.67
exercise of common stock
purchase warrants (12)
-------------------------------------------------------------------------------------------------------
Warrants to Purchase Shares of         637,417              (5)                 (5)            (5)
Common Stock (13)
-------------------------------------------------------------------------------------------------------
Common stock issuable upon the         637,417            $1.33             $847,765        $26.03
exercise of common stock
purchase warrants (14)
-------------------------------------------------------------------------------------------------------
Warrants to  Purchase  Shares of        12,507              (5)                 (5)            (5)
Common Stock (15)
-------------------------------------------------------------------------------------------------------
Common stock issuable upon the          12,507            $1.13              $14,133         $0.43
exercise of common stock
purchase warrants (16)
-------------------------------------------------------------------------------------------------------
Warrants to Purchase Shares of          25,555              (5)                 (5)            (5)
Common Stock (17)
-------------------------------------------------------------------------------------------------------
Common stock issuable upon the          25,555            $1.08              $27,600         $0.85
exercise of common stock
purchase warrants (18)
-------------------------------------------------------------------------------------------------------
Warrants to Purchase Shares of         500,000             (5)                 (5)            (5)
Common Stock (19)
-------------------------------------------------------------------------------------------------------
Common stock issuable upon the         500,000            $2.00            $1,000,000       $30.70
exercise of common stock
purchase warrants (20)
-------------------------------------------------------------------------------------------------------
       Total Registration Fee                                                            $2,668.75
-------------------------------------------------------------------------------------------------------

(1) In the event of a stock split, stock dividend, or similar transaction involving our Common Stock, the number of shares registered shall automatically be increased to cover the additional shares of Common Stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.
(2) Fee calculated in accordance with Rule 457(c) of the Securities Act. Estimated for the sole purpose of calculating the registration fee. We have based the fee calculation on the average of the last reported bid and ask price for our Common Stock on the OTC Bulletin Board on July 24, 2007.
(3) Total represents (i) 21,166,658 shares of Common Stock into which the Company's 2.5% Series C Cumulative Convertible Preferred Stock (the "Series C Preferred Stock") may be converted for resale, that was issued in December 2006 and January 2007 and (ii) 1,587,500 shares of Common Stock which the Company may, at its election, use to pay the dividends on the Series C Preferred Stock.
(4) Total represents: (i) 21,166,658 AC Warrants to purchase shares of Common Stock to be offered by certain of the Selling Shareholders issued to the holders of the Company's Series C Preferred Stock and (ii) 439,287 warrants to purchase shares of Common Stock by Westminster Securities Corp. (the "Placement Agent"), or its designees, that was issued in connection with the Placement Agent Agreement with Westminster Securities Corp. dated November 14, 2006 (the "Placement Agent Agreement").
(5) Pursuant to Rule 457(g), no separate registration fee is required with respect to the warrants as they are being registered in the same registration statement as the Common Stock issuable upon the exercise of Common Stock purchase warrants offered pursuant thereto.
(6) Total represents the shares of Common Stock underlying the warrants set forth in footnote 4 above.
(7) Total represents: (i) 10,583,545 BC Warrants to purchase shares of Common Stock to be offered by certain of the Selling Shareholders issued to the holders of the Company's Series C Preferred Stock and (ii) 219,645 warrants to purchase shares of Common Stock by the Placement Agent, or its designees, that was issued in connection with the Placement Agent Agreement.
(8) Total represents the shares of Common Stock underlying the warrants set forth in footnote 7 above.
(9) Represents 439,287 warrants to purchase shares of Common Stock at a price of $1.05 per share issued to Placement Agent or its designees in connection with the Placement Agent Agreement.
(10) Total represents the shares of Common Stock underlying the warrants set forth in footnote 9 above.
(11) Total represents (i) 19,987 warrants to purchase shares of Common Stock issued to holders of the Company's Series A 18% Convertible Preferred Stock (the "Series A Warrants"), (ii) 19,987 warrants to purchase shares of the Company's Common Stock issued to the lender of a Bridge Loan Agreement (the "Bridge Loan Warrants"), (iii) 1,020,019 warrants to purchase shares of the Company's Common Stock issued to the holders of the Company's 12% Series B Cumulative Convertible Preferred Stock, par value $0.001 (the "Series B Warrants"), (iv) 133,449 shares of Common Stock to be offered by the Placement Agent or its designees upon exercise of a Placement Agent Warrant to purchase units in the Company which consist of shares of Series B Preferred Stock and the Series B Warrants and the exercise of warrants these warrants (the "Placement Agent Anti-Dilution Warrants"). These warrants are being issued in connection with the issuance of the Series C Preferred Stock which have triggered the anti-dilution clauses of these warrants.
(12) Total represents the shares of Common Stock underlying the warrants set forth in footnote 11 above.
(13) Total represents 578,966 warrants to purchase shares of the Company's Common Stock issued to the holders of the Company's 2.5% Convertible Debentures and 58,451 shares of Common Stock to be offered by the Placement Agent or its designees who were granted such warrants in connection with the offering of the 2.5% Convertible Debentures (the "Debenture Warrants"). These warrants are being issued in connection with the issuance of the Units which have triggered the anti-dilution clauses of these warrants.
(14) Total represents the shares of Common Stock underlying the warrants set forth in footnote 13 above.
(15) Total represents 12,506 warrants to purchase shares of the Company's Common Stock issued to the holder of a warrant issued to a consultant to the Company (the "Consultant Warrant"). These warrants are being issued in connection with the issuance of the Units which have triggered the anti-dilution clauses of these warrants.
(16) Total represents the shares of Common Stock underlying the warrants set forth in footnote 15 above.

(17) Represents 25,555 warrants to purchase shares of Common Stock at a price of $1.08 per share issued to Placement Agent or its designees in connection with the Placement Agent Agreement dated June 28, 2005. These warrants are being issued in connection with the issuance of the Units which have triggered the anti-dilution clauses of these warrants.
(18) Total represents the shares of Common Stock underlying the warrants set forth in footnote 17 above.

(19) Represents 500,000 warrants to purchase shares of Common Stock at a price of $2.00 per share that expire on December 28, 2009.
(20) Total represents the shares of Common Stock underlying the warrants set forth in footnote 19 above.



THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

________________________________________________________________________________
The information in this Prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the SEC is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.
________________________________________________________________________________


                   SUBJECT TO COMPLETION, DATED JULY 31, 2007

                            NEW FRONTIER ENERGY, INC.
              RELATING TO 35,217,343 WARRANTS TO PURCHASE SHARES OF
          NEW FRONTIER ENERGY, INC. COMMON STOCK AND UP TO 57,971,501
                SHARES OF NEW FRONTIER ENERGY, INC. COMMON STOCK

     This Prospectus and the registration statement, of which it is a part, are being filed with the SEC to satisfy our obligations to register:

     o 21,166,658 shares of our $0.001 common stock ("Common Stock") into which the Company's 2.5% Series C Cumulative Convertible Preferred Stock (the "Series C Preferred Stock") may be converted for resale;
     o 1,587,500 shares of Common Stock which the Company may, at its election, use to pay the dividends on the Series C Preferred Stock;
     o 21,605,945 warrants issued to the holders of the Series C Preferred Stock and the Placement Agent for resale at a price of $1.50 per share (the "AC Warrants");
     o 21,605,945 shares of Common Stock that may be acquired upon the exercise of the AC Warrants for resale by holders other than the original purchasers;
     o 10,803,190 warrants issued to the holders of the Series C Preferred Stock and the Placement Agent for resale at a price of $2.00 per share (the "BC Warrants");
     o 10,803,190 shares of Common Stock that may be acquired upon the exercise of the BC Warrants for resale by holders other than the original purchasers;
     o 439,287 warrants issued to the Placement Agent for resale at a price of $1.05 per share (the "Placement Agent Warrant");
     o 439,287 shares of Common Stock that may be acquired upon the exercise of the Placement Agent Warrant for resale by holders other than the original purchasers;
     o 1,868,920 warrants are being issued in connection with the issuance of the Units which have triggered the anti-dilution clauses of these warrants (the "Anti-Dilution Warrants");
     o 1,868,920 shares of Common Stock that may be acquired upon the exercise of the Anti-dilution Warrants for resale by holders other than the original purchasers;
     o 500,000 warrants issued to a consultant for certain investor relations services ("IR Consultant Warrants"); and
     o 500,00 shares of Common Stock that may be acquired upon the exercise of the IR Consultant Warrants.

     The holders of the Series C Preferred Stock, the AC Warrants, the BC Warrants, the Placement Agent's Warrants, IR Consultant Warrants and the Anti-Dilution Warrants shall collectively be referred to as the "Selling Shareholders." The AC Warrants, the BC Warrants, the Placement Agent Warrants and the Anti-Dilution Warrants are collectively referred to herein as the "Warrants."

     The Selling Shareholders, Westminster Securities Corp. and any underwriter, broker-dealer or agent that participates in the sale of the Common Stock, Warrants or shares of Common Stock issuable upon exercise of the Warrants may be deemed "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"). Any discounts, commissions, concessions, profit or other compensation any of them earns on any sale or resale of the shares, directly or indirectly, may be underwriting discounts and commissions under the Securities Act. Selling Shareholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the Prospectus delivery requirements of the Securities Act.

     Our Common Stock is traded on the National Association of Securities Dealers OTC Bulletin Board under the symbol "NFEI." On July 30, 2007, the closing bid price of our Common Stock was $1.33.

     Consider carefully the risk factors beginning on page 13 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



                  The date of this Prospectus is _______, 2007

     The following table of contents has been designed to help you find important information contained in this Prospectus. We encourage you to read the entire Prospectus.


                                TABLE OF CONTENTS
                                                                     PAGE NUMBER
PROSPECTUS SUMMARY                                                        1
DESCRIPTION OF SECURITIES                                                 3
USE OF PROCEEDS                                                          13
RISK FACTORS                                                             13
RISKS RELATING TO OUR BUSINESS                                           13
RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK                      22
FORWARD-LOOKING STATEMENTS                                               27
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                 28
DIVIDEND POLICY                                                          29
MANAGEMENT'S DISCUSSION AND ANALYSIS                                     30
BUSINESS                                                                 46
LEGAL PROCEEDINGS                                                        65
DIRECTORS, EXECUTIVE OFFICERS, AND KEY EMPLOYEES                         65
EXECUTIVE COMPENSATION                                                   68
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                           80
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT           82
PLAN OF DISTRIBUTION                                                     86
SELLING SHAREHOLDERS                                                     88
LEGAL MATTERS
EXPERTS                                                                 110
INTEREST OF NAMED EXPERTS                                               110
DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES
 ACT LIABILITIES                                                        110
WHERE YOU CAN FIND MORE INFORMATION                                     110
FINANCIAL STATEMENTS                                                    F-1
INDEMNIFICATION OF DIRECTORS AND OFFICERS                              II-1
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION                            II-1
RECENT SALES OF UNREGISTERED SECURITIES                                II-1
EXHIBITS                                                               II-7
UNDERTAKINGS                                                           II-8
SIGNATURES                                                             II-9

     About this Prospectus

     This Prospectus relates to shares of Common Stock of the Company and warrants to acquire shares of Common Stock of the Company. The shares of Common Stock are being offered by the Selling Shareholders who may sell some or all of their shares in transactions from time to time.

     You should rely only on the information contained or incorporated by reference in this Prospectus. We have not authorized anyone else to provide you with different information. If anyone provides you with different information, you should not rely upon it. You should assume that the information appearing in this Prospectus, as well as the information we file with the Securities and Exchange Commission ("SEC") and incorporated by reference in this Prospectus is accurate only as of the date of the documents containing the information. As used in this Prospectus, the words "we," "our," "us" or the "Company" refer to New Frontier and Slater Dome Gathering, LLLP ("SDG"), in the fiscal year ended February 28, 2007 and 2006, and includes our wholly-owned subsidiary, Skyline, in the fiscal year ended February 28, 2005.





                [REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY]

                               PROSPECTUS SUMMARY

     The following summary highlights selected information contained in this Prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire Prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

Background

     New Frontier Energy, Inc. (the "Company" or "we" or "us") is a domestic energy company engaged in the exploration for, and development of, oil and natural gas reserves in the continental United States. We were originally organized under the laws of the State of Colorado as Storage Finders.com, Inc. on January 7, 2000. Shortly following our organization, we executed an agreement to acquire patented technology relating to an internet-enabled, remote access technology for the self-storage industry. During this time of the "dot-com" boom, we envisioned the organization and operation of an internet-enabled self-storage business. Toward that end, we agreed to acquire the patent and related technology from the inventor.

     Shortly after we were organized, the dot-com melt down began. We were unable to obtain financing for this self-storage venture. Consequently, we agreed to return the technology to the inventor in exchange for cancellation of the remaining payments. We were essentially dormant during the remainder of 2000.

     In February 2002, we were acquired by Wyoming Oil & Minerals, Inc. ("WYOG"). In mid 2003, we determined to become an independent, but publicly traded, entity. Accordingly, WYOG transferred certain oil and gas assets and we assumed certain WYOG liabilities and appointed new management. WYOG declared a dividend payable by distributing 12,775,616 shares of New Frontier Energy, Inc. Common Stock to its shareholders. On March 3, 2004, the Board of Directors authorized a 1 to 4 reverse split of Common Stock to stockholders of record in order to facilitate the marketability and liquidity of the Common Stock based on the current market conditions and other relevant factors. The shares were registered with the Securities and Exchange Commission on Form SB-2 in April 2004, and became quoted on the Over-The- Counter Bulletin Board in May 2004 under the symbol "NFEI.OB." Effective February 28, 2005, we merged Skyline Resources, Inc. ("Skyline") our wholly owned subsidiary, into the Company in a tax-free merger.

     The Company owns 82.76% of the limited partnership interests (the "Limited Partnership Interests") of Slater Dome Gathering, LLLP ("SDG"). SDG owns the 18-mile gas gathering line that transports the Company's natural gas from the Slater Dome Field to the Questar transportation line in Baggs, Wyoming. SDG is considered a variable interest entity under FIN 46R, and has been consolidated into our financial statements, effective March 31, 2005.

     Prior to December 2006, the Company was a non-operating 30% working interest owner in the Slater Dome Field. Effective December 14, 2006, the Company purchased Cedar Ridge, LLC's ("Cedar Ridge") 36.66667% working interest (29.33336% net revenue interest) in eleven gas and 2 water disposal wells and 33,949 net acres in the Slater Dome Field located along the eastern edge of the Greater Green River basin in northwest Colorado and south central Wyoming. The properties are entirely within the Company's existing leasehold at the Slater Dome Field. The Company now owns a 66.66667% working interest (53.33% net revenue interest) in the Slater Dome Field. Pursuant to the Purchase and Sale Agreement for Cedar Ridge's interests, we were responsible for the obligations attributable to their interests as of November 1, 2006. Following the consummation of these interests, we became the operator of the Slater Dome Field.

Our Business

     We explore for, produce and gather oil and natural gas. During the fiscal year ended February 28, 2007, we had an interest in four principal properties,
(i) the Slater Dome Field, located in northwest Colorado and south central Wyoming, (ii) the Flattops Prospect located in southwest Wyoming (the "Flattops Prospect"), (iii) the Nucla Prospect, located in western Colorado (the "Nucla Prospect") and (iv) the Gibraltar Peaks Prospect ("Gibraltar Peaks"). In February 2007, we sold our interest in the Nucla Prospect. The Flattops Prospect is, undeveloped, which means it does not currently produce any oil or natural gas. Until December 14, 2006, the Slater Dome Field was operated by Cedar Ridge. The Company is now the operator of the Slater Dome Field and the Flattops Prospect. We also own certain royalty interests in certain wells in the state of Wyoming other than in the Slater Dome Field.

     Effective June 4, 2007, we entered into an amended Farmout Agreement (the "Clayton Williams Agreement") with Clayton Williams Energy, Inc. ("Clayton Williams"), whereby we became the operator of and acquired 100% of Clayton William's interest in the Focus Ranch Unit (the "Unit"), which consists of approximately 38,695 gross acres in Routt County Colorado adjacent to and southeast of our Slater Dome Field and one gas well, the Focus Ranch Federal 12-1 well. Pursuant to the Clayton Williams Agreement, we are obligated to commence testing of the Niobrara and Frontier formations in the Focus Ranch Federal 12-1 well on or before August 1, 2007. In the event commercial production is established from the Focus Ranch Federal 12-1 well or any other well drilled on the Unit, Clayton Williams will own a production payment in an amount equal to two million dollars ($2,000,000) payable out of 35% of the Net Proceeds (as defined in the Clayton Williams Agreement) at the well head from the sale of oil, gas and associated hydrocarbons produced from the underlying leases subject to the agreement. The execution of the assignment of leases is subject to the satisfaction of certain conditions precedent set forth in the Clayton Williams Agreement.

     SDG owns the 18-mile gas gathering pipeline (the "Gas Gathering Pipeline") that transports the Company's natural gas from the Slater Dome Field to the Questar transportation line in Baggs, Wyoming. The Flattops Prospect is relatively close to the Gas Gathering Pipeline.

     Our executive offices are located at 1789 W. Littleton Blvd., Littleton, Colorado 80120 and our telephone number is (303) 730-9994.

The Offering

     The Prospectus and the registration statement, of which it is a part, are being filed with the SEC to satisfy our obligations to the recipients of certain securities issued by the Company. Accordingly, the Prospectus and the registration statement cover:


     o 21,166,658 shares of our $0.001 common stock ("Common Stock") into which the Company's 2.5% Series C Cumulative Convertible Preferred Stock (the "Series C Preferred Stock") may be converted for resale;
     o 1,587,500 shares of Common Stock which the Company may, at its election, use to pay the dividends on the Series C Preferred Stock;
     o 21,605,945 warrants issued to the holders of the Series C Preferred Stock and the Placement Agent for resale at a price of $1.50 per share (the "AC Warrants");
     o 21,605,945 shares of Common Stock that may be acquired upon the exercise of the AC Warrants for resale by holders other than the original purchasers;
     o 10,803,190 warrants issued to the holders of the Series C Preferred Stock and the Placement Agent for resale at a price of $2.00 per share (the "BC Warrants");
     o 10,803,190 shares of Common Stock that may be acquired upon the exercise of the BC Warrants for resale by holders other than the original purchasers;
     o 439,287 warrants issued to the Placement Agent for resale at a price of $1.05 per share (the "Placement Agent Warrant");
     o 439,287 shares of Common Stock that may be acquired upon the exercise of the Placement Agent Warrant for resale by holders other than the original purchasers;
     o 1,868,920 warrants are being issued in connection with the issuance of the Units which have triggered the anti-dilution clauses of these warrants (the "Anti-Dilution Warrants");
     o 1,868,920 shares of Common Stock that may be acquired upon the exercise of the Anti-dilution Warrants for resale by holders other than the original purchasers;
     o 500,000 warrants issued to a consultant for certain investor relations services ("IR Consultant Warrants"); and
     o 500,000 shares of Common Stock that may be acquired upon the exercise of the IR Consultant Warrants.

     The Selling Shareholders or their permitted transferees or other successors in interest may, but are not required to, sell their Common Stock in a number of different ways and at varying prices. See "Plan of Distribution" for a further description of how the Selling Shareholders may dispose of the securities covered by this Prospectus.

                            DESCRIPTION OF SECURITIES

     The following description of securities describes the material terms of (i) the securities being registered, or (ii) the Company's securities pursuant to which upon conversation or exercise, the holder will acquire shares of the Company's common stock which are being registered on this Registration Statement. The Company has additional securities issued and outstanding that are not described in detail in this section of the Registration Statement.

Common Stock

     Each share of Common Stock is entitled to one vote at all meetings of shareholders. All shares of Common Stock are equal to each other with respect to liquidation rights and dividend rights. There are no preemptive rights to purchase any additional shares of Common Stock. Our Articles of Incorporation prohibit cumulative voting in the election of directors. In the event of liquidation, dissolution or winding up of the Company, holders of shares of Common Stock will be entitled to receive on a pro rata basis all assets of the Company remaining after satisfaction of all liabilities and all liquidation preferences, if any, granted to holders of our preferred stock.

     The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as our board of directors may from time to time determine. Holders of Common Stock will share equally on a per share basis in any dividend declared by the board of directors. We have not paid any dividends on our Common Stock and do not anticipate paying any cash dividends on such stock in the foreseeable future.

     In the event of a merger or consolidation, all holders of Common Stock will be entitled to receive the same per share consideration.

     As of July 12, 2007, there were 6,142,618 shares of Common Stock issued and outstanding.

Series C Preferred Stock

     This description of the terms of the Series C Preferred Stock is qualified in its entirety to the Certificate of Designation of Preferences, Rights and Limitations of the Series C 2.5% Cumulative Convertible Preferred Stock (The "Series C Certificate of Designation") filed with the Securities and Exchange Commission (the "SEC") on Form 8-K on November 27, 2006. Capitalized terms used in this section but not defined herein are defined in the Series C Certificate of Designation.

     The Series C Preferred Stock pays a cumulative dividend at the rate of 2.5% per annum, payable quarterly on January 31, April 30, July 31 and October 31. The form of dividend payments may be, at the Company's option, in cash or, at the Company's election and subject to certain conditions, in shares of Common Stock valued at the Conversion Price of the Series C Preferred Stock then in effect.

     Except as otherwise provided in the Series C Preferred Stock Certificate of Designation with respect to matters that adversely affect the rights of the holders of the Series C Preferred Stock, and as otherwise required by law, the Series C Preferred Stock shall have no voting rights.

     Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Series C Preferred Stock shall be entitled to receive out of the assets of the Company whether such assets are capital or surplus, for each share of Series C Preferred Stock an amount equal to the stated value ($100.00) of the Series C Preferred Stock per share plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing. If the assets of the Company are insufficient to pay such amounts in full, then the entire assets to be distributed to the holders of the Series C Preferred Stock shall be distributed among the holders of the Series C Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The Series B Preferred Stock are explicitly senior in rights or liquidation preference to the Series C Preferred Stock.

     The Company has the right to redeem the Series C Preferred Stock commencing six months from a final closing date in the event the closing bid price of the Company's Common Stock has closed for 20 consecutive trading days at a price not less than $3.00 (subject to adjustment) by delivering notice to the holders of the Series C Preferred Stock. The maximum aggregate number of Series C Preferred Stock which may be redeemed pursuant to any such redemption notice in any given week shall be that number of shares of Series C Preferred Stock for which the underlying Common Stock (together with any accrued dividends payable in Common Stock thereon) are less than or equal to 25% of the average daily trading volume of the Common Stock for the 20 Trading Days preceding each such redemption notice date.

     The Series C Preferred Stock has certain conversion cap limitations which prevent the Company and the holder of the Series C Preferred Stock from effecting any conversion of the Series C Preferred Stock to the extent that, after giving effect to the conversion a holder and its affiliates would beneficially own in excess of certain beneficial ownership limitations. The "Beneficial Ownership Limitation" is (i) 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Series C Preferred Stock held by the applicable holder, with respect to any holder whose initial purchase amount of Series C Preferred Stock is less than $5,000,000, and (ii) 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Series C Preferred Stock held by the applicable holder, with respect to any holder whose initial purchase amount of Series C Preferred Stock was $5,000,000 or greater. The Beneficial Ownership Limitation with respect to a holder subject to the 4.99% limitation may be waived by such holder, upon not less than 61 days' prior notice to the Corporation, to change the Beneficial Ownership Limitation to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of Series C Preferred Stock held by the applicable holder. Upon such a change by a holder of the Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the Beneficial Ownership Limitation may not be further waived. The Beneficial Ownership Limitation with respect to a holder subject to the 9.99% limitation may not be waived by such holder. The Beneficial Ownership Limitation shall terminate immediately upon (i) 60 days subsequent to the transmission of an Optional Redemption Notice to the holder and (ii) an Automatic Conversion of the Series C Preferred Stock.

     As of July 12, 2007, there were 222,250 shares of Series C Preferred Stock issued and outstanding.

The Warrants

     AC Warrants

     The AC Warrants are three year warrants, are exercisable at $1.50 per common share and have a call feature (the "AC Redemption") provided that the Company's Common Stock has been trading at not less than $3.50 per share for twenty consecutive trading days and the underlying shares of Common Stock are subject to an effective registration statement that has been continuously effective for a minimum of thirty days. The AC Redemption shall take effect, which date shall be at least 65 calendar days after the redemption notice is sent to Holder, provided, however, that the maximum aggregate redemption amount for all holders of the same class as the AC Warrant (the "Aggregate Redemption Amount") per calendar week shall be 25% of the average daily trading volume of the Company's Common Stock for the 20 trading days preceding each such redemption notice. The Aggregate Redemption Amount shall be applied on a pro-rata basis to each holder of warrants of the same class as the AC Warrant based upon the respective number of shares of Common Stock underlying each holder's warrants.

     The AC Warrants have customary weighted-average anti-dilution rights with respect to any subsequent issuance of Common Stock or Common Stock equivalents at a price less than $1.50 per share (subject to adjustment), and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations, and the like. The anti-dilution provisions shall not apply to employee stock options and shares issued in connection with certain mergers and acquisitions.

     The AC Warrants have certain conversion cap limitations which prevent the Company and the holders of the AC Warrants from effecting any exercise of the AC Warrants to the extent that, after giving effect to the exercise, a holder and its affiliates would beneficially own in excess of certain beneficial ownership limitations. The "Beneficial Ownership Limitation" is (i) 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of the AC Warrants held by the applicable holder, with respect to any holder whose initial number of Warrant Shares under the AC Warrants is less than 5,000,000, and (ii) 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of the AC Warrants held by the applicable holder, with respect to any holder whose initial number of Warrant Shares hereunder is 5,000,000 or more. The Beneficial Ownership Limitation with respect to a holder subject to the 4.99% limitation described in part (i) of the definition of Beneficial Ownership Limitation, may be waived by such holder, at the election of such holder, upon not less than 61 days' prior notice to the Corporation, to change the Beneficial Ownership Limitation to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of the AC Warrant held by the applicable holder. Upon such a change by a holder of the Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the Beneficial Ownership Limitation shall not be further waived. The Beneficial Ownership Limitation with respect to a holder subject to the 9.99% limitation may not be waived by such holder. The Beneficial Ownership Limitation shall terminate with respect to any Warrant Shares being redeemed by the Company, which termination shall be effective 60 days subsequent to the transmission of a Redemption Notice to the holder.

     As of July 12, 2007, there were 21,166,658 AC Warrants issued and outstanding.

     BC Warrants

     The BC Warrants are three year warrants, are exercisable at $2.00 per common share and have a call feature (the "BC Redemption") provided that the Company's Common Stock has been trading at not less than $4.00 per share for twenty consecutive trading days and the underlying shares of Common Stock are subject to an effective registration statement that has been continuously effective for a minimum of thirty days. The BC Redemption shall take effect, which date shall be at least 65 calendar days after the redemption notice is sent to Holder, provided, however, that the maximum aggregate redemption amount for all holders of the same class as the BC Warrant (the "BC Aggregate Redemption Amount") per calendar week shall be 25% of the average daily trading volume of the Company's Common Stock for the 20 trading days preceding each such redemption notice. The BC Aggregate Redemption Amount shall be applied on a pro-rata basis to each holder of warrants of the same class as the BC Warrant based upon the respective number of shares of Common Stock underlying each holder's warrants.

     The BC Warrants have customary weighted-average anti-dilution rights with respect to any subsequent issuance of Common Stock or Common Stock equivalents at a price less than $2.00 per share (subject to adjustment), and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations, and the like. The anti-dilution provisions shall not apply to employee stock options and shares issued in connection with certain mergers and acquisitions.

     The BC Warrants have certain conversion cap limitations which prevent the Company and the holders of the BC Warrants from effecting any exercise of the BC Warrants to the extent that, after giving effect to the exercise, a holder and its affiliates would beneficially own in excess of certain beneficial ownership limitations. The "Beneficial Ownership Limitation" is (i) 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of the BC Warrants held by the applicable holder, with respect to any holder whose initial number of Warrant Shares under the BC Warrants is less than 5,000,000, and (ii) 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of the BC Warrants held by the applicable holder, with respect to any holder whose initial number of Warrant Shares hereunder is 5,000,000 or more. The Beneficial Ownership Limitation with respect to a holder subject to the 4.99% limitation described in part (i) of the definition of Beneficial Ownership Limitation, may be waived by such holder, at the election of such holder, upon not less than 61 days' prior notice to the Corporation, to change the Beneficial Ownership Limitation to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of the BC Warrant held by the applicable holder. Upon such a change by a holder of the Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the Beneficial Ownership Limitation shall not be further waived. The Beneficial Ownership Limitation with respect to a holder subject to the 9.99% limitation may not be waived by such holder. The Beneficial Ownership Limitation shall terminate with respect to any Warrant Shares being redeemed by the Company, which termination shall be effective 60 days subsequent to the transmission of a Redemption Notice to the holder.

     As of July 12, 2007, there were 10,583,545 BC Warrants issued and outstanding and none had been exercised.

     Placement Agent Warrant

     For acting as the placement agent for the sale of the Series C Preferred Stock, the Placement Agent or its designees are entitled to receive warrants to purchase 439,287 shares of the Company's Common Stock at a price of $1.05 per share (the "Series C Placement Agent Warrant"), 439,287 shares of the Company's Common Stock at a price of $1.50 per share on similar terms as the AC Warrants (the "AC Placement Agent Warrants") and 219,645 shares of the Company's Common Stock at a price of $2.00 per share on similar terms as the BC Warrants (the "BC Placement Agent Warrants"). The Series C Placement Agent Warrant, AC Placement Agent Warrants and the BC Placement Agent Warrants are referred to collectively herein as the Placement Agent Warrants. Each of the Placement Agent Warrants expires on January 16, 2010.

     The AC Placement Agent Warrants may be called on the same terms as the AC Redemption. The BC Placement Agent Warrants may be called on the same terms as the BC Redemption.

     The Anti-Dilution Warrants

     The Company has issued warrants to purchase shares of its Common stock to the former holders of the Company's Series A 18% Convertible Preferred Stock (the "Series A Warrants"), warrants to purchase shares of the Company's Common Stock issued to the lender of a Bridge Loan Agreement (the "Bridge Loan Warrants"), warrants to purchase shares of the Company's Common Stock issued to the holders of the Company's 12% Series B Cumulative Convertible Preferred Stock, par value $0.001 (the "Series B Warrants"), (iv) shares of Common Stock to be offered by the Placement Agent or its designees upon exercise of a Placement Agent Warrant to purchase units in the Company which consist of shares of Series B Preferred Stock and the Series B Warrants and the exercise of warrants these warrants (the "Placement Agent Anti-Dilution Warrants"), (v) warrants to purchase shares of the Company's Common Stock issued to the holders of the Company's 2.5% Convertible Debentures and the Placement Agent (the "Debenture Warrants"), (vi) warrants to purchase shares of the Company's Common Stock issued to the holder of a warrant issued to a consultant to the Company (the "Consultant Warrant") and (vii) warrants issued to the Placement Agent in connection the offering of the Company's 2.5% Convertible Debentures (the "Placement Agent Debenture Warrant Coverage Warrants"). These warrants have been issued as a result of the triggering of certain anti-dilution provisions of these warrants.

     Series A Warrants, Bridge Loan Warrants and Series B Warrants

     Originally, 75,000 warrants were issued to the holders of the Series A Preferred Stock, 75,000 warrants were issued to the lender of a Bridge Loan Agreement and an aggregate amount of 5,445,000 warrants were issued to the holders of the Series B Preferred Stock and the Placement Agent and had an exercise price of $1.50 per share. The issuance of the Debentures triggered the anti-dilution clauses of these warrants resulting in an increase in the number of these warrants by the aggregate amount of 486,520 (the "Debenture Anti-Dilution Warrants") and a decrease in the exercise price of these warrants, of which 6,522 warrants were issued to the holder of the Series A Preferred Stock, 6,522 warrants were issued to the lender of a Bridge Loan Agreement and 473,476 were issued to the holders of the Series B Preferred Stock and the Placement Agent.

     Further, the issuance of the Series C Preferred Stock and the grant of certain stock options on November 10, 2006 triggered the anti-dilution clauses of each of these warrants by having a conversion or exercise price less than the then applicable exercise price, resulting in an increase in the number of warrants issued to the holder of the Series A Preferred Stock from 81,522 to the aggregate amount of 101,509, an increase in the number of Bridge Loan Warrants to the aggregate amount of 101,509 and an increase in the number of warrants issued to the holders of the Series B Preferred Stock and the Placement Agent to the aggregate amount of 5,180,399 warrants and also resulted in a decrease in the exercise price of these warrants to $1.11.

     Each of these warrants expires on February 1, 2008.

     The Series A Warrants, the Series B Warrants and the Bridge Loan Warrants have customary weighted-average anti-dilution rights with respect to any subsequent issuance of Common Stock or Common Stock equivalents at a price less than $1.11 per share (subject to adjustment), and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations, and the like. The anti-dilution provisions shall not apply to certain employee stock options and shares issued in connection with certain mergers and acquisitions.

     In the event the shares of Common Stock underlying the Series A Warrants, the Series B Warrants and the Bridge Loan Warrants are subject to an effective registration statement that has been continuously effective for a minimum of 30 days and the closing bid price of the Company's Common Stock has closed for 20 consecutive trading days at a price not less than $3.50 (subject to adjustment), the Company may redeem these warrants upon 30 days' written notice to the holders of these warrants at a redemption price of $0.01 per Warrant Share.

     As of July 12, 2007, 1,220,053 of the Series B Warrants had been exercised and none of the Series A Warrants, the Bridge Loan Warrants or the Antidilution Warrants had been exercised.

     Included in the warrants being registered on this registration statement are 19,987 Series A Warrants, 1,020,019 Series B Warrants and 19,987 Bridge Loan warrants.

     The Debenture Warrants

     The Debenture Warrants provide the warrant holder the right to purchase shares of the Company's Common Stock at an exercise price of $1.33. Each Debenture Warrant expires July 22, 2008.

     Originally, 1,150,000 warrants were issued to the holders of the Debentures and had an exercise price of $2.00 per share. The grant of stock options to officers, directors, employees and agents and the issuance of the Series C Preferred Stock and the AC Warrants triggered the anti-dilution clauses of these warrants by having a conversion or exercise price less than the then applicable exercise price, resulting in an increase in the number of Debenture Warrants to 1,716,466 warrants and also results in a decrease in the exercise price of these warrants to $1.33.

     The Debenture Warrants have customary weighted-average anti-dilution rights with respect to any subsequent issuance of Common Stock or Common Stock equivalents at a price less than $1.33 per share (subject to adjustment), and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations, and the like. The anti-dilution provisions shall not apply to certain employee stock options and shares issued in connection with certain mergers and acquisitions.

     In the event the shares of Common Stock underlying the Debenture Warrants are subject to an effective registration statement that has been continuously effective for a minimum of 30 days and the closing bid price of the Company's Common Stock has closed for 20 consecutive trading days at a price not less than $4.50 (subject to adjustment), the Company may redeem the Warrants upon 30 days' written notice to the holders of the Debenture Warrants at a redemption price of $0.01 per Warrant Share.

     As of July 12, 2007, there were an aggregate of 1,716,466 Debenture Warrants outstanding and 12,500 of the Debenture Warrants have been exercised.

     Included in the warrants being registered on this registration statement are 578,966 Debenture Warrants.

     The Consultant Warrants

     The Consultant Warrants were issued to a consultant on July 5, 2005 and originally provided the warrant holder the right to purchase shares of the Company's Common Stock at an exercise price of $1.50. The Consultant Warrant expires on July 5, 2008.

     The issuance of the Debentures, the grant of stock options to officers, directors, employees and agents and the Series C Preferred stock triggered the anti-dilution clauses of these warrants by having a conversion or exercise price less than the then applicable exercise price, resulting in an increase in the number of warrants to 50,006 and a decrease in the exercise price of these warrants to $1.13 per share.

     The Consultant Warrants have customary weighted-average anti-dilution rights with respect to any subsequent issuance of Common Stock or Common Stock equivalents at a price less than $1.13 per share (subject to adjustment), and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations, and the like. The anti-dilution provisions shall not apply to employee stock options and shares issued in connection with certain mergers and acquisitions.

     In the event the shares of Common Stock underlying the Consultant Warrants and the Consultant Anti-Dilution Warrants are subject to an effective registration statement that has been continuously effective for a minimum of 30 days and the closing bid price of the Company's Common Stock has closed for 20 consecutive trading days at a price not less than $4.50 (subject to adjustment), the Company may redeem the Consultant Warrants and the Consultant Anti-Dilution Warrants upon 30 days' written notice to the holders of the Consultant Warrants and the Consultant Anti-Dilution Warrants at a redemption price of $0.01 per warrant share.

     As of July 12, 2007, there were 50,006 Consultant Warrants outstanding at an exercise price of $1.13 per share and 37,500 had been exercised.

     Included in the warrants being registered on this registration statement are 12,507 Consultant Warrants.

     Placement Agent Debenture Warrant Coverage Warrants

     For acting as the placement agent for the sale of the Debentures the Placement Agent or its designees received warrants (the "Placement Agent Debenture Warrant Coverage Warrants") to purchase 230,000 shares of the Company's Common Stock at a price of $1.08 per share.

     The grant of stock options to officers, directors, employees and agents and the issuance of the Series C Preferred Stock (and the AC Warrants as its applies to the Placement Agent Debenture Warrant Coverage Warrants) triggered the anti-dilution clauses of each of these warrants by having a conversion or exercise price less than the then applicable exercise price, resulting in an increase in the number of warrants to 255,040 Placement Agent Debenture Warrant Coverage Warrants of which 25,555 warrants and shares of Common Stock underlying this warrant are included on this Prospectus, and a decrease in the exercise price of these warrants to $1.08 per share of the Placement Agent Debenture Warrant Coverage Warrants.

     As of July 12, 2007, none of the Placement Agent Debenture Warrant Coverage Warrants had been exercised.

     IR Consultant Warrants

     The IR Consultant Warrants were issued to a consultant on December 28, 2006 and provide the warrant holder the right to purchase shares of the Company's Common Stock at an exercise price of $2.00. The IR Consultant Warrant expires on December 28, 2009.


     As of July 12, 2007, there were 500,000 IR Consultant Warrants outstanding and none had been exercised.

     All of the IR Consultant Warrants are included in the warrants being registered on this registration statement.


Number of Shares Outstanding

     As of July 12, 2007, there were 6,142,618 shares of our Common Stock issued and outstanding, 28,050 shares of our $0.001 par value Series B 12% Cumulative Convertible Preferred Stock ("Series B") issued and outstanding and 222,250 shares of our 2.5% Series C Cumulative Convertible Preferred Stock ("Series C Preferred Stock") issued and outstanding. If the Series C Preferred Stock are converted into shares of our Common Stock (21,166,658), dividends on the Series C Preferred Stock is paid in shares of our Common Stock (1,587,500), all of the remaining Series B Preferred Stock are converted into shares of our Common Stock (4,315,385), the Converted Debentures (as defined below) that were converted into shares of our Common Stock on or about July 22, 2007 as set forth below (2,487,541) and the remaining unexercised Series B Warrants, are fully exercised (5,180,399), the AC Warrants (as defined below) are fully exercised (21,166,658), the BC Warrants (as defined below) are fully exercised (10,583,545), the Placement Agent exercises the Placement Agent Warrant and converts the Series B and exercises the warrant underlying the Placement Agent Warrant into shares of our Common Stock (1,166,493), the holders of all of the Debenture Warrants, including the Debenture Warrants being registered hereunder are fully exercised (1,716,466) and the Debenture Warrant Coverage Warrants (255,040) and (173,532), the holder of warrants granted to a placement agent in connection with the sale of our Series C Preferred Stock (the "Series C Preferred Stock Warrants") (439,287), (439,287) and (219,645), the holder of a 2.5% Convertible Debenture issued to NRGG (as defined below) converts the principal amount and interest due on this debenture into shares of Common Stock (242,641) and the exercise of the Series A Warrant, (101,509), the Bridge Loan Warrant (101,509) and the remaining unexercised Consultant Warrants (50,006), and unexercised stock options issued to the officers and directors, employees, consultants and agents of the Company vest and are exercised (559,333) and (3,950,000), an entity granted a warrant exercises its warrant (100,000), the IR Consultant Warrant is exercised (500,000), a shareholder granted a warrant exercises his warrant (200,000) there will be 82,700,052 shares of our Common Stock issued and outstanding.

     The Company's 2.5% Convertible Debentures (the "Debentures") were due on July 22, 2007. On or about July 22, 2007, the holders of the previously unconverted Debentures in the principal and interest amount of $2,686,440 converted the Debentures into 2,487,541 shares of our Common Stock at a price of $1.08 per share (the "Converted Debentures"). Debentures in the principal and interest amount of $31,500 were paid in cash to the holders.

Use of Proceeds

     We will not receive any of the proceeds from the sale of the shares of our Common Stock being offered for sale by the Selling Shareholders who hold the shares of Common Stock that previously were underlying the Series C Preferred Stock. We may, however, receive cash consideration in connection with the exercise of the Warrants for cash. If the Warrants and the Placement Agent Warrants which are included on this Prospectus and related registration statement are fully exercised for cash, we would realize proceeds, before expenses, in the amount of $57,408,917, subject to any adjustment due to the anti-dilution provisions of the Warrants. We will incur all costs associated with this Prospectus and related registration statement.

                                  RISK FACTORS

     This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this Prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment due to any of these risks.

                          RISKS RELATED TO OUR BUSINESS

Risks Related To Our Business

     We have a limited operating history.

     We were formally organized in January 2000 and did not commence operation in the oil and gas industry until February 2001. Since that date, our activities have been limited to organizational efforts, obtaining working capital and acquiring and developing our properties. We began producing gas in June 2005. As a result, there is a limited history of production or generating revenue against which to compare our revenues during the year ended February 28, 2007.

     The Slater Dome Field is the primary oil and gas property where most of our capital resources have been employed and we are substantially dependent upon this one property, which causes our risk to be concentrated.

     Our plan of operation includes efforts to further develop the Slater Dome Field through drilling up to twenty additional producing wells. Further we plan to test the Niobrara and Frontier formations in the Focus Ranch Federal 12-1 well in the Focus Ranch Unit and acquire acreage in the Denver Julesberg Basin and drilling two exploratory wells on the Flattops Prospect in the summer/fall of 2008. If the development of these properties is not successful, we will be forced to seek additional opportunities. Substantially all of our current capital investment has been spent on the development of the Slater Dome Field. During the fiscal year ended February 28, 2007, we acquired Cedar Ridge's 36.66667% working interest (29.33336% net revenue interest) in eleven gas and 2 water disposal wells and 33,949 net acres in the Slater Dome Field. We are dependent on further development efforts in drilling additional wells at the Slater Dome Field in order to generate additional cash flow. If we are unable to further develop the Slater Dome Field, we will be forced to seek additional investments. Investigating and locating suitable properties for acquisition is expensive and time-consuming. Even if we are successful in identifying one or more additional properties for acquisition, there is no assurance that we can obtain such properties at reasonable prices or that sufficient working capital will be available to finance the acquisitions. As a result of our dependence on a single property, we may be disproportionately exposed to the impact of delays or interruptions of production from these wells or increased expenses caused by significant governmental regulation, transportation capacity constraints, the availability and capacity of compression and gas processing facilities, curtailment of production or interruption of transportation of natural gas produced from the Slater Dome Field. Our substantial dependence on a single prospect property for cash flow increases the risk of our future success.

     We have incurred losses from operations and negative cash flow that is likely to continue until we can economically produce oil or natural gas.

     We have a history of losses from operations and negative cash flow that is likely to continue until we economically produce oil or natural gas. A significant portion of our cash flow since inception has come from short-term loans, equity and debt investments, contributions from our former corporate parent and the sale of oil and gas properties. Unless we economically produce oil and gas in the future, these losses will continue. If we continue to experience losses from operations and negative cash flow as we have in the past, there can be no assurance that we will be able to continue operations as anticipated, if at all. Further, the price of our Common Stock may be adversely affected.

     We will require additional capital and we may be unable to obtain needed capital or financing on satisfactory terms, if at all.

     The oil and natural gas industry is capital intensive. We make and expect to continue to make substantial capital expenditures in our business and operations for the exploration for and development, production and acquisition of oil and natural gas reserves. To date, we have financed capital expenditures primarily with sales of our equity securities, debt financing and cash generated by operations. To accomplish our plan of operations, we will be required to seek additional financing. There can be no assurance as to the availability or terms of any additional financing.

     Even if additional capital is needed, we may not be able to obtain debt or equity financing on terms favorable to us, or at all. The failure to obtain additional financing could result in a curtailment of our operations relating to exploration and development of the Slater Dome Field or of our other prospects, which in turn could lead to a possible loss of properties and a decline in our natural gas and oil reserves.

     No assurance of the accuracy of the estimates of oil and gas reserves.

     We have obtained a report on the estimated reserves on our leases on the Slater Dome Field. Reserve estimates are based upon various assumptions, including assumptions relating to oil and gas prices, drilling and operating expenses, production levels, capital expenditures, taxes and availability of funds. No one can measure underground accumulations of oil and natural gas in an exact way. As a result, estimated quantities of proved reserves, projections of future production rates and the timing of development expenditures may be incorrect. Any significant variance from these assumptions to actual figures could greatly affect our estimates of reserves, the economically recoverable quantities of oil and natural gas attributable to any particular group of properties, the classifications of reserves based on risk of recovery and estimates of the future net cash flows.

     Further, the present value of future net cash flows from our proved reserves is not necessarily the same as the current market value of our estimated oil and natural gas reserves. Actual future net cash flows from our oil and natural gas properties also will be affected by factors such as:

         o  Actual prices we receive for oil and natural gas;

         o  The amount and timing of actual production;

         o  Supply of, and demand for, oil and natural gas; and

         o Changes in governmental regulations or taxation.

     The timing of both our production and our incurrence of expenses in connection with the development and production of oil and natural gas properties will affect the timing of actual future net cash flows from proved reserves and thus their actual present value. In addition, the 10% discount factor used when calculating discounted future net cash flows may not be the most appropriate discount factor based on interest rates in effect from time to time and risks associated with us or the oil and natural gas industry in general. Actual future production, oil and gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and gas reserves will most likely vary from those estimates, and any significant variance could have a material adverse effect on our future results from operations.

     Unless we replace our oil and natural gas reserves, our reserves and production will decline, which would adversely affect our business, financial condition and results of operations.

     Producing oil and natural gas reservoirs generally are characterized by declining production rates that vary depending upon reservoir characteristics and other factors. As we drill additional wells at the Slater Dome Field, the rate of decline of these reserves may increase substantially. Thus, our future oil and natural gas reserves and production and, therefore, our cash flow and income are highly dependent on our success in efficiently developing and exploiting our current reserves as well as finding or acquiring additional economically recoverable reserves. We may not be able to develop, find or acquire additional reserves to replace our current and future production at acceptable costs.

     Prospects that we acquire may not yield natural gas or oil in commercially viable quantities.

     We describe some of our current prospects and our plans to explore those prospects in this Prospectus. See "Business." A prospect is a property on which we have identified what we believe, based on available seismic and geological information, to be indications of natural gas or oil. However, the use of seismic data and other technologies will not enable us to know conclusively prior to drilling and testing whether natural gas or oil will be present or, if present, whether natural gas or oil will be present in sufficient quantities to recover drilling or completion costs or to be economically viable. If we drill wells that we identify as dry holes in our current and future prospects, our drilling success rate may decline and materially harm our business. In sum, the cost of drilling, completing and operating any well is often uncertain and new wells may not be productive.

     We are dependent upon the operation of the Gas Gathering Pipeline to transport our natural gas from the Slater Dome Field to a Questar transportation line in Baggs, Wyoming.

     We are entirely dependent upon the operation of the Gas Gathering Pipeline to transport gas produced at the Slater Dome Field to the Questar transportation line. If the Gas Gathering Pipeline was not available for any reason to transport gas produced at the Slater Dome Field, it would have an immediate direct and material adverse effect upon the Company and our results from operations.

     We are dependent upon transportation and storage services provided by third parties.

     In addition to our dependence on the Gas Gathering Pipeline, we are dependent on the transportation and storage services offered by various interstate and intrastate pipeline companies for the marketing of, delivery and sale of our gas supplies. Both the performance of transportation and storage services by interstate pipelines and the rates charged for such services are subject to the jurisdiction of FERC or state regulatory agencies. An inability to obtain transportation and/or storage services at competitive rates can hinder our processing and marketing operations and/or affect our sales margins, which would have a material adverse effect upon our results from operations.

     We may be required to take write-downs of the carrying values of our oil and natural gas properties.

     Accounting rules require that we review periodically the carrying value of our oil and natural gas properties for possible impairment. Based on specific market factors and circumstances at the time of the prospective impairment reviews, and the continuing evaluation of development plans, production data, economics and other factors, we may be required to write down the carrying value of our oil and natural gas properties. A write-down constitutes a non-cash charge to earnings. We may incur impairment charges in the future, which could have material adverse effect on our results of operations in the periods taken.

     Drilling for and producing natural gas is governed by a number of federal, state and local laws and regulations, including environmental regulations, which are beyond our control.

     Many aspects of gathering, processing, marketing and transportation of natural gas are subject to federal, state and local laws and regulations, which can have a significant impact upon overall operations. Both transportation and storage of natural gas by interstate pipelines and the rates charged for such services are subject to the jurisdiction of FERC or state regulatory agencies. The construction and operation of gathering lines, plants and other facilities are subject to environmental laws and regulations that could affect the financial position or results of operations and may be subject to FERC.

     The production and sale of oil and gas are subject to various federal, state and local governmental regulations, which may be changed from time to time in response to economic or political conditions, and we are unable to predict the ultimate cost of compliance. Matters subject to regulation include discharge permits for drilling operations, drilling bonds, reports concerning operations, the spacing of wells, unitization and pooling of properties, taxation and environmental protection. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity in order to conserve supplies of oil and gas. Changes in these regulations or non-compliance could have a material adverse effect upon our operations and financial condition.

     Our coalbed methane exploration and production activities does and will result in the discharge of large volumes of produced groundwater into adjacent lands and waterways. The ratio of methane gas to produced water varies over the life of the well. The environmental soundness of discharging produced groundwater pursuant to water discharge permits has come under increased scrutiny. Moratoriums on the issuance of additional water discharge permits or more costly methods of handling these produced waters, may affect future well development. Compliance with more stringent laws or regulations, more vigorous enforcement policies of the regulatory agencies, difficulties in negotiating required surface use agreements with land owners or receiving other governmental approvals could delay our exploration and production activities in the Slater Dome Field and in our other prospects and/or require us to make material expenditures for the installation and operation of systems and equipment for pollution control and/or remediation, all of which could have a material adverse effect on our financial condition or results of operations.

     We are responsible for all permits and government permits necessary for our operations in the Fields and Prospects in which we are the operator.

     As the operator of Slater Dome Field, the Flattops Prospect and the Unit, we are responsible for obtaining all permits and government permission necessary to operate these properties and to obtain permits for any new wells that are drilled. SDG is responsible for maintaining easements or other arrangements with owners of the land over which the Gas Gathering Pipeline is built, as well as operating and maintaining the Gas Gathering Pipeline. While we do not expect that such permits or other regulations will be a material impediment to the operation of our business, there can be no assurance that we or SDG, as applicable, will obtain the necessary permits and easements. The failure to do so would have a material adverse effect upon our operations and financial condition. Our results of operations are dependent upon market prices for oil and natural gas, which fluctuate widely and are beyond our control.

     Our operations are affected by future oil and natural gas prices that fluctuate widely, and low prices could have a material adverse effect on our operations. Our success is dependent largely on the prices received for natural gas and oil production. Prices received also affect the amount of future cash flow available for capital expenditures and may affect the ability to raise additional capital. Lower prices may also affect the amount of natural gas and oil that can be economically produced from reserves either discovered or acquired. Further, it could affect the amount of natural gas that is transported through the Gas Gathering Pipeline owned by SDG, in which we own 82.76% of the Limited Partnership Interests.

     Prices for natural gas and oil fluctuate widely.

     For example, natural gas and oil prices declined significantly in 1998 and 2001, and, for an extended period of time, remained below prices obtained in previous years.

     Factors that can cause price fluctuations include, but are not limited to:

     o    The level of consumer product demand;

     o    Weather conditions;

     o    Domestic and foreign governmental regulations;

     o    The price and availability of alternative fuels;

     o    Political conditions in natural gas and oil-producing regions;

     o    The domestic and foreign supply of natural gas and oil;

     o    The price of foreign imports; and

     o    Overall economic conditions.

     The availability of a ready market for our oil and gas depends upon numerous factors beyond our control, including the extent of domestic production and importation of oil and gas, the relative status of the domestic and international economies, the capacity of the gas transportation systems, the marketing of other competitive fuels, fluctuations in seasonal demand and governmental regulation of production, refining, transportation and pricing of oil, natural gas and other fuels, each of which could have a material adverse effect upon our results of operations.

     The oil and gas industry in which we operate involves many operating risks that can cause substantial losses.

     Drilling and production of oil and natural gas involves a variety of operating risks, including but not limited to:

     o    Fires;

     o    Explosions;

     o    Blow-outs and surface cratering;

     o Uncontrollable flows of underground natural gas, oil or formation water;

     o    Natural disasters;

     o    Pipe and cement failures;

     o    Casing collapses;

     o    Embedded oilfield drilling and service tools;

     o    Abnormal pressure and geological formations;

     o Environmental hazards such as natural gas leaks, oil spills, pipeline ruptures; and

     o    discharges of toxic gases.

If any of these events occur, we could incur substantial losses as a result of:

     o    Injury or loss of life;

     o Severe damage to and destruction of property, natural resources or equipment;

     o    Pollution and other environmental damage;

     o    Clean-up responsibilities;

     o    Regulatory investigation and penalties;

     o    Suspension of our operations; and

     o    Repairs necessary to resume operations.

     Further, the occurrence of any of these events may impact third parties, including our employees or employees of our contractors, and lead to injury or death or property damage. If we were to experience any of these problems, it could affect well bores, gathering systems and processing facilities, any one of which could adversely affect our ability to conduct operations. We may be affected by any of these events more than larger companies, since we have limited working capital. We currently maintain $1 million of liability insurance. However, for some risks, we may not obtain insurance if we believe the cost of available insurance is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. If a significant accident or other event occurs and is not fully covered by insurance, it could adversely affect operations. Moreover, we cannot provide assurance that we will be able to maintain adequate insurance in the future at rates considered reasonable.

     Any of these risks can cause substantial losses, including personal injury or loss of life, damage to or destruction of property, natural resources and equipment, pollution, environmental contamination or loss of wells and other regulatory penalties.

     Seasonal weather conditions adversely affect our ability to conduct drilling activities.

     Oil and natural gas operations in the Rocky Mountains are adversely affected by seasonal weather conditions. In the Slater Dome Field, certain drilling and other oil and natural gas activities can only be conducted during limited times of the year, typically during the summer months. This limits our ability to operate in this area and can intensify competition during those times for drilling rigs, oil field equipment, services, supplies and qualified personnel, which may lead to periodic shortages. These constraints and the resulting shortages or high costs could delay our operations and materially increase our operating and capital costs, which could have a material adverse effect upon the Company and its results of operations.

     There can be no assurance that any of our wells will become profitable.

     Our wells may become uneconomic in the event water or other deleterious substances are encountered which impair or prevent the production of oil and/or gas from the wells. The production of coal bed methane gas requires dewatering for the coal gas to be extracted, which results in water being produced in large volumes, especially in the early stages of production. Our ability to remove and economically dispose of sufficient quantities of water from the coal seam will determine whether or not we can produce coalbed methane in commercial quantities. In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances. The failure of our wells as a result of these or other events that impair the production of gas will have a material adverse effect upon our results of operations.

     Our competitors may have greater resources than we have, and we may not have the resources necessary to successfully compete with them.

     Our competitors include major oil companies and other independent operators, most of which have financial resources, staffs and facilities substantially greater than ours. Competition in the oil and gas industry is intense. We also face intense competition in obtaining capital for drilling and acquisitions and are at a competitive disadvantage compared with larger companies.

     We may be unable to retain key employees or recruit additional qualified personnel.

     Due to the current demand for employees in the oil and gas industry, our remote location in Colorado and our extremely limited number of employees means that we could be required to spend significant sums of money to locate and train new employees if we require additional employees in the future or if any of our existing employees resign or depart for any reason. Due to our limited operating history, financial resources and familiarity with our operations, we have a significant dependence on the continued service of our existing officers, Paul
G. Laird and Les Bates. We do not carry key man life insurance on either Mr. Laird or Mr. Bates. We may not have the financial resources to hire a replacement if one or both of our officers were unavailable for any reason. The loss of service of either of these individuals could, therefore, significantly and adversely affect our operations.

     Our officers may be subject to conflicts of interest.

     Mr. Laird and Mr. Bates, the Company's executive officers, devote such time as each officer deems necessary to perform his duties to the Company and are subject to conflicts of interest. Generally, Messrs Laird and Bates each dedicate approximately 40 to 50 hours per week for Company business. However, each officer also devotes other time to other business endeavors, , and has responsibilities to these other entities. Because of these relationships, such individuals will be subject to conflicts of interest. Such conflicts include deciding how much time to devote to our affairs, as well as what business opportunities should be presented to the Company. As an example of these potential conflicts, our President, Paul G. Laird, is affiliated with a company called NRG. His position as an officer, director and principal shareholder of NRG, a general partner of NRGG, the general partner in SDG, and officer and director of the Company creates a potential conflict with regard to his duties to each entity. Each of our officers and directors has agreed that any business opportunity that comes to their attention in the future shall first be presented to the Company. Nonetheless, these relationships present conflicts, which may exist for the foreseeable future.

     Colorado law and our Articles of Incorporation may protect our directors from certain types of lawsuits.

     Colorado law provides that our directors will not be liable to us or our stockholders for monetary damages for all but certain types of conduct as directors. Our Articles of Incorporation permit us to indemnify our directors and officers against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our limited assets to defend our directors and officers against claims, including claims arising out of their negligence, poor judgment or other circumstances.

               RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK

     Sales of a substantial number of shares of our Common Stock into the public market may result in significant downward pressure on the price of our Common Stock and could affect the ability of our stockholders to realize the current trading price of our Common Stock.

     Sales of a substantial number of shares of our Common Stock in the public market could cause a reduction in the market price of our Common Stock. As of July 12, 2007, there were 6,142,618 shares of our Common Stock issued and outstanding, 28,050 shares of our Series B Preferred Stock issued and outstanding and 222,250 shares of our 2.5% Series C Preferred Stock issued and outstanding. If the Series C Preferred Stock are converted into shares of our Common Stock (21,166,658), dividends on the Series C Preferred Stock is paid in shares of our Common Stock (1,587,500), all of the remaining Series B Preferred Stock are converted into shares of our Common Stock (4,315,385), the Converted Debentures (as defined below) that were converted into shares of our Common Stock on or about July 22, 2007 as set forth below (2,487,571) and the remaining unexercised Series B Warrants, are fully exercised (5,180,399), the AC Warrants are fully exercised (21,166,658), the BC Warrants are fully exercised (10,583,545), the Placement Agent exercises the Placement Agent Warrant and converts the Series B and exercises the warrant underlying the Placement Agent Warrant into shares of our Common Stock (1,166,493), the holders of the Debenture Warrants are fully exercised (1,716,466) and the holder of warrants granted to a placement agent in connection with the sale of our debentures (the "Debenture Warrant Coverage Warrants") (255,040) and (173,532), the holder of warrants granted to a placement agent in connection with the sale of our Series C Preferred Stock (the "Series C Preferred Stock Warrants") (439,287), (439,287) and (219,645), the holder of a 2.5% Convertible Debenture converts the principal amount and interest due on this debenture into shares of Common Stock (242,641) and the exercise of a warrant issued to the former holder of our Series A Preferred Stock (the "Series A Warrants")(101,509), and an investor who provided the Company a bridge loan (the "Bridge Loan Warrant") (101,509), the remaining unexercised warrants issued to a consultant (the "Consultant Warrants") (50,006), and unexercised stock options issued to the officers and directors, employees, consultants and agents of the Company vest and are exercised (559,333) and (3,950,000), an entity granted a warrant exercises its warrant (100,000), the IR Consultant Warrant is exercised (500,000), a shareholder granted a warrant exercises his warrant (200,000) there will be 82,700,052 shares of our Common Stock issued and outstanding.

     As of July 12, 2007, there were 143,063 outstanding shares of our Common Stock, not held by our officers, directors, or their affiliates, by the Apollo Trust, Echo's Voice, LLC, Aviel Faliks, John McKey and Candace McKey, that are restricted securities, as that term is defined in Rule 144 under the Securities Act, and that have not been included on a registration statement pursuant to which the securities may be resold. Although the Securities Act and Rule 144 place certain prohibitions on the sale of restricted securities, restricted securities may be sold into the public market under certain conditions.

     Further, as of July 12, 2007 there was an aggregate of 559,333 options to purchase shares of our Common Stock (included in the paragraph set forth above), and another 25,000 shares of Common Stock reserved for issuance under our 2003 Stock Option and Stock Grant Plan but not yet granted that may be issued in the future. Further, on June 11, 2007, the Company held a special meeting of shareholders (the "Special Meeting"). At the Special Meeting, the shareholders approved and ratified the Company's 2007 Omnibus Long Term Incentive Plan (the "2007 Plan"), which authorizes the issuance of up to 10,000,000 shares of the Company's Common Stock that may be issued under the 2007 Plan.

     As a result, a substantial number of our shares of Common Stock may be issued and may be available for immediate resale, which could have an adverse effect on the price of our Common Stock.

     The trading price of our Common Stock on the Over-The-Counter Bulletin Board has fluctuated, and may continue to fluctuate significantly.

     Since June 4, 2004, our Common Stock has traded as low as $0.47 and as high as $3.25. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. In addition to the volatility associated with Over-The-Counter Bulletin Board securities in general, the value of your investment could decline due to the impact of any of the following factors upon the market price of our Common Stock:

     o    Changes in the world wide price for oil or natural gas;

     o    Disappointing results from our discovery or development efforts;

     o    Failure to meet our revenue or profit goals or operating budget;

     o    Decline in demand for our Common Stock;

     o Downward revisions in securities analysts' estimates or changes in general market conditions;

     o    Technological innovations by competitors or in competing technologies;

     o    Lack of funding generated for operations;

     o    Investor perception of our industry or our prospects; or

     o    General economic trends.

     In addition, stock markets have experienced extreme price and volume fluctuations, and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our Common Stock.

     We may require additional capital in the future which may result in substantial dilution to your stock holdings.

     We have historically needed to raise capital to fund our operating losses and may continue to incur operating losses until there are sufficient wells at the Slater Dome Field and our other prospects to provide economies of scale in production of the coal-bed methane gas. If capital requirements vary materially from those currently planned, we may require additional capital sooner than expected. There can be no assurance that such capital will be available in sufficient amounts or on terms acceptable to us, if at all. Any sale of a substantial number of additional shares will cause dilution to your investment and could also cause the market price of our Common Stock to decline.

     Issuances of additional shares of our stock in the future could dilute existing shareholders' holdings and may adversely affect the market price of our Common Stock. As of July 12, 2007, we have the authority to issue, without stockholder approval, up to 500,000,000, shares of Common Stock (of which, as of July 12, 2007), 6,142,618 shares were outstanding) and 25,000,000 shares of preferred stock (of which, as of July 12, 2007, 28,050 shares of our Series B Preferred Stock and 222,250 shares of our Series C Preferred Stock were outstanding) and to issue options and warrants to purchase shares of our Common Stock. Because our Common Stock is traded on the Over-The-Counter Bulletin Board and is not listed on an exchange, we are not required to solicit shareholder approval prior to issuing large blocks of our stock. Any such future issuances could be at values substantially below the price paid for our Common Stock by our current shareholders. In addition, we could issue large blocks of our Common Stock to fend off unwanted tender offers or hostile takeovers without further stockholder approval. The issuance of our stock may have a disproportionately large impact on its price compared to larger companies.

     Our Common Stock is classified as a "penny stock" under SEC rules which limits the market for our Common Stock.

     Since inception of trading in June 2004, our Common Stock has not traded at $5 or more per share. Because our stock is not traded on a stock exchange or on the NASDAQ National Market or the NASDAQ Small Cap Market, if the market price of the Common Stock is less than $5 per share, the Common Stock is classified as a "penny stock." SEC Rule 15g-9 under the Exchange Act imposes additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as an "established customer" or an "accredited investor." This includes the requirement that a broker-dealer must make a determination that investments in penny stocks are suitable for the customer and must make special disclosures to the customers concerning the risk of penny stocks. Many broker-dealers decline to participate in penny-stock transactions because of the extra requirements imposed on those transactions. Application of the penny-stock rules to our Common Stock reduces the market liquidity of our shares, which in turn affects the ability of holders of our Common Stock to resell the shares they purchase, and they may not be able to resell at prices at or above the prices they paid.

     In addition to the shares of our Common Stock underlying shares of our Series C Preferred Stock, Series B Preferred Stock and Convertible Debentures, as well as warrants and options that have been issued by the Company, we have a large number of shares eligible for future sale.

     As of July 12, 2007, we had reserved 625,000 shares of Common Stock for issuance upon the exercise of options which have been, or may be, granted pursuant to the 2003 Plan, of which options to purchase 559,333 shares were outstanding and another 25,000 shares of Common Stock reserved for issuance under our 2003 Plan but not yet granted that may be issued in the future. On November 10, 2006, the Company granted an aggregate of 3,950,000 options to purchase shares of the Company's common stock to certain officers, directors, employees, agents and Affiliates, which shares are subject to a vesting schedule. Further, at the Special Meeting held on June 11, 2007, the common stock holders of the Company approved and ratified the Company's 2007 Omnibus Long Term Incentive Plan (the "2007 Plan"), which authorizes the issuance of up to 10,000,000 shares of the Company's Common Stock that may be issued under the 2007 Plan. As of July 12, 2007, our officers and directors own 266,218 shares of our Common Stock, or 4.3% of our currently outstanding shares of Common Stock, which may be sold pursuant to Rule 144. Sales of Common Stock underlying Plan Options or by the certain directors may adversely affect the price of the Common Stock.

     The Series B and Series C Convertible Preferred Stock that we have issued adversely affects the right of the Common Stockholders.

     Our Series B Preferred Stock pays cumulative preferred dividends equal to 12% per year, provides a preference in payment of dividends, redemption and liquidation over the Common Stock and Series C Preferred Stock and will, upon conversion, have all of the rights of our Common Stock. Our Series C Preferred Stock pays cumulative preferred dividends equal to 2.5% per year, provides a preference in payment of dividends, redemption and liquidation over the Common Stock and will, upon conversion, have all of the rights of our Common Stock. Our Board of Directors has the authority to issue additional preferred stock, which could discourage potential takeover attempts or could delay or prevent a change in control through a merger, tender offer, proxy contest or otherwise by making these attempts more difficult or costly to achieve.

     Two of our shareholders own 12.5% of our outstanding Common Stock collectively and two of our shareholders that are controlled by the same individual collectively have beneficial ownership of approximately 30.5% of our Common Stock.

     As of July 12, 2007, the Apollo Trust and Echo's Voice LLC had beneficial ownership of our common stock of 19.63% and 13.80%, respectively. Helen De Bove, Trustee of the Apollo Trust and manager of Echo's Voice LLC exercises voting and dispositive power of the securities owned by these entities and has beneficial ownership of approximately 30.5%. Further, John McKey and his wife Candace McKey collectively own 12.54% of our Common Stock outstanding and have the right to acquire additional shares of our Common Stock. Mr. and Mrs. McKey, and the Apollo Trust and Echo's Voice LLC and Ms. De Bove, if they convert and exercise the securities they own or over which they have voting and dispositive power into shares of our Common Stock, may be able to influence the outcome of all matters submitted to our shareholders for approval, regardless of the preferences of the minority shareholders.

     Two of Our Series C Shareholders May Acquire a Significant Number of Shares of Our Common Stock in the Future.

     On December 1, 2006 and in a subsequent closing on January 16, 2007, the Company held a closing on the sale of an aggregate of 260 investment units (the "Units") to Iris Energy Holding Corp. and 100 Units to the Vision Opportunity Master Fund, LP. Each Unit consists of: (i) $50,000 of 2.5% Series C Cumulative Convertible Preferred Stock, par value $0.001 (the "Series C Preferred"), convertible into 47,619 shares of the Company's $0.001 par value common stock (the "Common Stock") at a price of $1.05 per share (the "Conversion Price");
(ii) a three-year warrant to purchase 47,319 shares of Common Stock at an exercise price of $1.50 per share (the "AC Warrants"); and (iii) a three year warrant to purchase 23,810 shares of Common Stock at an exercise price of $2.00 per share (the "BC Warrants"). Subject to certain conversion cap limitations, Iris Energy Holding Corp. and Vision Opportunity Master Fund, LP may acquire a significant number of shares of our common stock (30,796,480) and (11,844,800), respectively and may, in the future, be in a position to influence the outcome of all matters submitted to our shareholders for approval, regardless of the preferences of the minority shareholders and may lead to a change of control of the Company.

     Iris Energy Holding Corp. May Appoint Directors to the Board, which may lead to a Change in Control.

     On July 16, 2007, New Frontier Energy, Inc. (the "Company") and Iris Energy Holding Corp., a Samoa company ("Iris Energy"), entered into an agreement (the "Iris Energy Directors Agreement") pursuant to which the Company granted to Iris Energy the right to appoint up to an equal number of members to the board of directors that have not been previously appointed by Iris Energy as are present on the Company's board of directors at any time. The Iris Energy Director Agreement is effective as of December 1, 2006.

     The Iris Energy Directors Agreement provides that the Iris Energy Directors Agreement terminates immediately on the earlier to occur of the following: (i) at such time as Iris Energy owns fewer than 35,000 shares of the Company's 2.5% Series C Cumulative Convertible Preferred Stock, par value $0.001 (the "Series C Preferred Stock") and fewer than 3,500,000 shares of the Company's $0.001 par value common stock (the "Common Stock"), (ii) if at any time prior to December 1, 2009 the Company conducts private or public offerings that aggregate $20,000,000 or more of the Company's common stock or securities that are convertible into shares of the Company's common stock; or (iii) December 1, 2009. For a further description of the anticipate terms of the Iris Energy Directors Agreement, See "Management." Accordingly, pursuant to the terms of the Iris Energy Directors Agreement, Iris Energy may appoint an equal number of members to the Board of Directors, which may lead to a change in control of the Company.

                           FORWARD-LOOKING STATEMENTS

     This Prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and New Frontier Energy, Inc. (the "Company"), intends that such forward-looking statements be subject to the safe harbors created thereby. These statements include, among others:

     o    Our business strategy;

     o exploration and development drilling prospects, inventories, projects and programs;

     o    Oil and natural gas reserves;

     o    availability and costs of drilling rigs and field services;

     o    The price of oil and gas and the general state of the economy;

     o The willingness and ability of third parties to honor their contractual commitments;

     o Our ability to raise additional capital, as it may be affected by current conditions in the stock market and competition in the oil and gas industry for risk capital;

     o Environmental and other regulations, as the same presently exist and may hereafter be amended;

     o Our ability to identify, finance and integrate other acquisitions of properties;

     o    Volatility of our stock price; and

     o    plans, objectives, expectations and intentions.

         These statements may be made expressly in this document or may be incorporated by reference to documents that we will file with the SEC. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates" or similar expressions used in this Prospectus. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. We caution you not to put undue reliance on these statements, which speak only as of the date of this Prospectus. Further, the information contained in this Prospectus or incorporated herein by reference is a statement of our present intention and is based on present facts and assumptions and may change at any time and without notice, based on changes in such facts or assumptions.

     While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. We undertake no responsibility or obligation to update publicly these forward-looking statements but may do so in the future in written or oral statements. Investors should take note of any future statements made by or on our behalf.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Shares of our Common Stock are traded on the Over-the-Counter Bulletin Board under the symbol "NFEI.OB." Our Common Stock was accepted for quotation on the "Bulletin Board" maintained by the National Association of Securities Dealers on May 26, 2004, and quotations began on June 4, 2004.


     The market for our Common Stock is limited, volatile and sporadic. The following table sets forth the high and low sales prices relating to our Common Stock for the last two fiscal years and the most recent quarter ended on a quarterly basis, as quoted by NASDAQ. These quotations reflect inter-dealer prices without retail mark-up, markdown or commissions and may not reflect actual transactions.

Quarter Ended                    High Bid      Low Bid

May 31, 2007                     $   1.40      $  1.11
February 28, 2007                $   1.50      $  0.93
November 30, 2006                $   1.75      $  1.11
August 31, 2006                  $   2.25      $  1.20
May 31, 2006                     $   2.52      $  1.85
February 28, 2006                $   2.64      $  2.27
November 30, 2005                $   2.86      $  2.40
August 31, 2005                  $   1.80      $  1.42
May 31, 2005                     $   1.28      $  1.01

Holders

     On July 30, 2007, the closing bid price of our Common Stock was $1.33. As of July 12, 2007, we had approximately 1,895 shareholders of record, which does not include shareholders whose shares are held in street or nominee names. We believe that as of July 12, 2007, there are approximately 2,372 beneficial owners of our Common Stock.

Dividend Policy

     We have not declared or paid cash dividends on our Common Stock in the preceding two fiscal years. We currently intend to retain all future earnings, if any, to fund the operation of our business, and, therefore, do not anticipate paying dividends in the foreseeable future. Future cash dividends, if any, will be determined by our board of directors.

Securities Authorized For Issuance Under Compensation Plans

     The table set forth below presents the securities authorized for issuance with respect to the 2003 Plan under which equity securities are authorized for issuance as of February 28, 2007.

------------------------------------------------------------------------------------------------
Equity Compensation Plan Information
------------------------------------------------------------------------------------------------
Plan Category                                                            Number of securities
                                                                         remaining available for
                       Number of securities                              future issuance under
                       to be issued upon        Weighted-average         equity  compensation
                       exercise of exercise     price of (excluding      plans securities
                       outstanding options,     outstanding options,     reflected in the 1st
                       warrants and rights      warrants and rights      column)
---------------------- ------------------------ ------------------------ -----------------------
Equity Compensation          559,333                   $0.87                     25,000
Plans approved by
security holders
---------------------- ------------------------ ------------------------ -----------------------
Equity Compensation        3,950,000 (1)               $1.25                        0
Plans not approved
by security holders
---------------------- ------------------------ ------------------------ -----------------------
Total                      4,509,533                     --                      25,000
---------------------- ------------------------ ------------------------ -----------------------

         (1) On November 10, 2006, the Company granted certain officers, directors, employees and agents of the Company an aggregate of 3,950,000 options to acquire shares of the Company's Common Stock which are exercisable at a price of $1.25. These stock options vest at a rate of 12.5% each fiscal quarter ending November 30, February 28, May 31 and August 31 through November 30, 2008 and expire on November 30, 2016. These options are non-qualified options and were not granted pursuant to any stock option plan. For additional details on options granted to the Company's officers and directors, see "Item 10. Executive Compensation" and "Recent Sales of Unregistered Securities."

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Introduction

     The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this Prospectus, particularly in the section entitled "Risk Factors." Our consolidated audited financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

     The following discussion and analysis covers the consolidated financial condition of the Company at May 31, 2007, changes in our financial condition since February 28, 2007, the end of the previous fiscal year, and a comparison of the results of operation for the three months ended May 31, 2007 to the same period from the previous year and our financial condition at February 28, 2007, and changes in our financial condition since February 28, 2006, the end of the prior fiscal year. It also covers our results of operation for the fiscal years ended February 28, 2007 and February 28, 2006. This information should be read in conjunction with our Annual Report on Form 10-KSB for the year ended February 28, 2007.

Background

     We were incorporated as Storagefinders.com under the laws of the State of Colorado on January 7, 2000. In March 2001, we changed our name to New Frontier Energy, Inc. and commenced operations in the oil and gas industry through the acquisition of all of the outstanding shares of Skyline Resources, Inc. ("Skyline"). Skyline was operated as our subsidiary through the close of business on February 28, 2005, at which time it was merged into the Company.

     In February 2002, we were acquired by Wyoming Oil & Minerals, Inc. ("WYOG"). In mid 2003, we determined to become an independent, but publicly traded, entity. Accordingly, WYOG transferred certain oil and gas assets and we assumed certain WYOG liabilities and appointed new management. WYOG declared a dividend payable by distributing 12,775,616 shares of the Company's Common Stock to its shareholders. On March 3, 2004, the Board of Directors authorized a 1 to 4 reverse split of Common Stock to stockholders of record in order to facilitate the marketability and liquidity of the Common Stock based on the current market conditions and other relevant factors. The shares were registered with the Securities and Exchange Commission on Form SB-2 in April 2004, and became quoted on the Over-The- Counter Bulletin Board in May 2004 under the symbol "NFEI.OB."

     The notable items that occurred during the fiscal year ended February 28, 2007, were that we acquired Cedar Ridge's 36.66667% working interest (29.33336% net revenue interest) in eleven gas and 2 water disposal wells and 33,949 net acres in the Slater Dome Field located along the eastern edge of the Greater Green River basin in northwest Colorado and south central Wyoming. The properties are entirely within the Company's existing leasehold at the Slater Dome Field. The Company now owns a 66.66667% working interest in the Slater Dome Field and is the operator of this field. Pursuant to the Purchase and Sale Agreement for Cedar Ridge's Interests, we were responsible for the obligations attributable to their interests as of November 1, 2006.

Plan of Operation

     We currently own an interest in four oil and gas prospects, three of which are undeveloped. The Slater Dome Field, in which we own a 66.7% working interest, consists of 33,948 net acres, held by mineral leases, and is located along the Colorado-Wyoming border in Moffat County, Colorado, and Carbon County, Wyoming. The Slater Dome Field targets coal-bed methane gas located at relatively shallow depths by industry drilling standards. The Flattops Prospect consists of 3,852 net acres, of which we own 100% of the working interest. In December 2004, we and the other working interest owners in the Nucla Prospect granted a two-year option to an independent third party who planned to evaluate the prospect and conduct a seismic program. In December 2006, the option holder exercised his right to acquire the prospect and as a result, the Company will receive $185,881 in gross proceeds from the sale. The Gibraltar Peaks Prospect consists of 15,000 gross acres, of which we own a 15% working interest. Subsequent to February 28, 2007 we acquired two properties, a 100% working interest in 1,600 acres called the North Slater Dome Prospect in March 2007 and on April 16, 2007, we entered into an agreement to acquire and take over operations, pursuant to a farmout agreement with the current operator of the Focus Ranch Unit (the "Focus Ranch Unit") in northwest Colorado. The Focus Ranch Unit consists of approximately 35,000 acres adjacent to and southeast of the Slater Dome development area. The terms of the agreement require us to test the Niobrara and Frontier formations in the Focus Ranch Federal 12-1 well in order to earn 65% of the farmor's working interest, which averages 75% in the Focus Ranch Unit. The Company will acquire the remaining 35% working interest from the farmor after completing a $2,000,000 production payment from the Focus Ranch Unit. For a complete description of our properties and our business operations, see "Business."

     SDG owns the 18-mile gas gathering pipeline (the "Gas Gathering Pipeline") that transports the Company's natural gas from the Slater Dome Field to the Questar transportation line in Baggs, Wyoming.

     Our plan of operation is to further develop the Slater Dome Field with a 2007 drilling program which will focus on expanding CBM production at the Slater Dome Field which currently has nine producing wells. The Company is planning to drill between 10 and 15 new wells in the summer of 2007. We have set production casing in five wells as of July 23, 2007 and are in the process of completing these wells. We plan to develop the Flattops Prospect by drilling two wells in the summer/fall of 2008. We plan to test the Niobrara and Frontier formations in the Focus Ranch Federal 12-1 well in August/September 2007. We intend to acquire acreage in the Denver Julesberg Basin located in Northeast Colorado and we will attempt to obtain a promoted or carried working interest as well as a prospect fee. We also plan to evaluate opportunities to acquire other interests in oil and gas properties.

Prospect Acquisition Philosophy

     We anticipate undertaking investigation to acquire other interests in oil and gas properties in the fiscal year ending February 28, 2008. Our objective will be to acquire properties with immediate development potential or existing producing properties. Due to our relatively small size and competitive position in the industry, we do not anticipate acquiring a large inventory of properties to hold for future development. Rather, one or a small number of properties will be targeted with immediate development potential.

Selected Financial Data

     The following selected financial data should be read in conjunction with the financial statements and related notes thereto appearing elsewhere in this Prospectus. The selected financial data as of May 31, 2007 have been derived from our financial statements and is unaudited. The selected financial data as of February 28, 2007, and February 28, 2006, and for each of the fiscal years ended February 28, 2007, and February 28, 2006, have been derived from our financial statements which have been audited by our independent auditors. The financial statements are included elsewhere in this Prospectus. The selected financial data provided below is not necessarily indicative of our future results of operations or financial performance.

                                                           For the Three-Month
                                                               Period Ended
                                                               May 31, 2007
     Statement of Operations Data:                             (unaudited)
                                                               -----------
     Oil and Gas Revenue                                      $     52,596
     Exploration Costs                                              67,288
     Lease Operating Expenses                                      385,316
     General and Administrative                                    637,084
     Net Loss for the Period                                  $  2,096,808

     Balance Sheet Data:                                     As of May 31, 2007
                                                                (unaudited)
                                                                -----------
     Working Capital                                          $  7,335,640
     Total Assets                                               27,680,500
     Total Number of Shares of Common Stock Outstanding          6,142,618
     Accumulated Deficit                                       (13,290,300)
     Total Stockholders' Equity                               $ 22,084,211

                                                            Year Ended
                                                           February 28,
                                                        2007           2006
     Statement of Operations Data:

     Revenue                                        $   361,181    $   159,452
     (Loss) from operations                         $(3,745,600)   $(2,438,109)
     Other income (expense), net                    $  (812,162)   $  (602,006)
     Net loss attributable to common shareholders   $(5,079,469)   $(3,430,136)
     Basic and diluted net loss per share           $     (0.92)   $     (0.94)
     Weighted average shares outstanding              5,526,142      3,667,947

                                                            Year Ended
                                                           February 28,
           Balance Sheet Data:                          2007           2006

     Working capital                                 $ 8,982,439   $  (109,622)
     Current assets                                  $13,673,152   $   828,384
     Total assets                                    $29,047,723   $ 7,324,927
     Current liabilities                             $ 4,690,713   $   938,006
     Long-term liabilities                           $   140,000   $ 1,502,999
     Total liabilities                               $ 4,830,713   $ 2,441,005
     Minority Interests in Consolidated Subsidiary   $   421,091   $   999,344
     Total Shareholders' equity                      $23,795,919   $ 3,884,578

Results of Operation

Results of Operation: Three months ended May 31, 2007 compared to the three months ended May 31, 2006.

     For the three months ended May 31, 2007 we reported a net loss attributable to common shareholders of $2,096,808 or $0.34 per share, on revenue of $97,392. This compares to a net loss attributable to common shareholders of $858,114, or $0.19 per share, on revenue of $50,258, for the comparable period of the previous fiscal year. We expect to incur losses until such time as we complete the dewatering process of our wells and stabilize production of the coalbed methane gas from the Slater Dome Field.

     Revenues for the three months ended May 31, 2007 were $97,392 compared with $50,258 for the three months ended May 31, 2006, an increase of $47,134 or 93.78%. Oil and gas revenues were $52,596 this quarter compared with $41,406, an increase of $11,190 or 27.03%. The reason for the change is twofold and is a function of production and the sales price of the gas. Production to our interest increased approximately 11,073 MCF compared to the same quarter in 2006.The increase in production is accounted for in two segments; the first is an increase of 3,913 MCF attributable to increased production from the wells and 7,160 MCF is attributable to our increased ownership in the Slater Dome Field. Average gas sales prices decreased by $1.40 per MCF or 25% in this quarter as compare to the comparable period ended May 31, 2006. SDG revenues from the gathering pipeline were $44,796 for the three months ended March 31, 2007 compared with $8,852 for its quarter ended March 31, 2006, an increase of $35,944 or 406.06%. The increase relates principally to the contractual arrangement with the Slater Dome Field producers whereby the producers have agreed to guarantee two-thirds of the aggregate construction costs, or $1,739,894 through the producers' payment of gathering fees commencing June 1, 2006. The shortfall increase amounted to $40,832 offset by a decrease in gathering fees in the amount of $4,879 paid by the other working interest owners at the Slater Dome Field for gas transported during the three months ended May 31, 2007 as compared with the same period in the previous quarter of 2006.

     Exploration costs for the three months ended May 31, 2007 were $67,288 compared with $16,532 in the three months ended May 31, 2006, an increase of $50,756 or 307.02%. The reason for the increase is increased seismic and geologic consulting and purchasing seismic lines during the three months ended May 31, 2007 offset by a decrease in delay rentals compared with the same period in the previous quarter of 2006 summarized as follows:


                                                       Increase
                                    2007      2006    (Decrease)
                                 -------------------------------
     Geologic consulting         $ 15,000   $  9,000   $  6,000
     Seismic consulting            15,571         --     15,571
     Seismic lines                 27,326         --     27,326
     Miscellaneous other costs        919      1,023       (104)
     Delay rentals                  8,472      6,509      1,963
                                 ------------------------------
                                 $ 67,288   $ 16,532   $ 50,756
                                 ==============================

     Lease operating expenses for the three months ended May 31, 2007 were $385,316 compared with $177,623 in the three months ended May 31, 2006, an increase of $207,693 or 116.93%. The principal reason for the increase is that in the three months ended May 31, 2007 we owned 66.7% of the working interest as compared with 30% in the same period in the previous of 2006 together with costs associated with reworking our producing wells in 2007 that were not present in 2006. The changes are summarized as follows:

                                                                       Increase
                                                 2007       2006     (Decrease)
                                             ----------------------------------
  Lease operating expenses                   $  96,608   $ 177,623   $ (81,015)
  Lease operating expenses associated with
  the increased working interest               118,183          --     118,183
  Rework expenses
                                               170,525          --     170,525
                                             ---------------------------------
                                             $ 385,316   $ 177,623   $ 207,693
                                             =================================

     The costs of gas gathering amounted to $833 during the three months ended March 31, 2007 as compared to $3,249 for the same quarter in 2006, a decrease of $2,417 or 74.38%. The decrease is considered normal in the ordinary course of business.

     General and administrative expenses for the three months ended May 31, 2007 were $637,084 compared with $307,371 in the three months ended May 31, 2006, an increase of $329,713 or 107.27%. The following table summarizes the major components of the fluctuations.

                                                                  Increase
                                             2007        2006    (Decrease)
                                           -------------------------------
     Employee compensation                $292,724    $ 72,084   $ 220,640
     Financial public relations            155,287      58,889      96,398
     Professional fees                      56,137      43,547      12,590
     Insurance                              37,461      28,601       8,860
     Reserve engineering costs              25,783      39,361     (13,578)
     Payroll and other taxes                20,945       3,717      17,228
     Travel                                 13,205      19,222      (6,017)
     Miscellaneous other                    21,358      16,599       4,759
     Repairs and maintenance                 7,318         628       6,690
     Landman fees and expenses               5,096      18,198     (13,102)
     Management fees  SDG                    1,770       6,525      (4,755)
                                          --------------------------------
                                          $637,084   $ 307,371   $ 329,713
                                          -===============================

     Employee compensation increased $220,640 in the quarter ended May 31, 2007 compared with the quarter ended May 31, 2006 because bonuses to officers increased $160,000, together with additional staff compensation in the amount of $60,640 resulting from annual salary increases and the addition of a landman to the staff. The increase in costs associated with presenting the Company to the financial community in the amount of $96,398. is principally attributable to an increase in financial public relations firms fees in the amount of $102,500 offset by decreases in other related costs of $6,102. Professional fees increased by $12,590 as a result of increased legal and accounting fees associated with the increasing corporate activity. Insurance costs increased $8,860; such increase is considered normal in the ordinary course of business. Reserve engineering costs decreased $13,578 because the report in the three months ended May 31, 2007 was the second engineering report the Company commissioned and the engineer had a base line from the first report commissioned in the three months ended May 31, 2006. Payroll and other taxes increased by $17,228, principally as a result of increased compensation. Travel costs decreased by $6,017 as a result of decreased corporate travel related activities in the quarter ended May 31, 2007. Miscellaneous other non-specified costs increased $4,759 and such change is considered normal in the ordinary course of business Repairs and maintenance increased by $7,318, $3,421 of which is associated with gathering line maintenance and the balance of $3,267 is related to normal maintenance of office equipment. Landman fees and other expenses decreased by $13,102, principally because the landman became an employee during the quarter ended May 31, 2006 and accordingly, that compensation is reflected in the increase in salaries. Management fees incurred by SDG decreased by $4,755 because the managers were compensated based on gross revenues for the three months ended May 31, 2007 as compared compensation based on invested capital in the corresponding quarter ended in 2006.

     Issuance of non-qualified common stock option expense was $515,550 during the three months ended May 31, 2007, as compared with $0 during the three months ended May 31, 2006. The non-qualified common stock option expense is the result of the vesting associated with the issuance of 3,950,000 non-qualified common stock options to employees and certain employees and agents of the Company during the three months ended May 31, 2007 which were not present during the three months ended May 31, 2006.

     Depreciation, depletion and amortization for the three months ended May 31, 2007 was $117,973 compared with $73,960 during the three months ended May 31, 2006, an increase of $44,013 or 59.51%. The components of the increase are summarized in the following table:

                                                                  Increase
                                               2007       2006   (Decrease)
                                            ------------------------------
     Producing oil and gas properties       $ 72,500   $ 32,800   $ 39,700
     Slater Dome Gathering, LLLP              32,623     36,623     (4,000)
     Other depreciable assets                 12,850      4,537      8,313
                                            ------------------------------
                                            $117,973   $ 73,960   $ 44,013
                                            ==============================

     The increase in depletion on producing properties is attributable to the increased ownership and production from the Slater Dome Field for the three months ended May 31, 2007 compared with the corresponding prior quarter in 2006. The decrease attributable to SDG is a result of an adjustment to the base calculation in 2007 compared with 2006. Other depreciation increased $8,313 for the three months ended May 31, 2007 as compared with the three months ended May 31, 2006 because the Company added additional property and equipment and accordingly, depreciation increased.

     Interest income for the three months ended May 31, 2007 was $133,474 compared with $2,276 in the three months ended May 31, 2006, an increase of $131,198 or 5764.37%. Such increase is a result of a larger cash balances invested.

     Interest expense for the three months ended May 31, 2007 was $18,306 compared with $17,386 in the three months ended May 31, 2006, an increase of $920 or 5.29%, the components of which are summarized as follows:

                                                                    Increase
                                                 2007      2006    (Decrease)
                                               ------------------------------
     Convertible debentures                    $16,380   $16,512   $     (132)
     Convertible debenture, affiliates           1,926       874        1,052
                                               ------------------------------
                                               $18,306   $17,386   $      920
                                               ==============================

     Debt issuance costs for the three months ended May 31, 2007 was $228,761 as compared with $225,674 for the three months ended May 31, 2006, a decrease of $2,987 or 1.32%. The change in convertible debenture interest arises from changes in the principal balances in the respective periods. The change, associated with the convertible debenture to an affiliate, primarily arises because the loan to NRGG occurred on May 10, 2006 and accordingly, there was only 21 days of interest during that period together with the reduction in principal in March 2007.

     The minority interest in the income of the subsidiary for the three months ended May 31, 2007 was $11,517 as compared with a loss of $(9,285) for the three months ended May 31, 2006 resulting in a net change of $20,802. This fluctuation relates to the change in activity in SDG for the respective periods.

     During the three months ended May 31, 2007, the Company charged dividends on the Series B and C Convertible Preferred Stock in the amount of $86,596 and $239,650 respectively, together with distributions to the SDG minority interests in the amount of $18,900 to the loss attributable to common shares compared with $98,138 during the three months ended May 31, 2006, an increase of $247,008 or 251.69%. The decrease in dividends for the Series A Preferred Stock in the amount of $3,822 is because the Series A converted to common stock on March 1, 2006. The decrease in dividends on the Series B Preferred is because of the conversion of outstanding shares of the Series B Preferred in the three months ended May 31, 2007 as compared to the three months ended May 31, 2006. The increase in distributions to the SDG minority interests in the amount of $16,775 is because SDG made a smaller distribution to minority interest owners during the three months ended May 31, 2006.

                                                                  Increase
                                        2007          2006       (Decrease)
                                     -------------------------------------
     Dividends Series A              $      --     $   3,822     $  (3,822)
     Dividends Series B                 86,596        92,191        (5,595)
     Dividends Series C                239,650            --       239,650
     Distributions SDG                  18,900         2,125        16,775
                                     -------------------------------------
                                     $ 345,146     $  98,138     $ 247,008
                                     =====================================

     As a result of the above, we generated a net loss attributable to common shareholders of $2,096,808 during the three months ended May 31, 2007 as compared to a net loss of $858,114 during the three months ended May 31, 2006.

Year Ended February 28, 2007 Compared to the Year Ended February 28, 2006

     For the year ended February 28, 2007, we realized a net loss attributable to common shareholders of $5,079,469, or $0.92 per share, on revenue of $361,181. This compares with a net loss attributable to common shareholders of $3,430,136, or $0.94 per share on $159,452 of revenue for the fiscal year ended February 28, 2006. The loss increased by $1,649,333 or 48.1%.

     Our oil and gas sales increased from $144,853 during the fiscal year ended February 28, 2006 to $238,385 during the fiscal year ended February 28, 2007, an increase of $93,532 or 64.6%. The increase in oil and gas revenues is primarily attributable to the Company producing gas from the Slater Dome Field for 12 months during the fiscal year ended February 28, 2007 versus 8 months for the fiscal year ended February 28, 2006 together with acquiring 36.66667% working interest effective November 1, 2006. We sold 38,139 MCF in the fiscal year ended February 28, 2007 compared to 14,731 MCF in the fiscal year ended February 28, 2006.

The following table summarizes the value of the increase:

                                                                  Increase
                                         2007         2006       (Decrease)
                                      ------------------------------------
     Slater Dome Prospect             $206,204      $108,973      $ 97,231
     Royalty interests                  32,181        35,880        (3,699)
                                      ------------------------------------
                                      $238,385      $144,853      $ 93,532
                                      ====================================

     During the fiscal year ended February 28, 2007, SDG's gathering fees from the Gas Gathering Pipeline were $122,796 as compared to $14,599 during the fiscal year ended February 28, 2007, an increase of $108,197 or 741.1%. The increase in the gas gathering fees is primarily the result of the increase production amounting to $12,255 together with an increase in guaranteed gathering fees of $95,942.

     Exploration costs were $205,713 during the fiscal year ended February 28, 2007 as compared to $132,551 during the fiscal year ended February 28, 2006, an increase of $73,162 or 55.2%. The primary reason for the increase is related to increased seismic costs associated with exploration efforts at Slater Dome Field and in the Denver Julesberg Basin. The major components and the changes in exploration expenses are summarized as follows:

                                                                   Increase
                                          2007         2006       (Decrease)
                                       ------------------------------------
     Geological consulting             $128,057      $ 93,448      $ 34,609
     Geophysical and maps                56,495        30,599        25,896
     Delay rentals                       19,481         8,504        10,977
     Miscellaneous                        1,681            --         1,681
                                       ------------------------------------
                                       $205,713      $132,551      $ 73,162
                                       ====================================


     Lease operating expenses were $642,253 during the fiscal year ended February 28, 2007 as compared to $668,788 during the fiscal year ended February 28, 2006, a decrease of $26,535 or 4.0%. Operating costs increased by $201,110, of which $146,888 was the result of the 4 wells drilled in the year ended February 28, 2006 were being dewatered; the balance of $54,922 arises from our increased ownership in the Slater Dome Field for 4 months of fiscal 2007 as compared to fiscal 2006. Workover costs and compression and water disposal costs decreased by $108,927 and $125,067 respectively, because the work associated with bringing the wells into production principally occurred during the fiscal year ended February 28, 2006. Other costs increased $6,349 and are considered nominal in the ordinary course of business. The major components and the changes in lease operating expenses are summarized as follows:

                                                                  Increase
                                            2007       2006      (Decrease)
                                        ----------------------------------
     Slater Dome operating expenses     $ 452,320   $ 251,210    $ 201,110
     Rework costs                         107,580     216,507     (108,927)
     Compression and water                 71,890     196,957     (125,067)
     Other costs                           10,463       4,114        6,349
                                        ----------------------------------
                                        $ 642,253   $ 668,788    $ (26,534)
                                        ==================================


     Gas gathering costs amounted to $2,578 during the fiscal year ended February 28, 2007 as compared to $2,427 during the fiscal year ended February 28, 2006, an increase of $151 or 6.2%. The fluctuation is considered normal in the ordinary course of business.

     General and administrative expenses were $1,554,917 during the fiscal year ended February 28, 2007 as compared to $892,338 during the fiscal year ended February 28, 2006, an increase of $662,578 or 74.3%. The major components and the changes in general and administrative expenses are summarized as follows:


                                                                 Increase
                                         2007          2006     (Decrease)
                                      ------------------------------------
     Financial public relations       $  313,449   $  118,324   $  195,125
     Insurance and benefits              137,950       79,023       58,927
     Professional fees                   176,732      182,235       (5,504)
                                         727,781      333,481      394,300
                                         199,004      179,275       19,729
                                      ------------------------------------
                                      $1,554,916   $  892,338   $  662,578
                                      ====================================

     Financial public relations increased by $195,125 as a result of the Company's retaining a financial public relations firm, together with the related travel and associated costs of presenting the Company to the financial community during the full twelve months ended February 28, 2007 versus the previous twelve months ended February 28, 2006, when the Company employed a financial public relations for only seven months. Insurance and benefits increased by $58,927; paid employee health insurance increased $28,867 because the coverage was for twelve months for the year ended February 28, 2007 versus nine months for the year ended February 28, 2006 and liability insurance increased $30,060 because of rate increases and SDG's liability insurance was for a full twelve months versus six in the previous fiscal year. Professional fees decreased by $5,504 for the year ended February 28, 2007 compared with the year ended February 28, 2006 and such fluctuation is considered normal in the ordinary course of business. Employee compensation increased $394,300 in the year ended February 28,2007 compared with the year ended February 28, 2006 because executive compensation increased by $82,925, employee compensation increased by $81,875 because we increased our staff, and bonuses increased by $229,500. Other non-categorized expenses increased $19,729 for the year ended February 28, 2007 compared with the year ended February 28, 2006 and such fluctuation is considered normal in the ordinary course of business.

     There was no restricted stock award compensation during the fiscal year ended February 28, 2007 as compared to $234,000 during the fiscal year ended February 28, 2006. The restricted stock award compensation was the result of the issuance of 200,000 shares of common stock issued to our executive officers during the fiscal year ended February 28, 2006.

     Issuance of common stock warrants resulting in stock compensation expense was $1,381,417 during the fiscal year ended February 28, 2007 as compared with $478,542 during the fiscal year ended February 28, 2006, an increase of $902,875 or 188.7%. The following table summarizes the changes.

                                                                            Increase
                                                  2007           2006      (Decrease)
                                              ---------------------------------------
Financial public relations firms              $   350,317   $   172,842   $   177,475
Settlement of a contractual dispute                    --       305,700      (305,700)

Amortization of non-qualified stock options     1,031,100            --     1,031,100
                                              ---------------------------------------
                                              $ 1,381,417   $   478,542   $   902,875
                                              =======================================

     The primary reasons for the increase in issuance of common stock warrants was the amortization of the stock options granted in November 2006 in the amount of $1,031,100 together with a net increase in the value of stock options granted to public relations firms of $177,475 offset by a decrease in the value of options granted in settlement of a contractual disputes in the amount of $(305,700). The value of all the awards was calculated using the Black Scholes model (see footnote 7 to the financial statements).

     Depreciation, depletion and amortization was $319,904 during the fiscal year ended February 27, 2007 as compared to $188,915 during the fiscal year ended February 28, 2006, an increase of $130,989 or 53.6%. The increase in depreciation, depletion and amortization was primarily the result of increased depreciation associated with producing oil and gas properties in the amount of $26,523 together with increased depreciation of the SDG assets of $65,246 because the SDG assets were depreciated for a full twelve months in the year ended February 28, 2007 versus six months in the year ended February 28, 2006 with the balance of $39,220 arising from the increase in other depreciable assets when comparing the year ended February 28, 2007 to February 28, 2006.

     Interest income was $88,882 during the fiscal year ended February 28, 2007 as compared to $8,779 during the fiscal year ended February 28, 2006, an increase of $80,103 or 912.5%. The increase is the result of a larger cash balance held in our bank account as a result of the offering of Series C Preferred Shares in December 2006 to January 2007.

     Gain or loss from sale of assets was $95,127 during the fiscal year ended February 28, 2007 as compared to $0 during the fiscal year ended February 28, 2006. The sale of assets during the fiscal year ended February 28, 2007 arose from the sale of the Nucla Prospect in the amount of $185,888 net of its cost in the amount of $94,540 together with miscellaneous equipment sale proceeds of $3,786.

     Interest expense during the fiscal year ended February 28, 2007 was $90,214 as compared to $68,767 during the fiscal year ended February 28, 2006, an increase of $21,447 or 31.2%. The increase in interest expense is primarily the result of the expense associated with the convertible debentures for a full twelve months in the year ended February 28, 2007 compared with the six months in the year ended February 28, 2006.

     Debt issuance costs during the fiscal year ended February 28, 2007 was $905,957 as compared to $542,018 during the fiscal year ended February 28, 2006, an increase of $363,939 or 67.1%. The debt issuance costs is primarily the result of the expense associated with the convertible debentures for a full twelve months in the year ended February 28, 2007 compared with the six months in the year ended February 28, 2006.

     The minority interest in net income of the consolidated subsidiary during the fiscal year ended February 28, 2007 was $16,007, compared to a loss of $28,560 during the fiscal year ended February 28, 2006, a increase of $44,567 or 156%. The increase is principally a result of our increasing our investment in SDG and is directly related to SDG's operations.

     As a result of the above, we generated a net loss of $5,079,469 during the fiscal year ended February 28, 2007 as compared to a net loss of $3,430,136 during the fiscal year ended February 28, 2006.

Liquidity and Capital Resources.

     We have not generated positive cash flows from operating activities and used $1,819,694 in operating activities. The primary sources of capital have been from sales and other issuances of equity and debt securities. Our primary use of capital has been for the acquisition, development and exploration of oil and gas properties. Our working capital requirements are expected to increase in line with the growth of our business. We have no lines of credit or other bank financing arrangements. We believe our capital requirements will continue to be met with additional issuance of equity or debt securities as well as traditional bank financing. Additional issuances of equity or convertible debt securities will result in dilution to our current Common Stockholders' holdings.

     Our plan of operations for the twelve months call for us to participate in the drilling of approximately 10 to 15 additional wells at Slater Dome Field and testing the Niobrara formation at the Unit and (ii) to provide capital for other lease acquisitions. We believe that the plan of operations for the next twelve months will require capital of approximately $4,000,000 To the extent that additional opportunities present themselves to the Company, the Company may require additional sources of capital to participate in these opportunities.

     We expect that working capital requirements will be funded through a combination of our existing funds, cash flow from operations, issuance of equity and debt securities. Further, the Company could receive proceeds from the exercise of outstanding warrants issued to the holders of the Company's Series B Preferred and Debentures which are exercisable at a price of $1.11 and $1.33, respectively. The warrants issued to the holders of the Company's Series B Preferred Stock expire on February 1, 2008 and the warrants issued to the holders of the Company's Convertible Debentures expire on July 22, 2008. If all of the warrants issued to the holders of the Company's Series B Preferred were exercised, it would result in proceeds to the Company of $5,750,640. If all of the warrants issued to the holders of the Company's Debentures were exercised, it would result in proceeds to the Company of $2,276,142. However, there can be no assurance that any of the warrant holders will exercise these warrants. Management believes that current cash balances plus cash flow from operations will be sufficient to fund our capital and liquidity needs for at least the next twelve months.

     The following summarizes the Company's capital resources at May 31, 2007 compared with February 28, 2007,

                                              May 31,       February 28,     Increase       Increase
                                               2007             2007        (Decrease)     (Decrease)
-----------------------------------------------------------------------------------------------------
Cash                                       $ 10,365,940    $ 12,724,234    $ (2,358,294)       -19%
Current assets                               12,269,205      13,673,152    $ (1,403,947)       -10%
Total Assets                                 27,680,500      29,047,723    $ (1,367,223)        -5%
Current liabilities                           4,933,565       4,690,713         242,852          5%
Working capital                               7,335,640       8,982,439    $ (1,646,799)       -18%
Net cash (used in) operating activities      (1,819,694)     (2,520,065)   $    700,371         28%
Net cash (used in) investing activities        (154,697)     (8,957,215)   $  8,802,518         98%
Net cash provided by (used in) financing       (383,903)     23,455,496    $(23,839,399)      -102%
activities

     The principal components of the changes in cash are summarized as follows:

     Proceeds from revenues                                    $    71,751
     Prepayments of drilling and equipment                        (692,906)
     Increase in operating costs billed to
        non-affiliates                                            (353,300)
     Purchase of property and equipment                           (104,697)
     Deposit on facility                                           (50,000)
     Payment of convertible debenture to affiliate                (300,000)
     Preferred stock dividends                                      (6,043)
     Distributions to SDG minority interests                       (18,900)
     Operating expenses                                           (904,199)
                                                               -----------
                                                               $(2,358,294)
                                                               ===========

     The changes in current liabilities arises from an increase in accounts payable of $58,326 principally consisting of lease operating expenses, payments due on the purchase of seismic, and professional fees, an increase in dividends payable of $320,203 because of the Series C Preferred dividends, a decrease in the principal amount of convertible debenture to affiliates of $300,000 together with an decrease in accrued expenses of $163,096.

     The decrease in working capital of $1,646,799 or 18% is principally due to utilizing working capital to invest in long-lived assets and funding ongoing operations.

     As of May 31, 2007, we had a cash balance of $10,365,940. We used $1,819,694 in operating activities during the three months ended May 31, 2007 as compared to $ 27 during the three months ended May 31, 2006. The increase in cash used in operating activities in the amount of $1,819,667 in the three months ended May 31, 2007 when compared to the three months ended May 31, 2006 arises from the increased corporate activity discussed above.

CRITICAL ACCOUNTING POLICIES

     We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our financial statements.

     Reserve Estimates.

     Estimates of oil and natural gas reserves, by necessity, are projections based on geological and engineering data, and there are uncertainties inherent in the interpretation of such data, as well as the projection of future rates of production and the timing of development expenditures. Reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that are difficult to measure. The accuracy of any reserve estimate is a function of the quality of available data, engineering and geological interpretation and judgment. Estimates of economically recoverable oil and natural gas reserves and future net cash flows necessarily depend upon a number of variable factors and assumptions, such as historical production from the area compared with production from other producing areas, the assumed effects of regulations by governmental agencies and assumptions governing future oil and natural gas prices, future operating costs, severance and excise taxes, development costs and work-over and remedial costs, all of which may in fact vary considerably from actual results. For these reasons, estimates of the economically recoverable quantities of oil and natural gas attributable to any particular group of properties, classifications of such reserves based on risk of recovery, and estimates of the future net cash flows expected there from may vary substantially. Any significant variance in the assumptions could materially affect the estimated quantity and value of the reserves, which could affect the carrying value of our oil and gas properties and/or the rate of depletion of the oil and gas properties. Actual production, revenues and expenditures with respect to our reserves will likely vary from estimates, and such variances may be material. Many factors will affect actual net cash flows, including:

     o    The amount and timing of actual production;

     o    Supply and demand for natural gas;

     o    Curtailments or increases in consumptions by natural gas purchasers;
          and

     o    Changes in governmental regulation or taxation.

         Revenue Recognition

     We record revenues from the sales of natural gas and oil when in the month that delivery to the customer has occurred and title has transferred. This occurs when natural gas or oil has been delivered to a pipeline or a tank lifting has occurred. We receive payment from one to three months after delivery. At the end of each month, we estimate the amount of production delivered to purchasers and the price we will receive. Variances between our estimated revenue and actual payment are recorded in the month the payment is received. However, differences have been insignificant.

     Oil and Gas Properties, Equipment, and Depreciation.

     We follow the successful-efforts method of accounting for oil and gas properties. Under this method, all productive costs incurred in connection with the exploration for, and development of, oil and gas reserves are capitalized. These capitalized costs include lease acquisition, geological and geophysical work, delay rentals, and drilling, completing and equipping oil and gas wells, including salaries, benefits and other internal salary related costs directly attributable to these activities. Costs associated with production and general corporate activities are expensed in the period incurred. Interest costs related to unproved properties and properties under development also are capitalized to oil and gas properties. If the net investment in oil and gas properties exceeds an amount equal to the sum of (1) the standardized measure of discounted future net cash flows from proved reserves and (2) the lower of cost or fair market value of properties in process of development and unexplored acreage, the excess is charged to expense as additional depletion. Normal dispositions of oil and gas properties are accounted for as adjustments of capitalized costs, with no gain or loss recognized. As a result, we are required to estimate our proved reserves at the end of each quarter, which is subject to the uncertainties described above.

Quantitative and Qualitative Disclosure About Market Risk

     Oil and Gas Price Risk

     Our major market risk exposure is in the pricing applicable to our natural gas and oil production. Realized pricing is primarily driven by the prevailing worldwide price for crude oil and spot market prices applicable to our U.S. natural gas production. Pricing for natural gas and oil production has been volatile and unpredictable for several years, and we expect this volatility to continue in the future. The prices we receive for production depend on many factors outside of our control including volatility in the differences between product prices at sales points and the applicable index price. These factors include, but are not limited to: changes in market demands, the general state of the economy, weather, pipeline activity and capacity and inventory storage levels.

Contractual Obligations

     The following table sets forth information with respect to our contractual obligations as of February 28, 2007.

     Payments Due By Period                                                                    More than
                                                      Total     1 to 3 years    4 to 5 years    5 years
                                                   ----------   ------------    ------------    -------
     Paul G. Laird Employment Contract(1)          $  426,250    $  426,250     $    -0-       $    -0-
     Les Bates Employment Contract(1)              $  412,500    $  412,500     $    -0-       $    -0-
     Spotswood Properties, LLC, office lease (2)   $   58,674    $   58,674     $    -0-       $    -0-
     Convertible Debentures (3)                    $2,265,127    $2,265,127     $    -0-       $    -0-
     Convertible Debentures - affiliates (4)       $  592,350    $  592,350     $    -0-       $    -0-

(1) Calculated as of February 28, 2007. Messrs. Laird and Bates' employment agreements expire on October 31, 2009. See "Item 10-Executive Compensation."
(2) We lease approximately 1,600 square feet of office space located at 1789 W. Littleton Blvd., Littleton, Colorado 80120, for approximately $2,667 per month. The lease expires on December 31, 2008. The lease is with Spotswood Properties, LLC, ("Spotswood") a Colorado limited liability company and an affiliate of Paul G. Laird, President and Chief Executive Officer of the Company. The Lease is on terms that the Board of Directors, which includes Mr. Laird, believe are no less favorable than those that may be obtained from third parties.
(3) On July 22, 2005, the Company issued $2,760,000 of 2.5% two-year Convertible Debentures which are due on July 22, 2007.
(4) On May 10, 2006, the Company increased its investment in SDG by acquiring additional Limited Partnership Interests from NRGG, resulting in an additional 20.51% of SDG cash distributions until the limited partners in SDG have received cash distributions equal to their initial capital contributions and 17.10% of cash distributions thereafter, in exchange for a subordinated convertible debenture in the amount of $608,194 bearing 2.5% interest and due January 1, 2008. Paul Laird, our President and Chief Executive Officer is a manager of NRGG, the general partner of SDG. In March 2007, the Company repaid $306,072 of the convertible debenture issued to NRGG.

     On June 14, 2007, we purchased a 35.5 acre residential property to be used as a field office located at 29300 RCR 14A, Steamboat Springs, Colorado 80487 (the "Steamboat Property"). Included on the Steamboat Property is an approximately 4,100 square foot single family residence. The purchase price for the Steamboat Property was $1,175,000. In connection with the purchase of the Steamboat Property, the Company entered into a five-year mortgage in the principal amount of $881,250 (the "Steamboat Mortgage"), which bears interest at a rate of 7.56% per annum. The Steamboat Mortgage requires equal monthly payments during the term of the mortgage in the amount of $8,255.86, with the balance of $698,604 due on June 14, 2012. The Steamboat Mortgage can be prepaid at any time without penalty.

                                    BUSINESS

Overview

     New Frontier Energy, Inc. (the "Company" or "we" or "us") is a domestic energy company engaged in the exploration for, and development of, oil and natural gas reserves in the continental United States. We were originally organized under the laws of the State of Colorado as Storage Finders.com, Inc. on January 7, 2000. Shortly following our organization, we executed an agreement to acquire patented technology relating to an internet-enabled, remote access technology for the self-storage industry. During this time of the "dot-com" boom, we envisioned the organization and operation of an internet-enabled self-storage business. Toward that end, we agreed to acquire the patent and related technology from the inventor.

     Shortly after we were organized, the dot-com melt down began. We were unable to obtain financing for this self-storage venture. Consequently, we agreed to return the technology to the inventor in exchange for cancellation of the remaining payments. We were essentially dormant during the remainder of 2000.

     In February 2002, we were acquired by Wyoming Oil & Minerals, Inc. ("WYOG"). In mid 2003, we determined to become an independent, but publicly traded, entity. Accordingly, WYOG transferred certain oil and gas assets and we assumed certain WYOG liabilities and appointed new management. WYOG declared a dividend payable by distributing 12,775,616 shares of New Frontier Energy, Inc. Common Stock to its shareholders. On March 3, 2004, the Board of Directors authorized a 1 to 4 reverse split of Common Stock to stockholders of record in order to facilitate the marketability and liquidity of the Common Stock based on the current market conditions and other relevant factors. The shares were registered with the Securities and Exchange Commission on Form SB-2 in April 2004, and became quoted on the Over-The- Counter Bulletin Board in May 2004 under the symbol "NFEI.OB." Effective February 28, 2005, we merged Skyline Resources, Inc. ("Skyline") our wholly owned subsidiary, into the Company in a tax-free merger.

     The Company owns 82.76% of the limited partnership interests (the "Limited Partnership Interests") of Slater Dome Gathering, LLLP ("SDG"). SDG owns the 18-mile gas gathering line that transports the Company's natural gas from the Slater Dome Field to the Questar transportation line in Baggs, Wyoming. SDG is considered a variable interest entity under FIN 46R, and has been consolidated into our financial statements, effective March 31, 2005.

     Prior to December 2006, the Company was non-operating 30% working interest in the Slater Dome Field. Effective December 14, 2006, the Company purchased Cedar Ridge, LLC's ("Cedar Ridge") 36.66667% working interest (29.33336% net revenue interest) in eleven gas and 2 water disposal wells and 33,949 net acres in the Slater Dome Field located along the eastern edge of the Greater Green River basin in northwest Colorado and south central Wyoming. The properties are entirely within the Company's existing leasehold at the Slater Dome Field. The Company now owns a 66.66667% working interest (53.33% net revenue interest) in the Slater Dome Field. Pursuant to the Purchase and Sale Agreement for Cedar Ridge's interests, we were responsible for the obligations attributable to their interests as of November 1, 2006. Following the consummation of these interests, we became the operator of the Slater Dome Field.

Our Business

     We explore for, produce and gather oil and natural gas. During the fiscal year ended February 28, 2007, we had an interest in four principal properties,
(i) the Slater Dome Field, located in northwest Colorado and south central Wyoming, (ii) the Flattops Prospect located in southwest Wyoming (the "Flattops Prospect"), (iii) the Nucla Prospect, located in western Colorado (the "Nucla Prospect") and (iv) the Gibraltar Peaks Prospect ("Gibraltar Peaks"). In February 2007, we sold our interest in the Nucla Prospect. The Flattops Prospect is, undeveloped, which means it does not currently produce any oil or natural gas. Until December 14, 2006, the Slater Dome Field was operated by Cedar Ridge. The Company is now the operator of the Slater Dome Field, and the Flattops Prospect. We also own certain royalty interests in certain wells in the state of Wyoming other than in the Slater Dome Field.

     On June 4, 2007, we entered into an agreement to acquire and take over operations, pursuant to a farmout agreement with the current operator of the Focus Ranch Unit (the "Focus Ranch Unit") in northwest Colorado. The Focus Ranch Unit consists of approximately 38,695 acres adjacent to and southeast of the Slater Dome development area. Pursuant to the Clayton Williams Agreement, we are obligated to commence testing of the Niobrara and Frontier formations in the Focus Ranch Federal 12-1 well on or before August 1, 2007. In the event commercial production is established from the Focus Ranch Federal 12-1 well or any other well drilled on the Unit, Clayton Williams will own a production payment in an amount equal to two million dollars ($2,000,000) payable out of 35% of the Net Proceeds (as defined in the Clayton Williams Agreement) at the well head from the sale of oil, gas and associated hydrocarbons produced from the underlying leases subject to the agreement.

     SDG owns the 18-mile gas gathering pipeline (the "Gas Gathering Pipeline") that transports the Company's natural gas from the Slater Dome Field to the Questar transportation line in Baggs, Wyoming. The Flattops Prospect is relatively close to the Gas Gathering Pipeline.

Description of Properties

     All of our properties are located in the States of Colorado and Wyoming. At February 28, 2007, we had an interest in 84,382 gross, 40,058 net acres of oil and gas properties. We had a working interest in 11 gross coal bed methane gas wells and 6.667 net wells as of February 28, 2007.

     The following table summarizes the Company's interest in oil and gas properties on February 28, 2007:
     Proved developed oil and gas acres:    Gross           Net
     -----------------------------------    -----           ---

     Wyoming                                   80            53
     Colorado                                 800           533
                                              ---           ---
     Total                                    880           586

     Undeveloped oil and gas acres:         Gross           Net
     ------------------------------         -----           ---

     Wyoming                               36,730        14,069
     Colorado                              46,773        25,402
                                           ------        ------
     Total                                 83,503        39,471

     No properties are held in fee, as we hold all properties by leasehold interests.

     Slater Dome Field

     We acquired our interest in the Slater Dome Field in 2001, when we acquired Skyline. Skyline in turn, acquired its interest in the Slater Dome Field in November 1998 from Energy Investments, Inc., a privately held, independent third party. Skyline drilled an exploratory well to test for gas in 1998 and participated in drilling six additional wells. During the period from 1998 to 2002, Skyline owned a 33.33% working interest in the Slater Dome Field. In 2002, Skyline acquired an additional 33.33% interest in the property, following which it owned a total of approximately 66.67%. In an effort to diversify its holdings and obtain an operator experienced in coal-bed methane development and production, Skyline sold a 36.67% undivided working interest in the Slater Dome Field to Cedar Ridge. That transaction was completed with an effective date of February 28, 2003. Following this sale, Skyline retained a 30% interest in the property. The consideration received from the sale was $900,000, which consisted of $400,000 in cash and the credit by Cedar Ridge of the balance of $500,000 against our working interest for future costs incurred. The $500,000 credit was fully utilized in July 2004.

     Effective November 3, 2006, the Company entered into a Purchase and Sale Agreement (the "Cedar Ridge Agreement") with Cedar Ridge, whereby the Company acquired Cedar Ridge's 36.66667% working interest (29.33336% net revenue interest) in eleven gas and 2 water disposal wells together with 33,949 net acres in the Slater Dome Field, which was closed effective December 14, 2006. The purchase price for Cedar Ridge's interest was $8,000,000.

     Until December 14, 2006, our interest in the Slater Dome Field was subject to an operating agreement dated February 28, 2003, between us, Cedar Ridge as the operator and Slaterdome Gas, Inc., the owner of the remaining 33% interest in the Slater Dome Field (the "Operating Agreement"). As of December 14, 2006, the Company is the operator of the Slater Dome Field.

     The primary drilling objective in the Slater Dome Field is the lower Iles coal-bearing formation of the Mesa Verde Group at depths ranging from 700 to 3,200 feet. A secondary objective consists of a group of sands that exist between the base of the Iles formation and the top of the Mancos shale. The Deep Creek Sand is the basal sand of this group. The Deep Creek Sand was productive in the Savery Field just north of the Slater Dome Field. However, there is no assurance that gas can be produced economically from the Deep Creek Sand or any other formation in the Slater Dome Field.

     The Company currently has an interest in eleven coal-bed methane wells in the Slater Dome Field, six of which are producing and five of which are shut in. Of the shut-in wells, one is waiting on a completion rig, two are waiting on a pipeline connection to the Gas Gathering Pipeline and three are shut-in awaiting additional completion work along with drilling two or more additional wells in order to effectively dewater the Williams Fork Coals in those wells. The Company completed electrifying the production and water-disposal facilities for nine of its producing wells during the quarter ended May 31, 2006.

     The Company has also drilled and completed one water-disposal well. We currently have a temporary surface water discharge permit from the State of Colorado. The Company is currently working to obtain final approval to begin using a permanent surface water discharge permit for the Slater Dome Field. This would allow the Company to discharge water on the surface as opposed to re-injecting the water or purifying it, which may allow for high production rates and lower operating costs.

     At February 28, 2007, our estimated proved reserves totals 12,114,000 MCF of gas to our interest. The Company did not participate in drilling any wells in fiscal 2007. At February 28, 2006, our estimated proved reserves totaled 6,006,000 MCF of gas to our interest. The Company participated in drilling three successful coal-bed methane development wells in fiscal 2006 on the Slater Dome Field with no dry holes.

     Flattops Prospect

     We acquired fee leases in the Flattops Prospect in fiscal 2006 from approximately 20 mineral interest owners. We own 100% of the working interest in approximately 5,548 gross acres, 3,852 net acres and are the operator of this prospect.

     The Flattops Prospect is postulated around the Montgomery #1 well in Carbon County, Wyoming. Kirby Petroleum drilled this well in 1967 to test the Mesa Verde sands for oil production. Gas was encountered in the Fort Union, Lance and Almond sections of the Mesa Verde formation. Gas flowed to the surface on a drill stem test in the Almond section of the Mesa Verde formation at a rate of 147 MCF per day. This well was plugged and abandoned for lack of a gas transmission line in the region. We believe that additional gas potential exists in the Mesa Verde coals and sands (6,000'-6,700'), the Lance coals and sands (2,650'-3,550') and the Fort Union coals (1,825'-1,910'), as well as the Fort Union Sands.


     The Company intends to drill the plug out of the Montgomery well and log and test this well using modern logs and testing in the summer 2008. Further, we also intend to drill and test these same formations in an up-dip position approximately 1.5 miles due east of the re-entry well. The Gas Gathering Pipeline is less than one-half mile from the proposed wells, which would provide the ability to connect the wells into the Gas Gathering Pipeline.

     Nucla Prospect

     The Nucla Prospect consists of approximately 39,000 gross acres in the aggregate, of which we own approximately 8,000 net acres. The interests of all of the owners of this prospect have been combined in an effort to market and sell the property. The Nucla Prospect is located in Montrose County, Colorado, which is on the western edge of Colorado.

     WYOG acquired the interest in the Nucla Prospect from NRG Resources, Inc. ("NRG") in April 2002 in an arms-length negotiated transaction in which WYOG issued 60,000 shares of WYOG's $0.001 par value common stock, valued at $2.00 per share. Paul G. Laird and Les Bates, both officers and directors of the Company, and Grant Gaeth, a director of the Company, were officers and directors of NRG and at the time of the transaction had no ownership in WYOG.

     We and the other interest owners in the Nucla Prospect executed an agreement governing our interests in this property. Pursuant to the agreement, the interest owners created an area of mutual interest surrounding the property in which any owner must offer a right to participate to any other owner. The main purpose of the agreement was to market and sell a majority of the interests.

     We, together with the other working interest owners, granted a seismic option for two years to an independent third party in December 2004. In December 2006, the option holder exercised his right to acquire the prospect. We will receive approximately $185,881 from the sale of this prospect and have recognized a gain on the sale of $95,127.

     The Gibraltar Peaks Prospect

     Effective July 21, 2006, the Company entered into a Purchase Agreement (with Infinity Oil & Gas of Wyoming, Inc. ("Infinity"), whereby the Company acquired a 15% working interest (13.125% net revenue interest) in 15,049 gross acres in Routt County Colorado. The acreage includes all rights from the surface of the earth to the base of the Mesa Verde Formation. The purchase price for the acreage was $35,967. This prospect is southeast of, and directly adjacent to the Slater Dome Field. We acquired the rights to the minerals from the surface of the earth to the base of the Mesa Verde Formation. This prospect is included in the Focus Ranch Unit.

     Focus Ranch Unit

     On June 4, 2007, we entered into an agreement to acquire and take over operations, pursuant to a farmout agreement with the current operator of the Focus Ranch Unit (the "Focus Ranch Unit") in northwest Colorado. The Focus Ranch Unit consists of approximately 38,695 acres adjacent to and southeast of the Slater Dome development area. Pursuant to the Clayton Williams Agreement, we are obligated to commence testing of the Niobrara and Frontier formations in the Focus Ranch Federal 12-1 well on or before August 1, 2007. In the event commercial production is established from the Focus Ranch Federal 12-1 well or any other well drilled on the Unit, Clayton Williams will own a production payment in an amount equal to two million dollars ($2,000,000) payable out of 35% of the Net Proceeds (as defined in the Clayton Williams Agreement) at the well head from the sale of oil, gas and associated hydrocarbons produced from the underlying leases subject to the agreement.

     Other Properties

     We lease approximately 1,600 square feet of office space located at 1789 W. Littleton Blvd., Littleton, Colorado 80120, for approximately $2,667 per month. The lease expires on December 31, 2008. The lease is with Spotswood Properties, LLC, ("Spotswood") a Colorado limited liability company and an affiliate of Paul
G. Laird, President and Chief Executive Officer of the Company. The Lease is on terms that the Board of Directors, which includes Mr. Laird, believe are no less favorable than those that may be obtained from third parties.

     On June 14, 2007, we purchased a 35.5 acre residential property located at 29300 RCR 14A, Steamboat Springs, Colorado 80487 (the "Steamboat Property"). Included on the Steamboat Property is an approximately 4,100 square foot single family residence. The purchase price for the Steamboat Property was $1,175,000. In connection with the purchase of the Steamboat Property, the Company entered into a five-year mortgage in the principal amount of $881,250 (the "Steamboat Mortgage"), which bears interest at a rate of 7.56% per annum. The Steamboat Mortgage requires equal monthly payments during the term of the mortgage in the amount of $8,255.86, with the balance of $698,604 due on June 14, 2012. The Steamboat Mortgage can be prepaid at any time without penalty. The Company intends to use the Steamboat Property as a field office and for housing for its employees conducting operations in the Slater Dome Field.

     Natural Gas Gathering Pipeline

     Prior to May 2005, there was no operating gathering pipeline available at the Slater Dome Field to transport our gas. However, SDG, an affiliate of Paul
G. Laird, the Company's President and Chief Executive Officer, completed construction of the 18-mile Gas Gathering Pipeline to the Slater Dome Field in May 2005, and we commenced the sale of natural gas in June 2005. The Gas Gathering Pipeline transports the Company's natural gas from the Slater Dome Field to a Questar transportation line in Baggs, Wyoming. The Company owns 82.76% of the Limited Partnership Interests of SDG.

     Gas produced from other owners and operators in the area around the Slater Dome Field may be transported through the Gas Gathering Pipeline for a fee, assuming the wells are connected to the Gas Gathering Pipeline. We and the other producers at the Slater Dome Field have entered into a ten-year gathering agreement and have agreed to pay SDG a fee of $0.50 per MCF, subject to annual escalations for cost recovery of gas transported through the line, until the costs of the Gas Gathering Pipeline are recovered and $0.25 thereafter and to dedicate our gas to the Gas Gathering Pipeline. The construction costs for the Gas Gathering Pipeline were $2,609,841. The producers have agreed to guarantee two-thirds of the aggregate construction costs, or $1,739,894 through the producers' payment of gathering fees. The fees may be increased to cover annual calculations of shortfalls from the minimum daily quantity ("MDQ"); the fee may be increased at the end of each of the first four years beginning June 3, 2005. If the total gathering revenue for the preceding year is less than two-thirds of the construction costs divided by five, SDG may increase the gathering fee for the year immediately following the year in which the shortfall occurs by the dollar amount per million British Thermal Units (MMBtu) necessary to make up the monetary equivalent of the annual shortfall. In the event that total gas gathering revenue for the preceding year is greater than two-thirds of the construction costs divided by five, SDG will credit such excess to the following year's comparison.

     The following table summarizes the MDQ requirements whereby each producer agrees to deliver a MDQ/MMBtu of gas during the first ten years following the date the Gas Gathering Pipeline began transporting gas:

                                           Minimum
                                   Producers' Aggregate
           Year                     MDQ/MMBtu Quantities
           ----                     --------------------
            1                              1,500
            2                              2,000
            3                              4,000
            5                              5,000
            6                              6,000
            7                              7,000
            8                              8,000
            9                              9,000
            10                            10,000


     In March 2005, the Company advanced $1,000,000 to Natural Resource Group Gathering LLC, the general partner of SDG ("NRGG" or the "General Partner"). In May 2005, NRGG contributed the Gas Gathering Pipeline and the $1,000,000 obligation to the Company to SDG. Later in May 2005, the Company and SDG agreed to convert the $1,000,000 advance into Limited Partnership Interests in SDG. In June 2005, the Company advanced $85,000 to the General Partner for operating expenses. In July 2005, the Company agreed to convert the advance in the amount of $85,000 into Limited Partnership Interests and purchased an additional $515,000 of Limited Partnership Interests. As a result, at February 28, 2006, the Company owned 59.97% of the Limited Partnership Interests and accordingly, 53.97% of SDG.


On May 10, 2006, the Company increased its investment in SDG by acquiring additional Limited Partnership Interests, resulting in an additional 20.51% of SDG cash distributions until the limited partners in SDG have received cash distributions equal to their initial capital contributions and 17.10% of cash distributions thereafter, in exchange for a subordinated convertible debenture in the amount of $608,194 bearing 2.5% interest and due January 1, 2008. The debenture is convertible into shares of the Company's $0.001 par value common stock ("Common Stock") at a conversion price of $1.33 per share, as a result of certain anti-dilution adjustments. The debenture has customary weighted-average anti-dilution rights with respect to any subsequent issuance of any shares of the company's Common Stock or Common Stock equivalents at a price less than $1.33 per share and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations and the like. The anti-dilution provisions shall not apply to employee stock options and shares issued in connection with certain mergers and acquisitions. The $608,194 paid for the additional interests was the actual cost paid by NRGG for those limited partnership interests. In March 2007, the Company repaid $306,072 of the convertible debenture issued to NRGG.

     The creditors of SDG do not have recourse to the general credit of the Company.

     In connection with the conversion of the $1,000,000 loan to Limited Partnership Interests, the Company executed SDG's limited liability limited partnership agreement (the "Partnership Agreement"). The Partnership Agreement provides that distributions will be allocated (i) first, to the General Partner in the amount of the Out-of-Pocket Costs (as defined in the Partnership Agreement) to reimburse the General Partner for such costs; (ii) second, 90% to the Limited Partners of SDG (pro rata in accordance with their respective Percentage Interests, as defined in the Partnership Agreement) and 10% to the General Partner until such time as the Unreturned Capital (as defined in Partnership Agreement) of all of the Limited Partners is reduced to zero; and
(iii) thereafter, 75% to the Limited Partners (pro rata in accordance with their respective Percentage Interests) and 25% to the General Partner. Distributions shall be distributed at such time or times as the General Partner shall determine in its sole discretion.

     Drilling Activity

     The results of our coal-bed methane gas drilling activity during the year ended February 28, 2007 and 2006 is below:

                             February 28, 2007        February 28, 2006
                             -----------------        -----------------
                             Gross         Net        Gross         Net
                             -----         ---        -----         ---
     Development wells:
     Productive               --            --         3            0.9
     Dry                      --            --         --           --
     Total                    --            --         3            0.9

     Productive wells

     As of February 28, 2007, we had working interests in 11 wells at the Slater Dome Field. Of the 11 wells, 6 are producing wells (6 gross wells, 4 net), four non-producing wells (4 gross wells, 2.64 net), three of which were previously producing wells in the Williams Fork Coals and which were determined to not be economic because of the ability of the existing equipment to handle the dewatering and were shut in until additional wells are drilled in the area which will accelerate the dewatering process and the one remaining non-producing well currently has a bridge plug which we intend to remove and expect production from this well. One well (1 gross well, 0.6 net) is shut in awaiting completion.

     During the fiscal year ended February 28, 2007, no new wells were drilled or recompleted.

     Gas production volumes and average sales price are as follows:

     During the fiscal year ended February 28, 2007, we entered into an agreement with an independent third party whereby they would market the gas produced from the Slater Dome Field. The agreement can be terminated at any time with 30 days' notice. The production from the Slater Dome Field was sold principally to one purchaser and is being sold on a month-to-month basis. The following summarizes the gas production in the Slater Dome Field during the fiscal years ended February 28, 2007 and 2006:

                                               Fiscal Years Ended February 28,
                                                2007                    2006
                                               ------                  ------

      Gas production in MCF                    51,732                  14,731
      Average price per unit:                  $ 5.11                  $ 7.84
      Average production cost per unit:        $12.41                  $45.40

     During the fiscal year February 28, 2007, the Company produced 51,732 MCF of gas, of which it used 13,593 MCF in operations and sold 38,139 MCF. During the fiscal year February 28, 2006, the Company produced 25,564 MCF of gas, of which it used 10,833 MCF in operations and sold 14,731 MCF.

     Oil and gas reserve information

     The estimated oil and gas reserves presented below were derived from reports prepared by Norwest Questa Engineering, Corp., an independent petroleum engineering firm, for the fiscal years ended February 28, 2007 and 2006. The reserve estimates are developed using geological and engineering data and interests and burdens information developed by the Company. Reserve estimates are inherently imprecise and are continually subject to revisions based on production history, results of additional exploration and development, prices of oil and gas and other factors.

     As of February 28, 2007, the estimated quantities of proved developed and proved undeveloped reserves net to our interest (all of which are located within the United States at the Slater Dome Field) are 12,114,000 MCF of gas. The estimated quantities and estimated net revenues are summarized as follows:

     Estimated Net Proved Reserves                          February 28, 2007
                                                           Net Reserves (MMCF)
                                                           -------------------
     Proved Developed Producing                                   1,248
     Proved Developed Non-Producing                                812
     Proved Undeveloped Behind Pipe                                127
     Proved Undeveloped                                           9,926
     Total Estimated Net Proved Reserves                         12,114

     As of February 28, 2007, the estimated quantities of proved developed and proved undeveloped reserves (all of which are located within the United States at the Slater Dome Prospect) was 12,114,000 MCF of gas. As of February 28, 2006, the estimated quantities of proved developed and proved undeveloped reserves (all of which are located within the United States at the Slater Dome Prospect) was 6,006,000 MCF of gas. The present value of estimated net revenues before income tax, discounted at 10%, was $12,256,100 and $6,873,700, respectively, using a prices of $5.21 and $5.32 per MCF as of February 28, 2007 and 2006 respectively, is summarized as follows:


                                February 28, 2007            February 28, 2006
                                -----------------            -----------------
     Future cash inflows             $ 63,109,300                 $ 31,953,800
     Deduct:
     Future production costs         (27,077,100)                 (11,496,300)
     Future development costs         (8,411,900)                  (4,502,800)
     Future income taxes              (7,243,800)                  (4,048,000)
                                     (42,732,800)                 (20,047,100)

     Future net cash flows             20,376,500                   11,906,700

     Less 10% discount amount         (8,120,400)                  (5,033,000)
                                     $ 12,256,100                  $ 6,873,700

     During the fiscal year ended February 28, 2007, we revised our proved reserves downward by 1,916,000. This decrease was primarily the result of three of our wells which were previously producing wells in the Williams Fork Coals were determined to not be economic because of the ability of the existing equipment to handle the dewatering and were shut in until additional wells are drilled in the area which will accelerate the dewatering process. Further, in connection with the acquisition of Cedar Ridge's 36.66667% working interest (29.33336% net revenue interest) effective December 14, 2006,, the Company acquired an estimated proved reserves of 8,214,000 MCF of natural gas.

     Proved developed reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Proved undeveloped reserves are proved reserves that are expected to be recovered from new wells drilled to known reservoirs on undrilled acreage for which the existence and recoverability of such reserves can be estimated with reasonable certainty, or from existing wells on which a relatively major expenditure is required to establish production.

     The data in the tables above represents estimates only. Oil and natural gas reserve engineering is inherently a subjective process of estimating underground accumulations of oil and natural gas that cannot be exactly measured. The accuracy of any reserve estimate is a function of the quality of available data and engineering and geological interpretation and judgment. Accordingly, reserve estimates may vary from the quantities of oil and natural gas that are ultimately recovered. See "Risk Factors."

     Future prices received for production and costs may vary, perhaps significantly, from the prices and costs assumed for purposes of these estimates. The net future cash flows should not be construed as the current market value of the reserves. The 10% discount factor used to calculate present value is not necessarily the most appropriate discount rate. The present value, no matter what discount rate is used, is materially affected by assumptions as to timing of future production, which may prove to be inaccurate.

     Business Strategy

     Maximizing the value of our existing assets and locating new growth projects are the principle elements of our business strategy. Our primary focus in the next fiscal year is to increase our cash flow and oil and gas reserves by further developing the Slater Dome Field and to test the Niobrara and Frontier formations in the Focus Ranch Federal 12-1 well in the Focus Ranch Unit. The next objective is to internally develop and/or acquire other natural gas prospects capable of producing significant reserves. We also intend to work towards developing and marketing oil and gas prospects by attempting to obtain a promoted or carried working interest in acreage we plan to acquire in the Denver Julesberg Basin in northeastern Colorado.

     Effective July 7, 2006, the Company entered into a Purchase Agreement (the "LRS Agreement") with LRS Group, LLC and R & R Exploration Fund, LLC (collectively "LRS"), whereby the Company acquired a 2D seismic data license from LRS identifying over 150 drill site locations in the Denver Julesberg Basin in Colorado. The purchase price for the 2D seismic data license from LRS is $650,000, payable $325,000 upon the execution of the LRS Agreement, $162,500 due on January 7, 2007 and $162,500 due July 7, 2007. The Company also granted LRS 5% of 8/8th overriding royalty interests for each 87.5% net revenue interest the Company acquires in the Area of Mutual Interest as defined in the LRS Agreement.

     The Company expects to use the seismic data to acquire properties for potential drill sites within the Area of Mutual Interest. Pursuant to the LRS Agreement, the Company must drill one initial test well within the first year of the LRS Agreement and two additional wells within the first three years of the LRS Agreement. Thereafter, the Company must either drill at least one additional well per year, shoot additional seismic, or acquire additional acreage within the Area of Mutual Agreement to keep the LRS Agreement in full force and effect.

     Any additional seismic data acquired in the Area of Mutual Agreement during the term of the LRS Agreement shall be the sole property of the Company.

     Coal-bed Methane Gas

     Natural gas consists primarily of methane, which is produced when organic material is physically turned into coal under normal geologic conditions. Methane is generally considered a cleaner form of energy than traditional coal and oil. When the coal and methane conversion process occurs such that the resultant coal is saturated with water and methane is trapped within the coal, the result is coal-bed methane ("CBM"). Water permeates coal beds, and the water pressure traps the gas within the coal. Because coal has a large and complex internal surface area, it can store volumes of gas six or seven times as large as a conventional natural gas reservoir of equal rock volume. CBM is kept in place usually by the presence of water. Thus, the production of CBM in most cases requires the dewatering of the coal gas to be extracted. Therefore, in a CBM well, water is produced in large volumes, especially in the early stages of production. The extraction of CBM involves pumping water from the coal seam aquifer in order to release the water pressure that is trapping the gas in the coal. Methane travels with the ground water being pumped from the coal by a well drilled and equipped with a water pump that is completed in a coal seam that contains methane. Since methane has very low solubility in water, it separates from the water in the well before the water enters the pump. Instead of dewatering the coal seam, the goal is to decrease the hydrostatic pressure above the coal seam. Water moving from the coal seam to the well bore encourages gas migration toward the producing well. As this water pressure is released, the gas will rise and is separated from the water and can be piped away. New CBM wells often produce water for six to twelve months, and in some cases for longer periods and then, as the water production decreases, gas production increases as the coal seams de-water.

     Since CBM at the Slater Dome Field, and potentially in the Flattops Prospect, is found at relatively shallow predictable depths, exploration and development costs are generally much lower than for deeper, more geologically complex, oil and gas exploration projects. The wells drilled and completed to extract CBM from these shallower coal seams are therefore much more cost effective to drill and complete. Operating costs, however, for these wells are usually higher than for conventional free-flowing gas wells due to the need to pump and dispose of water during the producing life of the well.

     The United States Geological Survey has estimated coal-bed gas resources of at least 700 trillion cubic feet. About 100 trillion cubic feet of that appears to be economically recoverable with existing technology. CBM gas currently accounts for about 7.5% of total natural gas production in the United States.

     Glossary of Terms

Bcf:                Billion cubic feet.

Bcfe:               Billion cubic feet equivalent.

Gross acre:         An acre in which a working interest is owned, without regard to the size of the interest.

Gross well:         An oil or gas well in which a working interest is owned,
                    without regard to the size of the interest.

Leases: Full or partial leasehold interests in oil and gas prospects, authorizing the owner thereof to drill for, reduce to possession and produce and sell oil and gas, subject to the payment of rentals, bonuses and/or royalties.

MCF:                Thousand cubic feet.

MMBtu One million British Thermal Units. A British Thermal Unit is the amount of heat required to raise the temperature of a one-pound mass of water by one degree Fahrenheit.

MMCF:               One million cubic feet.

Net acres:          One net acre is deemed to exist when the sum of the
                    fractional working interests owned in gross acres equals one. The number of net acres is the sum of the fractional working interests owned in gross acres.

Net well:           One net well is deemed to exist when the sum of fractional working interests owned in gross wells equals one. The number of net wells is the sum of the fractional working interests owned in gross wells.

Proved Developed    Reserves that are expected to be recovered through existing
Reserves:           wells with existing equipment and operating methods.

Proved Oil and      Estimated quantities of crude oil, natural gas and natural
gas Reserves:       gas liquids which geological and engineering data
                    demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, (i.e., prices and costs as of the date the estimate is made.) Prices include consideration of changes in existing prices provided only by contractual arrangements but not on escalations based upon future conditions. For a complete definition of proved oil and gas reserves, see Rule 4-10(a)(2)(3)(4) of Regulation S-X, available on the SEC website at (http://www.sec.gov/divisions/corpfin/forms/regsx.htm#gas).

Proved Undeveloped  Proved reserves that are expected to be recovered from new
Reserves:           wells on undrilled acreage or from existing wells where a
                    relatively major expenditure is required for recompletion.

PV-10 Value         The present value of estimated future gross revenue to be
                    generated from the production of estimated net proved reserves, net of estimated production and future development costs, using prices and costs in effect as of the date indicated (unless such prices or costs are subject to change pursuant to contractual provisions), without giving effect to non-property related expenses such as general and administrative expenses, debt service and future income taxes or to depreciation, depletion and amortization, discounted using an annual discount rate of 10%.

     Competition

     The oil and natural gas industry is intensely competitive. Our competition includes major natural resource companies that operate globally, as well as independent operators located throughout the world, including North America. Many of these companies have greater financial resources than we do. These companies may be able to pay more for productive oil and natural gas properties and exploratory prospects or to define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, these companies may have a greater ability to continue exploration activities during periods of low oil and natural gas market prices. Our larger or integrated competitors may be able to absorb the burden of existing, and any changes to, federal, state, and local regulations more easily than we can, which would adversely affect our competitive position. Our ability to acquire additional properties and to discover reserves in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. In addition, because we have fewer financial and human resources than many companies in our industry, we may be at a disadvantage in bidding for exploratory prospects and producing oil and natural gas properties.

     The three largest CBM producers in the lower 48 states are BP Amoco, Burlington Resources and Phillips Petroleum, all of which produce most of their CBM production from the San Juan Basin in northwest New Mexico and southwest Colorado.

     Anadarko Petroleum Corporation ("Anadarko") is among the largest independent oil and gas exploration and production companies in the world, with
3.01 billion barrels of oil equivalent of proved reserves as of December 31, 2006. Anadarko's major areas of operation are located onshore in the United States, the deepwater of the Gulf of Mexico and Algeria. Anadarko also has production in China, Venezuela and Qatar, a development project in Brazil and is executing strategic exploration programs in several other countries. Anadarko actively markets natural gas, oil and natural gas liquids production and owns and operates gas-gathering systems in its core producing areas. In addition, it is engaged in the hard-minerals business through non-operated joint ventures and royalty arrangements in several coal and industrial mineral mines located on lands within and adjacent to its properties that include an 8,000,000-acre strip running through portions of Colorado, Wyoming and Utah. On August 10, 2006, Anadarko completed the acquisition of Kerr-McGee Corporation ("Kerr-McGee") and on August 23, 2006, Anadarko completed the acquisition of Western Gas Resources, Inc. ("Western"). During 2006, Anadarko significantly increased its tight gas and CBM holdings in the Rocky Mountains area through the acquisitions of Kerr-McGee and Western. Anadarko's CBM operation is located in Wyoming's Powder River basin.

     EOG Resources, Inc. ("EOG") explores, develops, produces and markets natural gas and crude oil primarily in major producing basins in the United States, as well as in Canada, Trinidad, the United Kingdom and selected other international areas. EOG's operations are mainly natural gas and crude oil exploration and production. At December 31, 2006, EOG's total estimated net proved reserves were 6,802 billion cubic feet equivalent (Bcfe), of which 6,095 billion cubic feet (Bcf) were natural gas reserves and 118 million barrels (MMBbl), or 707 Bcfe, were crude oil, condensate and natural gas liquids reserves. At such date, approximately 60% of EOG's reserves (on a natural gas equivalent basis) were located in the United States, 20% in Canada and 20% in Trinidad. EOG increased drilling activity within its core areas of the Rocky Mountain area, drilling 179 net wells during 2006, including 84 net wells in the Uinta Basin, Utah, 40 net wells in the LaBarge Platform, Wyoming, 34 net wells in the Moxa Arch area, Wyoming, and seven net wells in the Williston Basin.

     The following is a summary of the regional competitors that are active in the coal-bed methane segment of the industry:

     As of December 31, 2006, Double Eagle Petroleum Co. ("Double Eagle") owns interests in a total of 664 producing wells. Double Eagle's Eastern Washakie coal-bed natural gas project is a 40-mile-long trend located between the town of Baggs and Rawlins in south-central Wyoming. Double Eagle has acquired interests in 53,570 gross acres (30,387 net acres) along the Atlantic Rim and owns other interests in acreage outside of the Atlantic Rim area.

     Galaxy Energy Corporation ("Galaxy") is in the business of acquiring and developing coal-bed methane and other unconventional and conventional natural gas properties in Wyoming, Texas, Europe and other areas where shallow coal beds offer attractive exploitation opportunities for natural gas. Galaxy's properties in the Powder River Basin consist of about 43,600 net acres in four project areas in Sheridan, Johnson and Campbell counties, plus working interests in a total of 212 coal bed methane wells in various stages of completion and production and 8 water disposal wells. As of March 1, 2007, Galaxy had interests in 173 completed wells, 57 wells in various stages of completion and eight water disposal wells. Galaxy has entered into an agreement to sell its interests in the Powder River Basin to PetroHunter Energy Corporation ("PetroHunter"), subject to PetroHunter receiving financing to complete the transaction.

     Yates Petroleum Corporation, a private independent oil and gas company, leases approximately 80,000 acres along the Cherokee Ridge and Fort Union Coal Fairway adjacent to and southwest of the Slater Dome Prospect.

     Merit Energy Company ("Merit") is a private firm specializing in direct investments in oil and gas assets. Merit owns an interest in over 11,000 wells in the United States, Gulf of Mexico and Canada with net daily production in excess of 100,000 BOEPD. Merit holds acreage in the Fort Union Coal production at South Baggs/West Side Canal directly west of the Slater Dome Prospect.

     Market for Oil and Gas

     The availability of a ready market for our oil and gas depends upon numerous factors beyond our control, including the extent of domestic production and importation of oil and gas, the relative status of the domestic and international economies, the capacity of the gas transportation systems, the marketing of other competitive fuels, fluctuations in seasonal demand and governmental regulation of production, refining, transportation and pricing of oil, natural gas and other fuels.

     During the fiscal year ended February 28, 2007, we entered into an agreement with an independent third party whereby they would market the gas produced from the Slater Dome Field. The agreement can be terminated at any time with 30 days' notice. The production from the Slater Dome Field was sold principally to one purchaser and is being sold on a month-to-month basis.

     Based on the current demand for natural gas and oil, and the availability of other purchasers, we believe that the loss of the major purchaser of our gas would not have a material adverse effect on the Company's financial condition and results of operations.

     Seasonality

     Generally, but not always, the demand for natural gas decreases during the summer months and increases during the winter months. Seasonal weather conditions can limit our drilling and producing activities and other oil and natural gas operations. These seasonal anomalies can pose challenges for meeting our well drilling objectives and can increase competition for equipment, supplies and personnel during the spring and summer months, which could lead to shortages and increase costs or delay our operations.

     Government Regulation

     The production and sale of oil and gas are subject to various federal, state and local governmental regulations, which may be changed from time to time in response to economic or political conditions and can have a significant impact upon overall operations. Matters subject to regulation include drilling permits, discharge permits for drilling operations, drilling bonds, reports concerning operations, the spacing of wells, unitization and pooling of properties, taxation, abandonment and restoration and environmental protection. These laws and regulations are under constant review for amendment or expansion. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity in order to conserve supplies of oil and gas. Changes in these regulations could require us to expend significant resources to comply with new laws or regulations or changes to current requirements and could have a material adverse effect on the company. The regulatory burden on the oil and gas industry increases the cost of doing business in the industry and consequently affects profitability.

     Oil & Gas Regulation

     The governmental laws and regulations which could have a material impact on the oil and gas exploration and production industry are as follows:

     Drilling and Production

     Our operations are subject to various types of regulation at federal, state and local levels. These types of regulation include requiring permits for the drilling of wells, drilling bonds and reports concerning operations. Most states, and some counties and municipalities in which we operate, also regulate one or more of the following:


     o    The location of wells;

     o    The method of drilling and casing wells;

     o    The rates of production or "allowables";

     o The surface use and restoration of properties upon which wells are drilled; and

     o The plugging and abandoning of wells; and notice to surface owners and other third parties.

     State laws regulate the size and shape of drilling and spacing units, or proration units, governing the pooling of oil and natural gas properties. Some states allow forced pooling or integration of tracts to facilitate exploration, while other states rely on voluntary pooling of lands and leases. In some instances, forced pooling or unitization may be implemented by third parties and may reduce our interest in the unitized properties. In addition, state conservation laws establish maximum rates of production from oil and natural gas wells, generally prohibit the venting or flaring of natural gas and impose requirements regarding the ratability of production. These laws and regulations may limit the amount of natural gas and oil we can produce from our wells or limit the number of wells or the locations at which we can drill. Moreover, each state generally imposes a production or severance tax with respect to the production and sale of oil, natural gas and natural gas liquids within its jurisdiction.

     Natural Gas Sales Transportation

     Historically, federal legislation and regulatory controls have affected the price of the natural gas we produce and the manner in which we market our production. The Federal Energy Regulatory Commission ("FERC") has jurisdiction over the transportation and sale for resale of natural gas in interstate commerce by natural gas companies under the Natural Gas Act of 1938 and the Natural Gas Policy Act of 1978.

     FERC also regulates interstate natural gas transportation rates and service conditions, which affects the marketing of natural gas that we produce, as well as the revenues we receive for sales of our natural gas. Commencing in 1985, FERC promulgated a series of orders, regulations and rule-makings that significantly fostered competition in the business of transporting and marketing gas. Today, interstate pipeline companies are required to provide nondiscriminatory transportation services to producers, marketers and other shippers, regardless of whether such shippers are affiliated with an interstate pipeline company. Under FERC's current regulatory regime, transmission services must be provided on an open-access, non-discriminatory, basis at cost-based rates or at market-based rates if the transportation market at issue is sufficiently competitive.

     Mineral Act

     The Mineral Leasing Act of 1920 ("Mineral Act") prohibits direct or indirect ownership of any interest in federal onshore oil and gas leases by a foreign citizen of a country that denies "similar or like privileges" to citizens of the United States. Such restrictions on citizens of a "non-reciprocal" country include ownership or holding or controlling stock in a corporation that holds a federal onshore oil and gas lease. If this restriction is violated, the corporation's lease can be canceled in a proceeding instituted by the United States Attorney General. Although the regulations of the Bureau of Land Management (which administers the Mineral Act) provide for agency designations of non-reciprocal countries, there are presently no such designations in effect.

     Environmental Regulation

     Our activities will be subject to existing federal, state and local laws and regulations governing environmental quality and pollution control. Our operations will be subject to stringent environmental regulation by state and federal authorities, including the Environmental Protection Agency ("EPA"). Such regulation can increase the cost of such activities. In most instances, the regulatory requirements relate to water and air pollution control measures.

     Waste Disposal

     The Resource Conservation and Recovery Act ("RCRA") and comparable state statutes affect oil and gas exploration and production activities by imposing regulations on the generation, transportation, treatment, storage, disposal and cleanup of "hazardous wastes" and on the disposal of non-hazardous wastes. Under the auspices of the EPA, the individual states administer some or all of the provisions of RCRA, sometimes in conjunction with their own, more stringent, requirements. Drilling fluids, produced waters and most of the other wastes associated with the exploration, development and production of crude oil, natural gas or geothermal energy constitute "solid wastes," which are regulated under the less-stringent non-hazardous waste provisions, but there is no guarantee that the EPA or the individual states will not adopt more stringent requirements for the handling of non-hazardous wastes or categorize some non-hazardous wastes as hazardous for future regulation.

     CERCLA

     The federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") imposes joint and several liability for costs of investigation and remediation and for natural resource damages, without regard to fault or the legality of the original conduct, on certain classes of persons with respect to the release into the environment of substances designated under CERCLA as hazardous substances ("Hazardous Substances"). These classes of persons or potentially responsible parties include the current and certain past owners and operators of a facility or property where there is or has been a release or threat of release of a Hazardous Substance and persons who disposed of or arranged for the disposal of the Hazardous Substances found at such a facility. CERCLA also authorizes the EPA and, in some cases, third parties to take actions in response to threats to the public health or the environment and to seek to recover the costs of such action. Although CERCLA generally exempts petroleum from the definition of Hazardous Substances in the course of operations, we may in the future generate wastes that fall within CERCLA's definition of Hazardous Substances. We may also in the future become an owner of facilities or properties on which Hazardous Substances have been released by previous owners or operators. We may in the future be responsible under CERCLA for all or part of the costs to clean up facilities or property at which such substances have been released and for natural resource damages.

     Air Emissions

     Our operations are subject to the Federal Clean Air Act, and associated state laws and regulations, regulate emissions of various air pollutants through the issuance of permits and the imposition of other requirements. In addition, EPA has developed, and continues to develop, stringent regulations governing emissions of toxic air pollutants at specified sources. Major sources of air pollutants are subject to more stringent, federally imposed permitting requirements. Administrative enforcement actions for failure to comply strictly with air pollution regulations or permits are generally resolved by payment of monetary fines and correction of any identified deficiencies. Alternatively, regulatory agencies could require us to forego construction, modification or operation of certain air emission sources.

     Clean Water Act

     The Clean Water Act ("CWA") imposes restrictions and strict controls regarding the discharge of wastes, including produced waters and other oil and natural gas wastes, into waters of the United States, a term broadly defined. Permits must be obtained to discharge pollutants into federal waters. The CWA provides for civil, criminal and administrative penalties for unauthorized discharges of oil, hazardous substances and other pollutants. It imposes substantial potential liability for the costs of removal or remediation associated with discharges of oil or hazardous substances. State laws governing discharges to water also provide varying civil, criminal and administrative penalties and impose liabilities in the case of a discharge of petroleum or its derivatives, or other hazardous substances, into state waters. In addition, the EPA has promulgated regulations that may require us to obtain permits to discharge storm water runoff. In the event of an unauthorized discharge of wastes, we may be liable for penalties and costs.

     We believe that we are in substantial compliance with current applicable environmental laws and regulations.

     As the operator of Slater Dome Field and the Flattops Prospect, the Company is responsible for obtaining all permits and government permission necessary to operate these properties and permits to drill wells. Likewise, we, as the operator of the Flattops Prospect, will be responsible for obtaining all permits and government permission necessary to operate and drill wells on that prospect. SDG is responsible for maintaining easements or other arrangements with owners of the land over which the Gas Gathering Pipeline is built, as well as operating and maintaining the Gas Gathering Pipeline.

Research and Development Activities

     No research and development expenditures have been incurred, either on our account or sponsored by customers, during the past two years.

Employees

     We currently have five employees, including Paul G. Laird, our President and Chief Executive Officer and Les Bates, our Chief Financial Officer, Principal Accounting and Financial Officer, Secretary and Treasurer. Our executive officers devote such time, as each officer deems necessary to perform his duties to the Company and are subject to conflicts of interest.


     From time to time, we use the services of clerical and accounting personnel on a part-time basis and the services of geologists, engineers, landmen and other professionals on a contract basis as may be necessary for our oil and gas operations.

Available Information

     Our Internet website address is www.nfeinc.com. We make available, free of charge, all filings with the SEC and all press releases on this site.

                                LEGAL PROCEEDINGS

     We are not currently subject to any legal proceedings, and to the best of our knowledge, none other is threatened, the results of which would have a material impact on our properties, results of operation or financial condition. Neither, to the best of our knowledge, are any of our officers or directors involved in any legal proceedings in which we are an adverse party.

                                   MANAGEMENT

Directors, Executive Officers and Key Employees

     All of our directors hold office until the next annual general meeting of the shareholders or until their successors are elected and qualified. Our officers are appointed by our board of directors and hold office until their earlier death, retirement, resignation or removal.

     Our directors and executive officers, their ages, positions held are as follows:

     Name                 Age      Position with the Company
     ----                 ---      -------------------------

     Paul G. Laird         50      President, CEO and Director

     Les Bates             64      Chief Financial Officer, Principal Accounting
                                   & Financial Officer, Secretary/Treasurer, and Director

     Grant I. Gaeth        75      Director


     The following information summarizes the business experience of our officers and directors:

     Paul G. Laird has been the President, Chief Executive Officer and a director of the Company since April 2003. Mr. Laird was previously a director of Skyline from June 2003 to February 2005. He is currently the president of NRG, a privately-held oil and gas exploration and development company, a position he has held since 1997. Prior to that, he was the vice president of land operations for Western Alliance Petroleum Corporation and land manager for Canterra Petroleum, Inc., both private oil and gas companies. During this time, he was active in oil and gas exploration and development in the states of Montana, North Dakota, Colorado, Nebraska, Wyoming and Utah. Mr. Laird was a founder of International Marketing Corporation of Colorado, a private company engaged in the restaurant business. Mr. Laird is also a manager of NRGG, the general partner of SDG. He received a Bachelor of Science in business with an emphasis in petroleum, land and real estate management from the University of Colorado in 1980.

     Les Bates has been the Chief Financial Officer, Principal Accounting and Financial Officer, Secretary, Treasurer and a director of the Company since April 2003. Mr. Bates was previously the Secretary and a director of Skyline from June 2003 to February 2005. Mr. Bates established Les Bates & Associates, Inc. in 1974 after five years of working with two of what were then known as "Big 10" accounting firms. Les Bates & Associates, Inc. has provided a broad range of auditing, accounting and tax services to public and private corporations, consisting of oil and gas companies, oil and gas drilling and development programs, mining and mineral exploration entities, light manufacturing companies, real estate developers, contractors, alternative energy companies and private individuals. Mr. Bates has taught oil and gas accounting classes as an adjunct professor at the University of Colorado - Denver and for the American Institute of Bankers, Denver chapter.

     Grant I. Gaeth has been a director since April 2003 and has been involved in exploring for oil and gas since his graduation from Utah State University in 1953. He began his career with The Carter Oil Company and Humble Oil and Refining Company (Exxon), working as a field geologist in the Colorado Plateau, Basin and Range geological provinces. He worked on Exxon's geological efforts along the Colorado River, mapping structural leads throughout the Southern half of Utah. Mr. Gaeth has been self-employed as an independent consulting geologist for the last 37 years.

     There are no family relationships among directors or executive officers, nor any arrangements or understandings between any director and any other person pursuant to which any director was elected as such. The present term of office of each director will expire at the next annual meeting of stockholders.

     Our executive officers are elected annually at the first meeting of our Board of Directors held after each annual meeting of stockholders. Each executive officer holds office until his successor is duly elected and qualified, until his resignation or until removed in the manner provided by our bylaws.

     Currently, we do not have an audit committee and, as such, do not have a financial expert on our audit committee. We do not have a compensation or nominating committee of the Board of Directors and the Board of Directors, none of whom are independent accordingly to Section 121 of the American Stock Exchange Company Guide, performs such functions on behalf of the Company.

     On December 1, 2006 and in a subsequent closing on January 16, 2007, the Company held a closing on the sale of an aggregate of 260 investment units to Iris Energy Holding Corp. (the "Units"). Each Unit consists of: (i) $50,000 of 2.5% Series C Cumulative Convertible Preferred Stock, par value $0.001 (the "Series C Preferred"), convertible into 47,619 shares of the Company's $0.001 par value common stock (the "Common Stock") at a price of $1.05 per share (the "Conversion Price"); (ii) a three-year warrant to purchase 47,319 shares of Common Stock at an exercise price of $1.50 per share (the "AC Warrants"); and
(iii) a three year warrant to purchase 23,810 shares of Common Stock at an exercise price of $2.00 per share (the "BC Warrants").

     On July 16, 2007, New Frontier Energy, Inc. (the "Company") and Iris Energy Holding Corp., a Samoa company ("Iris Energy") ,entered into an agreement (the "Iris Energy Directors Agreement") pursuant to which the Company granted to Iris Energy the right to appoint up to an equal number of members to the board of directors that have not been previously appointed by Iris Energy as are present on the Company's board of directors at any time. The Iris Energy Director Agreement is effective as of December 1, 2006.

     The Iris Energy Directors Agreement provides that the Iris Energy Directors Agreement terminates immediately on the earlier to occur of the following: (i) at such time as Iris Energy owns fewer than 35,000 shares of the Company's 2.5% Series C Cumulative Convertible Preferred Stock, par value $0.001 (the "Series C Preferred Stock") and fewer than 3,500,000 shares of the Company's $0.001 par value common stock (the "Common Stock"), (ii) if at any time prior to December 1, 2009 the Company conducts private or public offerings that aggregate $20,000,000 or more of the Company's common stock or securities that are convertible into shares of the Company's common stock; or (iii) December 1, 2009.

Website and Code of Business Conduct and Ethics

     Our website address is http://www.nfeinc.com. Our website includes a link to access our forms filed with the Commission. Upon written request, we will make available free of charge our annual report on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC.

     On May 17, 2007, the Board of Directors adopted a Code of Ethics that applies to its principal executive officer, principal financial officer and principal accounting officer. A copy of the code of ethics applicable to our principal executive officer, principal financial officer and principal accounting officer is attached to our Annual Report on Form 10-KSB as exhibit
14.1 filed on May 23, 2007. Additionally, our Code of Ethics will be posted on our website and will be available in print free of charge to any stockholder who requests them. Requests should be sent by mail to our corporate secretary at our principal office at 1789 W. Littleton Blvd., Littleton, Colorado 80120.

Involvement in Certain Legal Proceedings

     During the past five years, none of our directors, executive officers or persons that may be deemed promoters is or has been involved in any legal proceeding concerning (i) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction permanently or temporarily enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity; or (iv) been found by a court, the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law (and the judgment has not been reversed, suspended or vacated).

Compliance With Section 16(a) of the Exchange Act

     Section 16(a) of the Exchange Act generally requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities ("10% owners") to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors and executive officers and 10% owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of copies of such reports furnished to us and verbal representations that no other reports were required to be filed during the fiscal year ended February 28, 2007, all Section 16(a) filing requirements were met except that Grant Gaeth failed to timely file two Form 4's in March 2006 and February 2007 each reporting one transaction. Mr. Gaeth filed Form 4s on March 15, 2006 and March 12, 2007 disclosing these transactions.

Corporate Governance

     Committees

     The Company does not have an audit committee, compensation committee, nominating committee, or other committee of the board that performs similar functions. The entire board of directors of the Company, of which none of our directors are considered "independent" as defined in Section 121 of the American Stock Exchange listing standards, perform the roles of these committees. Consequently the Company has not designated an audit committee financial expert.

                             EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

     Our executive compensation program for the named executive officers (NEOs) is administered by the Company's Board of Directors. We do not have a compensation committee.

Compensation Objectives

     We believe that the compensation programs for our NEOs should reflect our performance and the value created for the Company's stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company, and should reward individual contributions to the Company's success. We believe that the structure of the compensation programs for our executives reflects these objectives. Our compensation programs consist of three basic components: base salary, short-term compensation and long-term compensation.

Elements of Compensation

     The elements of our compensation program include: (1) base salary, (2) short term compensation, and (3) long term compensation.

     Base Salary. Each of the Company's NEO are paid a base salary. Base salaries for the NEO's are established based on the scope of their responsibilities, professional qualifications and the other elements of the executive's compensation.

     Short-term Compensation. Short-term compensation consists primarily of cash bonuses. The short-term components are designed to reward the contributions of the NEOs toward the Company's annual financial, operational and strategic goals and reward individual performance.

     Long-term Compensation. Long-term compensation is comprised of various forms of equity compensation. The long-term elements are designed to assist the Company in long-term retention of key personnel and further align the interests of our NEOs with our shareholders.

     The determination of each element of compensation to the NEOs are entirely in the discretion of the Board. We do not currently use any specific benchmarks or performance goals in determining the elements of and the size of awards and compensation.


Equity Award Practices

     All equity awards are approved before or on the date of grant. The exercise price of at-the-money stock options and the grant price of all full-value awards is the closing price on the date of grant.

     Our equity award approval process specifies the individual receiving the grant, the number of units or the value of the award, the exercise price or formula for determining the exercise price and the date of grant. The Company has no program, plan or practice to the timing of its option grants.

Summary Compensation Table

     The following table summarizes the compensation of Paul G. Laird and Les Bates, the Company's NEOs for the fiscal years ended February 28, 2007 and 2006.


Name and Principal       Fiscal Year  Salary    Bonus     Stock Awards  Option Awards  All other    Total ($)
Position                                                                               Compensation
-------------------------------------------------------------------------------------------------------------
Paul G. Laird            2007         $115,000  $110,000  $0            $325,000(2)    $28,254 (4)  $578,254
Chief Executive          2006         $84,996   $ 30,000  $117,000(1)   $46,962 (3)    $ 0          $278,958
Officer and President

Les Bates                2007         $112,500  $110,000  $0            $260,000(2)    $0           $482,500
Principal Accounting     2006         $84,996   $ 30,000  $117,000 (1)  $46,962 (3)    $0           $278,958
and Financial Officer

(1) On May 19, 2005, the Company granted restricted stock awards, which vested on that date, of 100,000 shares of its Common Stock to its two executive officers as compensation for services. The Company's Common Stock closed at $1.17 on that day.
(2) Awards to Messrs. Laird and Bates were made on November 10, 2006. The aggregate number of options granted to Mr. Laird was 1,250,000 which had a SFAS No. 123(R) value of $1,300,000 or $1.04 per share and the aggregate number of options granted to Mr. Bates was 1,000,000 and had a SFAS No. 123(R) of $1,040,000 or $1.04 per share. The amounts recorded in this table are based upon the number of vested options as of February 28, 2007 multiplied by the SFAS No. 123(R) value per share. The options are exercisable at an exercise price of $1.25 per share. The fair value of the options was estimated on the date of the grant utilizing the Black-Scholes option pricing model with the following assumptions: expected life of the options is 10 years, expected volatility of 81%, risk free interest rate of 4.73% and no dividend yield. The amounts in this column reflect the compensation cost recognized by the Company for the fiscal year ended February 28, 2007. The Company accounts for employee stock options under the "modified-prospective." Under the "modified-prospective" method, compensation cost is recognized in the financial statements beginning with the effective date, based on the requirements of SFAS No. 123(R) for all share-based payments granted after that date, and based on the requirements of SFAS No. 123 for all unvested awards granted prior to the effective date of SFAS No. 123(R).
(3) Awards to Messrs. Laird and Bates were made on May 13, 2005 and valued at $1.02 per share. The awards represent options to acquire 75,000 shares of Common Stock at an exercise price of $1.15 per share, exercisable until May 13, 2015. The value of the awards were calculated using the Black-Scholes model. For a discussion of valuation assumptions, see Note 8 -- Equity Incentive Plan Stock Option Plan of the Notes to Consolidated Financial Statements included in our annual report on Form 10-KSB for year ended February 28, 2006. The compensation cost was not recognized as in fiscal 2006 because the Company accounted for stock-based compensation in accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation," which provided for the pro-forma presentation of compensation expense related to employee option grants.
(4) Represents accrued management fees in the amount of $28,254 to be paid to Natural Resource Group Gathering LLC, the general partner of SDG ("NRGG"). Paul G. Laird is a Manager of NRGG.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Individual Arrangements and Employment Agreements

     The following is a description of the individual arrangements that we have made with Messrs. Laird and Bates with respect to their compensation. Messrs. Laird and Bates were each paid during the fiscal year ended February 28, 2007 in accordance with his employment agreements with us, which is described. In addition, Messrs. Laird and Bates also have a Change-in-Control payment that is described in the "Potential Payments Upon Termination" below.

Paul G. Laird - Chief Executive Officer and President

     Paul G. Laird has been the President, Chief Executive Officer and a director of the Company since April 2003. Effective August 1, 2006, Mr. Laird's employment agreement was modified to provide that Mr. Laird would receive base salary compensation in the amount of $155,000 per annum. Mr. Laird's base salary compensation is adjusted annually at the rate of inflation as measured by the federal Consumer Price Index, or $6,000, whichever is greater. The compensation is subject to annual escalations based on cost-of-living and merit increases approved by the Board. Mr. Laird is also eligible for bonuses, to be determined by the Board in it sole discretion. Effective October 31, 2006, Mr. Laird's employment agreement was modified to expire October 31, 2009; however, it is automatically renewable on an annual basis for additional one-year increments.

     During the fiscal year ended February 28, 2007, Mr. Laird was granted an aggregate of $110,000 in cash bonuses. On June 6, 2006, Mr. Laird was granted a $30,000 cash bonus and on December 20, 2006, Mr. Laird was granted an additional $80,000 cash bonus. The short-term components of compensation for the Company's NEOs are designed to reward the contributions of the NEOs toward the Company's annual financial, operational and strategic goals and reward individual performance. The bonus amounts were determined arbitrarily by the board of directors of the Company based upon their analysis of Mr. Laird's performance during the fiscal year ended February 28, 2007. During the fiscal year ended February 28, 2007, the board of directors considered the significance of Mr. Laird's contributions in the Company's acquisition of Cedar Ridge, LLC's ("Cedar Ridge") 36.66667% working interest (29.33336% net revenue interest) in eleven gas and 2 water disposal wells and 33,949 net acres in the Slater Dome Field located along the eastern edge of the Greater Green River basin in northwest Colorado and south central Wyoming which was consummated effective December 14, 2006, in determining that Mr. Laird should be awarded a greater bonus amount than that awarded during the fiscal year ended February 28, 2006. The board of directors does not currently have a formula in place to determine the amount of bonus compensation to be paid to Mr. Laird.

     In his position as President and Chief Executive Officer, Mr. Laird exercises detailed supervision over the operations of the Company and is ultimately responsible for the operations of the Company, including but not limited to land acquisitions and exploration and development of the Company's properties. Mr. Laird further performs all duties incident to the title of Chief Executive Officer and President and such other duties as from time to time may be assigned to him by the Board of Directors. Mr. Bates' is responsible for all duties incident to the title of Principal Accounting and Financial Officer, Secretary and Treasurer. The board of directors has considered these factors and Mr. Laird's increased responsibilities as the President and Chief Executive Officer of the Company in compensating Mr. Laird as compared to Mr. Bates. During the fiscal year ended February 28, 2007, Mr. Laird was compensated $2,500 more and was awarded an additional 250,000 options to purchase shares of the Company's common stock as compared to Mr. Bates.

Les Bates - Principal Accounting and Financial Officer and Secretary and
Treasurer

     Les Bates has been the Chief Financial Officer, Principal Accounting and Financial Officer, Secretary, Treasurer and a director of the Company since April 2003. Effective August 1, 2006, Mr. Bates' employment agreement was modified to provided that Mr. Bates would receive base salary compensation in the amount of $150,000 per annum. Mr. Bates' base salary compensation is adjusted annually at the rate of inflation as measured by the federal Consumer Price Index, or $6,000, whichever is greater. The compensation is subject to annual escalations based on cost-of-living and merit increases approved by the Board. Mr. Bates is also eligible for bonuses, to be determined by the Board, in its sole discretion. Effective October 31, 2006, Mr. Bates' employment agreement was modified to expire October 31, 2009; however, it is automatically renewable on an annual basis for additional one-year increments.

     During the fiscal year ended February 28, 2007, Mr. Bates was granted an aggregate of $110,000 in cash bonuses. On June 6, 2006, Mr. Bates was granted a $30,000 cash bonus and on December 20, 2006, Mr. Bates was granted an additional $80,000 cash bonus. The bonus amounts were determined arbitrarily by the board of directors of the Company based upon their analysis of Mr. Bates' performance during the fiscal year ended February 28, 2007. During the fiscal year ended February 28, 2007, the board of directors considered the significance of Mr. Bates' contributions in the Company's acquisition of Cedar Ridge's 36.66667% working interest (29.33336% net revenue interest) in eleven gas and 2 water disposal wells and 33,949 net acres in the Slater Dome Field located along the eastern edge of the Greater Green River basin in northwest Colorado and south central Wyoming which was consummated effective December 14, 2006, in determining that Mr. Bates should be awarded a greater bonus amount than that awarded during the fiscal year ended February 28, 2006. The board of directors does not currently have a formula in place to determine the amount of bonus compensation to be paid to Mr. Bates.

     Messrs. Laird and Bates are also officers, directors and principal shareholders of Natural Resources Group, Inc., a Colorado corporation ("NRGI"). NRGI is an inactive company that was previously engaged in the business of the acquisition and sale of oil and gas prospects. Due to the inactive status of NRGI, Messrs. Laird and Bates do not believe that there is any conflict of interest in connection with their positions with NRGI. The Company's Board of Directors intend to adopt board resolutions that will set forth the policies and procedures for dealing with potential conflicts of interest between the Company and its officers and directors. Messrs Laird and Bates each dedicate approximately 40 to 50 hours per week for Company business.

Outstanding Equity Awards at Fiscal Year End

     The following table sets forth information concerning options awards to Messrs. Laird and Bates at the fiscal year ended February 28, 2007. The Company did not grant any stock awards during the fiscal year ended February 28, 2007.

                                             Option Awards
---------------------------------------------------------------------------------------------------
                    Grant Date          Number of         Number of     Option        Option
                                        Securities        Securities   Exercise     Expiration
Name                                    Underlying        Underlying    Price          Date
                                       Unexercised       Unexercised
                                        Options (#)      Options (#)
                                       Exercisable      Unexercisable
---------------- ------------------ ------------------ --------------- --------- ------------------
Paul G. Laird      May 13, 2005          75,000                0        $1.15      May 13, 2015
                 November 10, 2006       312,500          937,500 (1)   $1.25    November 10, 2016
                   June 1, 2004          25,000                0        $1.00      June 1, 2014
                 October 25, 2004        100,000               0        $0.75    October 25, 2014
---------------- ------------------ ------------------ --------------- --------- ------------------
Les Bates          May 13, 2005          75,000                0        $1.15      May 13, 2015
                 November 10, 2006       250,000          750,000 (2)   $1.25    November 10, 2016
                   June 1, 2004          25,000                0        $1.00      June 1, 2014
                 October 25, 2004        100,000               0        $0.75    October 25, 2014
---------------- ------------------ ------------------ --------------- --------- ------------------

(1) On November 10, 2006, the Company granted Paul G. Laird 1,250,000 options to acquire shares of the Company's Common Stock which are exercisable at a price of $1.25. The Stock Options vest at a rate of 156,250 shares each fiscal quarter ending November 30, February 28, May 31 and August 31 through November 30, 2008.
(2) On November 10, 2006, the Company granted Les Bates 1,000,000 options to acquire shares of the Company's Common Stock which are exercisable at a price of $1.25. The Stock Options vest at a rate of 125,000 shares each fiscal quarter ending November 30, February 28, May 31 and August 31 through November 30, 2008.

     On May 19, 2005, the Company granted 100,000 shares of its restricted stock to Messrs Laird and Bates, which vested immediately on that date as compensation for services. The Company's Common Stock closed at $1.17 on that day.


Option Exercises During Fiscal Year

     There were no options exercised by the NEO's during the year ended February 28, 2007.

Potential Payments Upon Termination

Cash Compensation.

     Messrs. Laird and Bates' employment agreements contain provisions under which the Company will be obligated to pay Mr. Laird and Mr. Bates certain compensation upon their termination. The following tables set forth the details of the estimated payments and benefits that would be provided to Mr. Laird and Mr. Bates in the event that their employment with us is terminated for any reason, including a termination for cause, resignation or retirement, a constructive termination, a without cause termination, death, long term disability, and termination in connection with a change in control.

-----------------------------------------------------------------------------------------------------------
Paul G. Laird      Termination by   Illness or   With cause  Without cause   Resignation/   Termination in
                   Mutual           incapacity                               retirement       Connection
                   Agreement                                                                 with a Change
                                                                                             in Control
-----------------------------------------------------------------------------------------------------------
Cash Compensation         0               0           0       $ 426,250            0          $889,700 (2)
                                                                (1)(2)
-----------------------------------------------------------------------------------------------------------
Unvested Stock            0               0 (3)       0         0 (3)              0              0 (3)
Options
-----------------------------------------------------------------------------------------------------------

(1) Upon termination without cause, the Company shall (i) make a lump sum cash payment to Mr. Bates within 10 days after termination is effective of an amount equal to (1) Mr. Laird's base salary accrued to the date of termination;
(2) unreimbursed expenses accrued to the date of termination; (3) an amount equal to the greater of (a) Mr. Laird's annual base salary (i.e., 12 months of base salary), or (b) amounts remaining due to Mr. Laird as base salary (assuming that payments under his employment agreement were made until expiration of the initial term or if applicable the renewal term), and (4) any other amounts due to Mr. Laird under his employment agreement. This amount represents amounts remaining due to Mr. Laird as base salary for the remaining term of his employment agreement.
(2) For purposes of this table, we have assumed Mr. Laird's termination on February 28, 2007.
(3) Mr. Laird's unvested stock options granted on November 10, 2006 are exercisable at a price of $1.25 per share, which exceeded the closing price of the Company's common stock on February 28, 2007, which was $1.23 per share.

------------------------------------------------------------------------------------------------------------
Les Bates          Termination by   Illness or  With cause  Without cause   Resignation/  Termination in
                   Mutual           incapacity                              retirement      Connection
                   Agreement                                                               with a Change
                                                                                            in Control
------------------------------------------------------------------------------------------------------------
Cash Compensation         0              0           0       $ 400,000            0          $848,500 (2)
                                                               (1)(2)
------------------------------------------------------------------------------------------------------------
Unvested    Stock         0              0 (3)       0         0 (3)              0              0 (3)
Options
------------------------------------------------------------------------------------------------------------

(1) Upon termination without cause, the Company shall (i) make a lump sum cash payment to Mr. Bates within 10 days after termination is effective of an amount equal to (1) Mr. Bates' base salary accrued to the date of termination;
(2) unreimbursed expenses accrued to the date of termination; (3) an amount equal to the greater of (a) Mr. Bates' annual base salary (i.e., 12 months of base salary), or (b) amounts remaining due to Mr. Bates as base salary (assuming that payments under his employment agreement were made until expiration of the initial term or if applicable the renewal term), and (4) any other amounts due to Mr. Bates under his employment agreement. This amount represents amounts remaining due to Mr. Bates as base salary for the remaining term of his employment agreement.

(2) For purposes of this table, we have assumed Mr. Bates' termination on February 28, 2007.
(3) Mr. Bates' unvested stock options granted on November 10, 2006 are exercisable at a price of $1.25 per share, which exceeded the closing price of the Company's common stock on February 28, 2007, which was $1.23 per share.

     If, at any time during the term of Mr. Laird and/or Mr. Bates' employment agreements there is a change of control of the Company and Mr. Laird and/or Mr. Bates' employment is terminated by the Company, upon the mutual agreement of the parties, for illness or incapacity, without cause, or by resignation or retirement (each as more specifically set forth in the respective employment agreements) within the greater of one (1) year following the change of control or the remaining term of the employment agreements (the "Change of Control Date"), the Company shall pay to Mr. Laird and/or Mr. Bates (a) the balance of all amounts due from the Change of Control Date until the end of the term of the employment agreement plus (b) an amount equal to 2.99 times the sum of (i) his respective annual Base Salary (as defined in the employment agreements) as in effect on the date of termination plus (ii) the amount of bonus paid in the prior year to Mr. Laird and/or Mr. Bates', and (c) any other amounts due to Mr. Laird and/or Mr. Bates' under any other provision of their employment agreements. This amount shall be paid to Mr. Laird and/or Mr. Bates' in one lump sum as soon as practicable, but in no event later than one hundred twenty (120) days, after the date that employment is terminated. In addition to the lump sum payment referenced in the preceding sentence, the Company shall pay to Mr. Laird and/or Mr. Bates' any accrued and unpaid bonuses at the same time as the lump sum payment is made.

     A change of control is defined in the employment agreements to mean the occurrence of one or more of the following three events:

     (1) Any person becomes a beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) directly or indirectly of securities representing 33% or more of the total number of votes that may be cast for the election of directors of the Company;

     (2) Within two years after a merger, consolidation, liquidation or sale of assets involving the Company, or a contested election of a Company director, or any combination of the foregoing, the individuals who were directors of the Company immediately prior thereto shall cease to constitute a majority of the Board of Directors; or

     (3) Within two years after a tender offer or exchange offer for voting securities of the Company, the individuals who were directors of the Company immediately prior thereto shall cease to constitute a majority of the Board of Directors.

     Further, if any payment or distribution by the Company to Mr. Laird and/or Mr. Bates is determined to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, Mr. Laird and/or Mr. Bates shall be entitled to receive a payment on an after-tax basis equal to the excise tax imposed.

Effects of Termination Events or Change in Control on Unvested Equity Awards

     All unvested stock option awards granted to Messrs. Laird and Bates provide that upon a change of control, the unvested stock options shall immediately vest and be exercisable immediately.

Compensation of Non-Management Directors

         The following table provides certain information concerning the compensation of the Company's non-management director, Grant Gaeth for the fiscal year ended February 28, 2007.


                                   Director Compensation
------------------------------------------------------------------------------------
Name             Fees Earned   Stock Awards  Option Awards   All other        Total
                 or Paid in                                 Compensation
                 Cash
------------------------------------------------------------------------------------
Grant Gaeth      $ 0           $0             $130,000(1)    $77,250 (2)   $ 207,250
---------------- ------------- ------------- -------------- -------------- ---------

(1) On November 10, 2006, the Company granted Grant Gaeth 500,000 options to acquire shares of the Company's Common Stock which are exercisable at a price of $1.25. The stock options vest at a rate of 62,500 shares each fiscal quarter ending November 30, February 28, May 31 and August 31 through November 30, 2008. These stock options have a strike price of $1.25 per share and a SFAS No. 123(R) value of $1.04 per share. As of February 28, 2007, 125,000 of these options had vested and were exercisable and 375,000 of these options remained unvested. The amounts in this column reflect the compensation cost recognized by the Company for the fiscal year ended February 28, 2007.
(2) Reflects consulting fees paid to GeoEx, Ltd, an entity controlled by Grant Gaeth, that provides geological consulting services.

Cash Compensation.

     We have not paid any cash compensation to our directors for their service on our Board of Directors. However, we intend to pay $100 per meeting to our directors for the foreseeable future.

Liability Insurance.

     The Company has provided liability insurance for its directors and officers since April 13, 2005. American International Specialty Lines Insurance Company is the underwriter of the current coverage, which extends until April 13, 2008. The annual cost of this coverage is approximately $25,000.

Stock Option and Stock Grant Plan

     On June 6, 2003, we adopted the New Frontier Energy, Inc. Stock Option and Stock Grant Plan (the "2003 Plan"). The 2003 Plan allows for the issuance of incentive (qualified) options, non-qualified options and the grant of stock or other equity incentives to our employees, consultants, directors and others providing service of special significance to our company. The 2003 Plan is administered by a committee to be appointed by our Board of Directors, or in the absence of that appointment, by the Board itself. The 2003 Plan provides for the issuance of up to 625,000 shares or options.

     Incentive stock options may be granted only to statutory employees. Non-qualified options and stock grants may be made to employees, consultants, directors and other individuals or entities determined by the committee. Incentive and non-qualified options may be granted to the same individual, in the discretion of the committee. The terms of the options or the grants, including the number of shares covered by the option or award, the exercise price, vesting schedule, and term, are determined in the sole discretion of the committee, except that incentive options must satisfy the requirements of the Internal Revenue Code applicable to incentive options. No option may be exercised more than ten years from the date of grant. The 2003 Plan expires in 2013.

     As of May 4, 2007, we had granted 600,000 options to acquire shares of our common stock pursuant to the 2003 Plan and have 25,000 options to acquire shares of our common stock available for grant under the 2003 Plan.

2007 Omnibus Long Term Incentive Plan

     In August 2006, the Board of Directors adopted the Company's 2007 Omnibus Long Term Incentive Plan (the "2007 Plan"), which authorizes the issuance of up to 10,000,000 shares of the Company's Common Stock that may be issued under the 2007 Plan. The 2007 Plan requires submission to the shareholders for ratification and accordingly, no options have been granted under the 2007 Plan. On June 11, 2007, the shareholders of the Company approved and ratified the 2007 Plan.

     The purposes of the 2007 Plan are to provide those who are selected for participation in the 2007 Plan with added incentives to continue in the long-term service of the Company and to create in such persons a more direct interest in the future success of the operations of the Company by providing such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. The 2007 Plan is also designed to provide a financial incentive that will help the Company attract, retain and motivate the most qualified employees, consultants and advisors. The 2007 Plan is administered by a committee of the members of the board of directors, or in the absence of appointment of a committee, by the entire Board of Directors.

     Pursuant to the terms of the 2007 Plan, the Committee may grant incentive stock options ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), non-qualified stock options ("Non-Qualified Options"), restricted stock awards, stock grants and stock appreciation rights (collectively the "Awards") to Eligible Employees and Eligible Consultants, each as defined in the 2007 Plan. Eligible Consultants are those consultants and advisors to the Company who are determined, by the Committee, to be individuals whose services are important to the Company and who are eligible to receive Awards, other than Incentive Options, under the Plan. The number of Eligible Consultants will vary from time to time.

     Stock options granted under the 2007 Plan may be either Incentive Options or Non-Qualified Options. The exercise price of a stock option granted under the 2007 Plan will be determined by the Committee at the time the option is granted, the exercise price may or may not be the fair market value of our Common Stock. Stock options are exercisable at the times and upon the conditions that the Committee may determine, as reflected in the applicable option agreement. The Committee will also determine the maximum duration of the period in which the option may be exercised, which may not exceed ten years from the date of grant. All of the shares available for issuance under the Plan may be made subject to Incentive Options.

     The option exercise price must be paid in full at the time of exercise, and is payable (in the discretion of the Committee) by any one of the following methods or a combination thereof:

     o    in cash or cash equivalents,
     o    the surrender of previously acquired shares of our Common Stock,
     o authorization for us to withhold a number of shares otherwise payable pursuant to the exercise of an option, or
     o to the extent permitted by applicable law, through any other procedure acceptable to the Committee.

     The 2007 Plan provides for awards of our Common Stock that are subject to restrictions on transferability imposed under the 2007 Plan and other restrictions that may be determined by the Committee in its discretion. Such restrictions will lapse on terms established by the Committee. Except as may be otherwise provided under the award agreement relating to the restricted stock, a participant granted restricted stock will have all the rights of a stockholder.

     The 2007 Plan provides that the Committee, in its discretion, may award Stock Appreciation Rights ("SARs"), either in tandem with stock options or freestanding and unrelated to options. From time to time during the duration of the 2007 Plan, the committee may, in its sole discretion, adopt one or more incentive compensation arrangements for Participants pursuant to which the Participants may acquire shares of Stock, whether by purchase, outright grant, or otherwise.

     The maximum number of shares of Common Stock that are authorized for issuance under the 2007 Plan is 10,000,000.

     The Board of Directors may modify or terminate the 2007 Plan or any portion of the 2007 Plan at any time (subject to participant consent where such change would adversely affect an award previously granted to the participant), except that an amendment that requires stockholder approval in order for the 2007 Plan to continue to comply with any law, regulation or stock exchange requirement will not be effective unless approved by the requisite vote of our stockholders. In addition, the 2007 Plan or any outstanding option may not be amended to effectively decrease the exercise price of any outstanding option unless first approved by the stockholders. No awards may be granted under the 2007 Plan after the day prior to the tenth anniversary of its adoption date, but awards granted prior to that time can continue after such time in accordance with their terms.

Royalty and Working Interest Plan

     On May 17, 2007, the Board of Directors adopted the Company's Royalty and Working Interest Plan effective as of October 31, 2006. Pursuant to the Royalty and Working Interest Plan, a committee consisting of members of the board of directors shall administer the Plan and may select an overriding royalty or similar interest of an exploratory or development property or property for distribution to the participants of the Plan. The selection of properties is to be determined by the Board of Directors or a committee thereof, and it will be based upon all relevant factors such as sound corporate management and existing royalty burdens on the properties. The participants in the plan and the total overriding royalty or similar interest set aside for distribution to the participants in a property shall be determined by the Committee. As of July 30, 2007, the Committee had not granted any awards under the Royalty and Working Interest Plan.

            INDEMNIFICATION AND LIMITATION ON LIABILITY OF DIRECTORS

     Our Articles of Incorporation provide that we may indemnify, to the fullest extent permitted by the Colorado Business Corporation Act, any director, office, employee or agent. At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     Our Articles of Incorporation limit the liability of our directors to the fullest extent permitted by the Colorado Business Corporation Act. Specifically, our directors will not be personally liable for monetary damages for breach of fiduciary duty as directors, except for:

     o    any breach of the duty of loyalty to us or our stockholders;

     o acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law;

     o dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions;

     o    violations of certain laws; or

     o any transaction from which the director derives an improper personal benefit. Liability under federal securities law is not limited by the Articles of Incorporation.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Raymond McElhaney and Bill M. Conrad, directors of the Company who resigned on February 25, 2005, and Ronald R. McGinnis, a director who resigned on April 3, 2003, are considered "promoters," and took initiative in organizing the business of our Company. In connection with our initial capitalization, each of Messrs. McElhaney, Conrad and McGinnis received shares of our Common Stock at a price of $0.001 per share; Messrs. McElhaney and Conrad received 312,500 shares in exchange for cash of $1,250 and Mr. McGinnis received 250,000 shares in exchange for $1,000, each share amount adjusted for subsequent stock splits. Messrs. McElhaney, Conrad and McGinnis were the only members of the Board of Directors approving those transactions. Since the Company had only recently been formed and had no prior sales of stock to compare, the price at which the shares were issued to the foregoing individuals was determined with reference to the par value of our Common Stock.

     We lease approximately 1,600 square feet of office space located at 1789 W. Littleton Blvd., Littleton, Colorado 80120, for approximately $2,667 per month. The lease expires on December 31, 2008. The lease is with Spotswood Properties, LLC, ("Spotswood") a Colorado limited liability company and an affiliate of Paul
G. Laird, President and Chief Executive Officer of the Company. The Lease is on terms that the Board of Directors, which includes Mr. Laird, believe are no less favorable than those that may be obtained from third parties. The aggregate amount of payments due to Spotswood from February 28, 2007 during the remaining term of the lease is $58,674. Spotswood was paid $32,004 and $24,953 during the fiscal years ended February 28, 2007 and 2006, respectively. During the year ended February 28, 2006, the Company paid $51,005 for leasehold improvements at the office space.

     The Company paid GeoEx, Ltd., a corporation in which Grant Gaeth, a director of the Company, is an officer, directors and principal shareholder for geologic consulting $77,250 and $36,000 during the fiscal years ended February 28, 2007 and 2006, respectively.

     During the fiscal year ended February 28, 2005, the Company issued 60,000 shares of its Common Stock to two of its former directors Raymond McElhaney and Bill M. Conrad, in consideration for cancellation of accrued compensation in the amount of $45,000. Such compensation was accrued in the fiscal year ended February 28, 2003, when the directors were also the Company's operating officers. Market value of the Company's Common Stock on the date of issue was $0.47 per share. The difference between the market value of the stock and the accrued compensation was credited to additional paid-in capital.

     During the year ended February 28, 2006, SDG paid a corporation controlled by Paul G. Laird, President and Chief Executive Officer of the Company, a construction management fee of $100,000 in connection with SDG's service as the general contractor when building the Gas Gathering Pipeline.

     During the year ended February 28, 2007 and 2006, SDG accrued management fees in the amount of $15,192 and $13,062, respectively to NRGG, an entity partially controlled by Paul G. Laird, President and Chief Executive Officer of the Company.

     Paul Laird, President and Chief Executive Officer of the Company, is an officer, director and principal shareholder of NRG and a manager of the General Partner, as defined above, of SDG, the partnership organized for the construction of the Gas Gathering Pipeline from the Company's Slater Dome Prospect, in which the Company owns 82.76% of the limited partnership interests in SDG. The Company will receive 74.48% of SDG cash distributions until the limited partners have received cash distributions equal to their initial capital contributions and 62.07% of cash distributions thereafter (see Item 1 - Description of Business for a description of the distributions to be allocated according to the Partnership Agreement). The General Partner will have a 10% carried interest in the Gas Gathering Pipeline from the Company's Slater Dome Prospect until the limited partners have received cash distributions equal to their original contribution and 25% of cash distributions thereafter. Further, we have agreed to pay NRG a fee of $0.50 per MCF of gas transported through the Gas Gathering Pipeline until the costs of the Gas Gathering Pipeline are recovered and $0.25 thereafter and to dedicate our gas to the Gas Gathering Pipeline.

     On May 10, 2006, the Company increased its investment in SDG by acquiring additional Limited Partnership Interests from NRGG, resulting in an additional 20.51% of SDG cash distributions until the limited partners in SDG have received cash distributions equal to their initial capital contributions and 17.10% of cash distributions thereafter, in exchange for a subordinated convertible debenture in the amount of $608,194 bearing 2.5% interest and due January 1, 2008. Paul Laird, our President and Chief Executive Officer is a manager of NRGG, the general partner of SDG. In March 2007, the Company repaid $306,072 of the convertible debenture issued to NRGG.

     Effective October 30, 2006, the Company issued a convertible promissory note in the principal amount of $600,000 (the "Note") to Aviel Faliks. On January 16, 2007, Mr. Faliks converted the principal amount of the Note and all accrued and unpaid interest in the aggregate amount of $612,500 into Units (as defined above) in the Company's offering of our Series C Preferred Stock.

     On December 28, 2006, the Company entered into a consulting agreement with Roger P. May ("May") to provide various financial public relations services for the Company (the "May Consulting Agreement"). The term of the May Consulting Agreement is twelve months and expires on December 31, 2007. Pursuant to the May Consulting Agreement, May is to be paid $404,500, payable $50,000 upon the execution of the May Consulting Agreement, $100,000 on January 15, 2007, and the balance paid in three equal installments of $84,833.33 on February 15, 2007. March 15, 2007 and April 15, 2007. Further, May was granted a three-year warrant to purchase 500,000 shares of the Company's Common Stock at a price of $2.00 per share.

     The Company paid $8,000 during each of the three months ended May 31, 2007 and 2006, respectively, in connection with an office lease for office space in Littleton, Colorado with Spotswood, an affiliate of the Company's president. The lease provides for the payment of $2,667 per month plus utilities and other incidentals. The president of the Company owns 50% of Spotswood.

     The Company paid a corporation controlled by one of the directors $8,000 and $9,000 for geological consulting during the three months ended May 31, 2007 and 2006 respectively and accrued $5,000 in consulting fees at May 31, 2007.

     SDG accrued management fees, to an entity partially controlled by the president in the amount of $1,201 during the three months ended May 31, 2007. SDG has an account payable to that entity in the amount of $30,024.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of July 12, 2007, certain information with respect to the beneficial ownership of our Common Stock by each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of Common Stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of Common Stock, except as otherwise indicated.






                [REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY]


              Name and Address of               Amount of Beneficial      Percent of Beneficial
                Beneficial Owner                     Ownership                  Ownership
----------------------------------------        --------------------      ---------------------
Paul G. Laird (1)                                      944,551                   13.56%
1789 W. Littleton Blvd.
Littleton, Colorado 80120

Les Bates (2)                                          819,551                   11.98%
1789 W. Littleton Blvd.
Littleton, Colorado 80120

Grant I. Gaeth (3)                                     375,551                    5.82%
1789 W. Littleton Blvd.
Littleton, Colorado 80120

John D. McKey, Jr. (4)                                 870,807                   13.95%
7737 S.E. Loblolly Bay Dr.
Hobe Sound, FL 33455

Candace McKey (5)                                    1,073,825                   16.66%
7737 S.E. Loblolly Bay Dr.
Hobe Sound, FL 33455

Echo's Voice LLC (6)                                   914,510                   13.81%
1535 Falmouth Ave.
New Hyde Park, NY 16040

Apollo Trust (7)                                     1,394,237                   19.63%
1535 Falmouth Ave.
New Hyde Park, NY 16040

Aviel Faliks (8)                                       980,461                   14.29%
24 Rozmus Ct.
Allendale, NJ 07401

John O'Shea (9)                                        409,614                    6.36%
100 Wall Street
New York, New York 10005

Wellington Management Company, LLP (10)                465,840                    7.05%
75 State Street
Boston, MA 02109


                                       83

Helen De Bove (11)                                   2,308,747                   30.45%
1535 Falmouth Ave.
New Hyde Park, NY  16040

Iris Energy Holding Corp. (12)                         675,000                    9.99%
L/2 Maxkar Bldg. PO Box 1225
Apia, Samoa

Vision Opportunity Master Fund, LP (13)                675,000                    9.99%
20 West 55th Street 5th Floor
New York, NY 10019

Roger May (14)                                         728,725                   10.98%
12970 WEst 20th Ave., Unit D
Golden, Colorado  80403

Officers & Directors as a Group                      2,100,551                   26.33%


(1) Includes (i) 100,000 shares of Common Stock, (ii) options to acquire 25,000 shares of Common Stock from the Company at a price of $1.00, expiring in 2013, (iii) options to acquire 100,000 shares of Common Stock from the Company at a price of $0.75, expiring in 2014, (iv) options to acquire 75,000 shares of Common Stock from the Company at a price of $1.15, expiring in 2015, that were granted on May 13, 2005, (v) options to acquire 625,000 shares of Common Stock from the Company at a price of $1.25, which expire on November 10, 2016, and (vi) 19,551 shares owned by Natural Resources Group, Inc., of which Mr. Laird is an officer, director and principal shareholder.
(2) Includes (i) 100,000 shares of Common Stock, (ii) options to acquire 25,000 shares of Common Stock from the Company at a price of $1.00, expiring in 2013, (iii) options to acquire 100,000 shares of Common Stock from the Company at a price of $0.75, expiring in 2014, (iv) options to acquire 75,000 shares of Common Stock from the Company at a price of $1.15, expiring in 2015 that were granted on May 13, 2005, (v) options to acquire 500,000 shares of Common Stock from the Company at a price of $1.25, which expire on November 10, 2016, and (vi) 19,551 shares owned by Natural Resources Group, Inc., of which Mr. Bates is an officer.
(3) Includes (i) 30,667 shares of Common Stock owned directly by Mr. Gaeth, 16,000 shares owned by GeoEx, Ltd., an entity in which Mr. Gaeth is an affiliate, (ii) options to acquire 59,333 shares of Common Stock from the Company at a price of $0.75, expiring in 2014, (iii) options to acquire 250,000 shares of Common Stock from the Company at a price of $1.25, which expire on November 10, 2016, and (iv) 19,551 shares owned by Natural Resources Group, Inc., of which Mr. Gaeth is an officer.
(4) Includes (i) 439,807 shares owned directly by Mr. McKey and (ii) 100,000 warrants to acquire shares of our Common Stock at a price of $2.00 per share. Also includes 331,000 shares owned directly by Mr. McKey's wife, Candace McKey, of which he disclaims beneficial ownership. Does not include 100,000 warrants to acquire shares of our Common Stock held by Candace McKey at a price of $2.00 per share or 203,018 warrants to acquire shares of our Common Stock held by Candace McKey at a price of $1.38 per share.
(5) Includes (i) 331,000 shares owned directly by Ms. McKey, (ii) 203,018 shares underlying warrants exercisable at $1.38 per share, expiring in 2007 and (iii) 100,000 warrants to acquire shares of our Common Stock at a price of $2.00 per share. Also includes 439,807 shares owned by Ms. McKey's husband, John D. McKey, Jr., of which she disclaims beneficial ownership. Does not include 100,000 warrants to acquire shares of our Common Stock held by Mr. McKey.
(6) Includes (i) 291,106 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 188,622 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, and (iii) 434,783 shares of Common Stock held by Echo's Voice, LLC. Helen Del Bove, manager of Echo's Voice LLC, exercises dispositive and voting power with respect to the shares of Common Stock owned by Echo's Voice LLC.
(7) Includes (i) 582,212 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 377,242 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, and (iii) 434,783 shares of Common Stock held by Apollo Trust. Helen Del Bove, Trustee of the Apollo Trust, exercises dispositive and voting power with respect to the shares of Common Stock owned by the Apollo Trust.

(8) Includes (i) 415,826 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 282,932 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, and (iii) 260,870 shares of Common Stock held by Mr. Faliks.
(9) Includes (i) 72,430 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 47,156 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 5,063 shares of Common Stock issued to Mr. O'Shea as compensation to Westminster Securities Corp. pursuant to the Placement Agent Agreement dated June 28, 2005, (iv) 115,665 shares of Common Stock issued to Westminster Securities Corp. as compensation pursuant to the Placement Agent Agreement dated June 28, 2005, (v) 84,650 shares of Common Stock underlying a warrant issued to Mr. O'Shea in connection with his purchase of the Company's 12% Series B Cumulative Convertible Preferred Stock ("Series B Preferred Stock") and
     (vi) 84,650 shares of Common Stock underlying a warrant issued to Securities Westminster Corp. pursuant to the Placement Agent Agreement dated September 14, 2004. John P. O'Shea, as an officer of Westminster Securities Corp., exercise dispositive and voting power with respect to the shares of Common Stock owned by Westminster Securities Corp.
(10) Includes: (i) 110,887 shares of Common Stock to be offered upon conversion of the Debenture and 75,449 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures owned by J. Caird Partners, (ii) 110,887 shares of Common Stock to be offered upon conversion of the Debenture and 75,449 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures owned by J. Caird Investors, (iii) 27,722 shares of Common Stock to be offered upon conversion of the Debenture and 18,862 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures owned by the WTC-CIF Unconventional Fund and (iv) 27,722 shares of Common Stock to be offered upon conversion of the Debenture and 18,862 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures owned by the WTC-CTF Unconventional Fund. The 465,840 shares represent the amount of shares Wellington Management Company, LLP ("WMC") may be deemed to beneficially own as investment advisor, which are held of record by clients of WMC. No such client of WMC is known to have beneficial ownership to more than 5% of this class of securities.
(11) Includes (i) 291,105 shares of Common Stock to be offered upon conversion of the Debenture and 188,622 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures owned by Echo's Voice LLC and 434,783 shares of Common Stock held by Echo's Voice,
     (ii) 582,212 shares of Common Stock to be offered upon conversion of the Debenture and 377,242 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures owned by the Apollo Trust, and 434,783 shares of Common Stock held by the Apollo Trust. Helen Del Bove, as manager of Echo's Voice LLC and Trustee of the Apollo Trust, exercises dispositive and voting power over these shares of Common Stock.
(12) Includes 675,000 shares of Common Stock to be offered upon conversion of the shares of Series C Preferred Stock. Dectra (Samoa) Limited, director of Iris Energy Holding Corp. exercises dispositive and voting power with respect to the shares of Common Stock owned by Iris Energy Holding Corp.
(13) Includes 675,000 shares of Common Stock to be offered upon conversion of the shares of Series C Preferred Stock. Adam Benewitz exercises dispositive and voting power with respect to the shares of Common Stock owned by the Vision Opportunity Master Fund, LP.
(14) Represents (i) 228,725 shares of Common Stock owned by Mr. May, and (ii) 500,000 options to acquire shares of Common Stock from the Company at a price of $2.00 per share that expire on December 28, 2009.

Changes in Control

     We know of no arrangements, including the pledge of our securities by any person, that might result in a change in control, other than the Iris Energy Directors Agreement, the conversion of our outstanding Preferred Stock, 2.5% Series C Cumulative Convertible Preferred Stock or Convertible Debentures or exercise of outstanding warrants in certain circumstances.

                              PLAN OF DISTRIBUTION

     The Selling Shareholders of the Common Stock of New Frontier Energy, Inc., and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling shares:

     - ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     - block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     - an exchange distribution in accordance with the rules of the applicable exchange;

     -    privately negotiated transactions;

     - settlement of short sales entered into after the date of this Prospectus;

     - broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

     -    a combination of any such methods of sale;

     - through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

     -    any other method permitted pursuant to applicable law.

     The Selling Shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

     Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each Selling Shareholders does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved. In no event shall any broker-dealer receive fees, commissions, discounts, concessions and markups which, in the aggregate, would exceed eight percent (8%).

     In connection with the sale of our Common Stock or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Shareholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this Prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

     The Selling Shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

     We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

     Because the Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the Prospectus delivery requirements of the Securities Act. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this Prospectus. Each Selling Shareholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Shareholders.

     We have agreed to keep this Prospectus effective until the earlier of (i) the latest date upon which we are obligated to cause to be effective the registration statement for resale of the shares by the Selling Shareholders,
(ii) the date on which the shares may be resold by the Selling Shareholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or
(iii) all of the shares have been sold pursuant to the Prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our Common Stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our Common Stock by the Selling Shareholders or any other person. We will make copies of this Prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this Prospectus to each purchaser at or prior to the time of the sale.
                              SELLING SHAREHOLDERS

     The Selling Shareholders may offer and sell, from time to time, any or all of the Common Stock issued and the Common Stock issuable to them upon exercise of the Warrants. Because the Selling Shareholders may offer all or only some portion of the shares of Common Stock being registered and underlying the Warrants, no estimate can be given as to the amount or percentage of these shares of Common Stock that will be held by the Selling Shareholders upon termination of the offering.

     The following table sets forth, as of Jule 12, 2007, the name of each selling shareholder for whom we are registering shares for resale to the public and the number of shares of Common Stock they may offer pursuant to this prospectus. The Common Stock being offered by the selling shareholders was issued by us in certain private placements conducted in December 2006 through January 2007 and in November 2004 through March 2005 and in July 2005. The shares of Common Stock offered by the selling shareholders were issued pursuant to exemptions from the registration requirements of the Securities Act. The selling shareholders represented to us that they were accredited investors and were acquiring our Common Stock, and the Warrants exercisable for our Common Stock, for investment and had no present intention of distributing the Common Stock. Except as noted below, none of the selling shareholders is or was affiliated with registered broker-dealers.

     The number of shares in the table represents an estimate of the number of shares of Common Stock to be offered by the Selling Shareholders. Assuming that the selling shareholders sell all of the shares of our Common Stock beneficially owned by them that have been registered by us and do not acquire any additional shares during the offering, each selling shareholder will not own any shares other than those appearing in the column entitled "Number of shares or common stock owned after the offering." The beneficial ownership percentage set forth below is calculated based upon 6,142,618 shares of our Common Stock issued and outstanding as of July 12, 2007. We cannot advise you as to whether the selling shareholders will in fact sell any or all of such shares of common stock. In addition, the selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of our common stock in transactions exempt from the registration requirements of the Securities Act.

Name of Selling Shareholder            Includes shares    Shares to be   Includes shares of     Beneficial
                                       to be of Common     Registered     Common Stock and      Ownership
                                      Stock and shares                 shares underlying all    Percentage *
                                         underlying                    derivative securities
                                       all derivative                   owned after Offering
                                         securities                          (subject to
                                           owned                             conversion
                                                                            limitations)
----------------------------------    ----------------   ------------- ---------------------     ------------
Giovanni Gabriele                        226,546 (1)        184,935             41,611               1.4%
Amy Weltman                               23,987 (3)          3,182             20,805               < 1%
Echo's Voice                           1,314,510 (4)         63,622            850,888              12.5%
Apollo Trust                           1,794,237 (5)        127,242          1,666,995              18  %
                                       2,678,800 (6)      1,553,771          1,125,029              10.8%
Aviel Faliks
Chung Lew (IRA)                          571,347 (7)         71,120            325,000               4.9%
Crown Investment Partners. LP            707,854 (8)         86,310            325,000               4.9%
The Crown Advisors # 5                   143,920 (9)         19,087            124,833               2.0%
John Marsala                            314,284 (10)         90,389            223,895               3.5%
J.Caird Partners LP                   1,133,271 (11)       132,0475            325,000               4.9%
J.Caird Investors (Bermuda) LP        1,133,271 (12)       132,0475            325,000               4.9%
WTC-CIF Unconv. Value                   283,318 (13)         33,011            250,307               2.5%
WTC-CTF Unconv. Value                   283,318 (14)         33,011            250,307               2.5%
Peggy Stephenson                        523,183 (15)         64,823            325,000               4.9%
Goliath Holdings, LLC                    13,045 (16)          1,783             11,263               < 1%
Jeffrey J. McLaughlin                    90,027 (17)         34,611             55,413               < 1%
Marc Deutsch                             52,264 (18)          5,881             46,383               < 1%
Richard L. Cohen                        239,148 (19)         81,142            158,006               2.5%
Daniel Bell                              47,973 (20)          6,362             41,611               < 1%
Richard A. Horstmann                    672,084 (21)        501,641            170,443               2.5%
Jill Pusey                               40,503 (22)          7,112             33,391               < 1%
Earnco MPPP                               4,717 (23)          1,591              3,126               < 1%
Daniel Larson                            47,973 (24)          6,362             41,611               < 1%
Thomas J. Banholzer                      47,973 (25)          6,362             41,611               < 1%
Joseph G.  Kump/Joan Kump                57,973 (26)          6,362             51,611               < 1%


                                       89


John P. O'Shea                          977,990 (27)        118,587            382,975               5.4%
Gregory J. Moroney                       98,170 (28)         75,000             23,170               < 1%
James Davidson                            9,633 (29)          3,182              6,451               < 1%
PABC Investment Fund LLC                 45,147 (30)         38,897              6,250               < 1%
Matthew Richard McGovern Living                                                  3,182               < 1%
Trust dated 7/28/2000                    10,132 (31)          6,950
Westminster Securities Corp.          1,245,510 (32)        671,980            325,000               4.9%
Estate of Daniel Luskind                182,325 (33)         20,669            161,656               2.9%
Peter Yannakakis                        209,604 (36)          8,979            200,625               3.3%
Ezra Grayman                            372,570 (37)         74,709            297,861               4.6%
Marika Xirouhakis                        83,853 (38)         33,674             54,356               < 1%
Angelica M. Xirouhakis                   23,887 (39)         14,887              9,000               < 1%
Joanne O'Shell                          376,552 (40)         42,639            333,913               5.2%
Neurnberger Kapitalverwaltung            47,069 (41)          5,330             41,739               < 1%
Natalie Merdinger                       133,663 (43)         43,478             90,185               1.2%
Andrew Krauss and Sharon Krauss         116,303 (44)         11,086            105,217               1.7%
JTTEN
Horizon Capital Fund LP                  73,461 (45)          4,983             68,473               1.1%
DAS Consulting LLC PSP, Pershing        244,345 (46)         26,649            217,696
LLC as Custodian FBO Deborah                                                                         3.4%
Salerno
Select Contrarian Value Partners,                                                                  13.76%
L.P.                                  1,129,654 (47)        127,915          1,001,739
Paul B.  Powers                          80,738 (48)         10,660             70,078               1.2%
Bell Capital Partners, LLC               70,605 (49)          7,996             62,609               1  %
Elias J. Yannakakis                      47,069 (50)          5,330             41,739               < 1%
First European American Trust, Ltd.      47,069 (51)          5,330             41,739               < 1%
John Bougearel                           87,488 (52)         10,660             76,828               < 1%
Kevin Laird                              96,888 (53)         10,660             86,228               1.4%
SOS Resource Services, Inc.              74,138 (54)         10,660             63,478               1.0%
Charles Clark                            27,069 (55)          5,330             21,739               < 1%
Dan Curran                               27,069 (56)          5,330             21,739               < 1%
Tom Curran                               47,069 (57)          5,330             41,739               < 1%
Robert Walsh                             47,069 (58)          5,330             41,739               < 1%
John J. Hardy (SMI)                      47,069 (59)          5,330             41,739               < 1%
Damien Kunko (SMI)                       47,069 (60)          5,330             41,739               < 1%
Evan and Courtney Buxner                135,345 (61)         26,649            108,696               1.7%
Roy Walther                              54,138 (62)         10,660             43,478               < 1%
Myron Zwibelman                          54,138 (63)         10,660             43,478               < 1%
Jim Kelly                               235,345 (64)         26,649            208,696               3.3%
Alan Cohen                               98,137 (65)         10,659             87,478               1.4%
Robert Beardsley                        235,345 (66)         26,649            208,696               3.3%
The Crown Advisors #3                   212,268 (67)         26,649            185,619               2.9%
Candace and John McKey                1,173,825 (68)         39,974          1,133,815              17.4%
Anthony Taylor (IRA)                     47,069 (69)          5,330             41,739               < 1%
George Taylor (IRA)                      47,069 (70)          5,330             41,739               < 1%
David G. Long                            50,006 (73)         12,506             37,500               < 1%

                                       90

Abbey Semel                              59,525 (75)         59,525                Nil               Nil
Advocates Rx Inc. Profit Sharing                                                                     Nil
 Plan                                   357,144 (76)        357,144                Nil
Anthony DiBenedetto                     238,096 (77)        238,096                Nil               Nil
Barry Goldstein                         119,048 (78)        119,048                Nil               Nil
Barry Honig                             119,048 (79)        119,048                Nil               Nil
Blue Sky Securities Limited           1,190,480 (80)      1,190,480                Nil               Nil
Brad R. Gibson & Suzanne Gadd                                                                        Nil
Gibson JTWROS                            59,525 (81)         59,525                Nil
Brivis Investments, Inc.                178,573 (82)        178,573                Nil               Nil
Charles Lipman                          119,048 (83)        119,048                Nil               Nil
Crypto Corporation                      119,048 (84)        119,048                Nil               Nil
David Stefanski                          74,525 (85)         59,525             15,000               < 1%
Eastern Shore Investors                  59,525 (86)         59,525                Nil               Nil
Elsie Cohen                              59,525 (87)         59,525                Nil               Nil
F&J Partnership                         119,048 (88)        119,048                Nil               Nil
Fred Hindler Revocable Trust             59,525 (89)         59,525                Nil               Nil
Frederick G. Wedell                     357,144 (90)        357,144                Nil               Nil
Gail Flynn                               59,525 (91)         59,525                Nil               Nil
Gene R. McGrevin                        119,048 (92)        119,048                Nil               Nil
Generation Capital Associates           119,048 (93)        119,048                Nil               Nil
Giovanni Gabriele & Antonia                                                                          Nil
Gabriele JTWROS                         178,573 (94)        178,573                Nll               Nil
Herbert Arnold & Leslie Duke,
JTWROS                                  119,048 (95)        119,048                Nil               Nil
Herbert Arnold Duke                     136,048 (96)        119,048             17,000               < 1%
Hugh Cohen                              119,048 (97)        119,048                Nil               Nil
IRA FBO Angus Morrison, Pershing                                                                     Nil
LLC as Custodian                        119,048 (98)        119,048                Nil               Nil
IRA FBO J. Wayne Hill, Pershing
LLC as Custodian                        119,048 (99)        119,048                Nil               Nil
IRA FBO James G. Macdonald Jr,
Pershing LLC as Custodian               59,525 (100)         59,525                Nil               Nil
IRA FBO James W. Krause, Pershing
LLC as Custodian                       238,096 (101)        238,096                Nil               Nil
IRA FBO Joe B. Wolfe, Pershing LLC      45,715 (103)         35,715             10,000               < 1%
as Custodian
IRA FBO Susan B. Wolfe, Pershing                                                10,000               < 1%
LLC as Custodian                       119,048 (104)        119,048
Iris Energy Holdings Limited        30,951,600 (105)     30,951,600                Nil               Nil
John T. & Peggy M. Cella JTWROS         77,525 (106)         59,525             18,000               < 1%
Joseph J. Jillson                      595,240 (107)        595,240                Nil               Nil
Judith Phillips                         69,525 (108)         59,525             10,000               < 1%
Kellogg Capital Group LLC              119,048 (109)        119,048                Nil               Nil
Mark Krakowski                          66,025 (110)         59,525              6,500               < 1%
Michael Harvey & Lyn Harvey JTWROS      69,525 (111)         59,525             10,000               < 1%
Michel Clemence                         59,525 (112)         59,525                Nil               Nil
Nite Capital LP                        238,096 (113)        238,096                Nil               Nil
Operation Dogbone LLC                   59,525 (114)         59,525                Nil               Nil
Peter Fox-Penner                       119,048 (115)        119,048                Nil               Nil
Phillip P. Pettis                       59,525 (116)         59,525                Nil               Nil

                                       91




Robert F. Hill & Laura L. Hill         595,240 (118)        595,240                Nil               Nil
Robert T. Kolb Pension Plan &
Trust                                  119,048 (119)        119,048                Nil               Nil
Roger P. May                           728,725 (120)        619,048            109,677               3.4%





                                       92




Rolfe M. Hanna                        119,048 (121)         119,048                Nil               Nil
Sal Latorraca                          23,810 (122)          23,810                Nil               Nil
Samir Barakat & Claudia  Marseille    192,573 (123)         178,573             14,000               < 1%
Samuel M. Grinspan Ttee, FBO                                                       Nil               Nil
Grinspan-Ernst Profit Sharing Plan
Dtd 4-1-72                             59,525 (124)          59,525
Terrance Szymanski                     23,810 (125)          23,810                Nil               Nil
Thomas Kroeger                        119,048 (126)         119,048                Nil               Nil
Triumph Small Cap Fund                119,048 (127)         119,048                Nil               Nil
Vision Opportunity Master Fund,                                                    Nil               Nil
Ltd.                               11,904,800 (128)      11,904,800
W. Cobb Hazelrig                      139,048 (129)         119,048             20,000               < 1%
Richard Loiuse                        138,438 (130)         138,438                Nil               Nil
Cody Corrubia                          59,330 (131)          59,330                Nil               Nil
Dick Price                            133,928 (132)         133,928                Nil               Nil

(1) Includes (i) 29,111 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 18,862 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 71,429 shares of Common Stock Underlying our Series C Preferred Stock, (iv) 71,429 shares of Common under underlying our AC Warrants and (v) 35,714 shares of Common Stock underlying our BC Warrants. The shares being registered on this registration statement consist of 71,429 shares of Common Stock Underlying our Series C Preferred Stock, 71,429 shares of Common under underlying our AC Warrants, 35,714 shares of Common Stock underlying our BC Warrants. and 6,362 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures.

(2)      Not Applicable.

(3) Includes (i) 14,486 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 9,432 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures. The shares being registered on this registration statement consist of 3,182 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures.

(4) Includes (i) 291,105 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 188,662 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 400,000 shares of Common Stock underlying the Series B Preferred Stock, (iv) 434,783 shares of Common Stock owned by Echo's Voice, LLC. Helen Del Bove, manager of Echo's Voice LLC exercises dispositive and voting power with respect to the shares of Common Stock owned by Echo's Voice LLC. The shares being registered on this registration statement consist of 250,000 shares of Common Stock to be offered upon conversion of the Debenture, 125,000 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, 400,000 shares of Common Stock underlying the Series B Preferred Stock and 434,783 shares of Common Stock acquired by Echo's Voice LLC upon the exercise of warrants issued to the holders of the Series B Preferred Stock. The number of shares that Echo's Voice may beneficially own as set forth in this table after the offering does not include the 400,000 shares of Common Stock underlying the Series B Preferred Stock due to provisions that cap the exercise or conversion of these securities.

(5) Includes (i) 554,434 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 377,242 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 400,000 shares of Common Stock underlying the Series B Preferred Stock, and (iv) 434,783 shares of Common Stock owned by the Apollo Trust. Helen Del Bove, trustee of the Apollo Trust exercises dispositive and voting power with respect to the shares of Common Stock owned by the Apollo Trust. The shares being registered on this registration statement consist of 500,000 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 250,000 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 400,000 shares of Common Stock underlying the Series B Preferred Stock, and (iv) 434,783 shares of Common Stock acquired by the Apollo Trust upon the exercise of warrants issued to the holders of the Series B Preferred Stock. The number of shares that the Apollo Trust may beneficially own as set forth in this table after the offering does not include the 400,000 shares of Common Stock underlying the Series B Preferred Stock due to provisions that cap the exercise or conversion of these securities.

(6) Includes (i) 436,659 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 282,932 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 240,000 shares of Common Stock underlying the Series B Preferred Stock, and (iv) 260,870 shares of Common Stock owned by Mr. Faliks, (v) 583,333 shares of Common Stock Underlying our Series C Preferred Stock, (vi) 583,333 shares of Common under Underlying our AC Warrants and (vii) 291,673 shares of Common Stock underlying our BC Warrants. The shares being registered on this registration statement consist of 95,432 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, 583,333 shares of Common Stock Underlying our Series C Preferred Stock, 583,333 shares of Common under Underlying our AC Warrants and 291,673 shares of Common Stock underlying our BC Warrants. The number of shares that Mr. Faliks may beneficially own as set forth in this table after the offering does not include the 240,000 shares of Common Stock underlying the Series B Preferred Stock due to provisions that cap the exercise or conversion of these securities.

(7) Includes (i) 145,833 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 94,311 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 140,000 shares of Common Stock underlying the Series B Preferred Stock, and (iv) 191,483 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. The shares being registered on this registration statement consist of 71,120 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. The number of shares that Mr. Lew may beneficially own as set forth in this table after the offering is 325,000 shares of Common Stock due to conversion cap limitations on the Series B Preferred Stock and the Series B Warrants.

(8) Includes (i) 29,111 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 18,862 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 253,846 shares of Common Stock underlying the Series B Preferred Stock, and (iv) 406,035 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. Chris H. Pauli, Managing Member of the General Partner of Crown Investment Partners, LP exercises dispositive and voting power with respect to the shares of Common Stock owned by the Crown Investment Partners, LP. The shares being registered on this registration statement consist of 79,948 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock and 6,362 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures. The number of shares that Crown Investment Partners, LP may beneficially own as set forth in this table after the offering is 325,000 shares of Common Stock due to conversion cap limitations on the Series B Preferred Stock and the Series B Warrants.

(9) Includes (i) 83,166 shares of Common Stock to be offered upon conversion of the Debenture and (ii) 56,587 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures. Chris H. Pauli, the President of the Crown Advisors #5 exercises dispositive and voting power with respect to the shares of Common Stock owned by the Crown Advisors #5. The shares being registered on this registration statement consist of 19,087 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures.

(10) Includes (i) 31,189 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 28,294 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 80,000 shares of Common Stock underlying the Series B Preferred Stock, (iv) 108,276 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, (v) 23,810 shares of Common Stock Underlying our Series C Preferred Stock, (vi) 23,810 shares of Common under Underlying our AC Warrants, (vii) 11,905 shares of Common Stock underlying our BC Warrants and (viii) 7,000 shares of Common Stock owned by Mr. Marsala. The shares being registered on this registration statement consist 9,544 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, 21,320 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, 23,810 shares of Common Stock Underlying our Series C Preferred Stock, 23,810 shares of Common under Underlying our AC Warrants, and 11,905 shares of Common Stock underlying our BC Warrants.

(11) Includes (i) 116,443 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 75,449 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 400,000 shares of Common Stock underlying the Series B Preferred Stock, and (iv) 541,379 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. Wellington Management Company, LLP, as investment advisor, exercises dispositive and voting power with respect to the shares of Common Stock owned by the J. Caird Partners, L.P. The shares being registered on this registration statement consist of 25,449 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures and 106,596 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. The number of shares that J. Caird Partners, L.P. may beneficially own as set forth in this table after the offering is 325,000 shares of Common Stock due to conversion cap limitations on the Series B Preferred Stock and the Series B Warrants.

(12) Includes (i) 116,443 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 75,449 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 400,000 shares of Common Stock underlying the Series B Preferred Stock, and (iv) 541,379 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. Wellington Management Company, LLP, as investment advisor, exercises dispositive and voting power with respect to the shares of Common Stock owned by the J. Caird Investors (Bermuda), L.P. The shares being registered on this registration statement consist of 25,449 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures and 106,596 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. The number of shares that J. Caird Investors (Bermuda), L.P. may beneficially own as set forth in this table after the offering is 325,000 shares of Common Stock due to conversion cap limitations on the Series B Preferred Stock and the Series B Warrants.

(13) Includes (i) 27,722 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 18,862 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 100,000 shares of Common Stock underlying the Series B Preferred Stock, and (iv) 135,345 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. Wellington Management Company, LLP, as investment advisor, exercises dispositive and voting power with respect to the shares of Common Stock owned by the WTC-CIF Unconventional Value Portfolio. The shares being registered on this registration statement consist of 6,362 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures and 26,649 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(14) Includes (i) 27,722 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 18,862 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 100,000 shares of Common Stock underlying the Series B Preferred Stock, and (iv) 135,345 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. Wellington Management Company, LLP, as investment advisor, exercises dispositive and voting power with respect to the shares of Common Stock owned by the WTC-CTF Unconventional Value Portfolio. The shares being registered on this registration statement consist of 6,362 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures and 26,649 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(15) Includes (i) 174,664 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 113,174 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 100,000 shares of Common Stock underlying the Series B Preferred Stock, and (iv) 135,345 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. The shares of Common Stock underlying the Series B Preferred Stock and the shares to be offered upon the exercise of warrants issued to the holders of the Series B Preferred Stock is held jointly with Donald W. Stevenson. The shares being registered on this registration statement consist of 38,174 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures and 26,649 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. The number of shares that these selling shareholders may beneficially own as set forth in this table after the offering is 325,000 shares of Common Stock due to conversion cap limitations on the Series B Preferred Stock and the Series B Warrants.

(16) Includes (i) 7,763 shares of Common Stock to be offered upon conversion of the Debenture and (ii) 5,282 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures. Michael G. Mezzapelle, Manager of Goliath Holdings, LLC exercises dispositive and voting power with respect to the shares of Common Stock owned by Goliath Holdings, LLC. The shares being registered on this registration statement consist of 1,782 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures.

(17) Includes (i) 5,471 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (ii) 20,000 shares of Common Stock underlying the Series B Preferred Stock, and (iii) 27,069 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, (iv) 2,702 shares of Common Stock issued to Mr. McLaughlin as compensation to Westminster Securities Corp. pursuant to the Placement Agent Agreement dated June 28, 2005, (v) 11,905 shares of Common Stock Underlying our Series C Preferred Stock, (vi) 11,905 shares of Common under Underlying our AC Warrants, (vii) 5,953 shares of Common Stock underlying our BC Warrants and 7,250 shares of our Common Stock. The shares being registered on this registration statement consist of 1,846 shares of Common Stock to be offered upon conversion of the Debenture, 5,330 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, 11,905 shares of Common Stock Underlying our Series C Preferred Stock, 11,905 shares of Common under Underlying our AC Warrants and 5,953 shares of Common Stock underlying our BC Warrants. Mr. McLaughlin has indicated that he is an employee of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and he had no agreements or understandings, directly or indirectly with any person to distribute the securities.

(18) Includes (i) 5,823 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 7,545 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 20,000 shares of Common Stock underlying the Series B Preferred Stock, and (iv) 16,936 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, and
         (v) 1,960 shares of Common Stock issued to Mr. Deutsch as compensation to Westminster Securities Corp. pursuant to the Placement Agent Agreement dated June 28, 2005. The shares being registered on this registration statement consist of 10,000 shares of Common Stock to be offered upon conversion of the Debenture, 2,545 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures and 3,336 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. Mr. Deutsch has indicated that he is an employee of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and he had no agreements or understandings, directly or indirectly with any person to distribute the securities.

(19) Includes (i) 23,289 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 18,862 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 60,000 shares of Common Stock underlying the Series B Preferred Stock, (iv) 77,472 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, (v) 23,810 shares of Common Stock Underlying our Series C Preferred Stock, (vi) 23,810 shares of Common under Underlying our AC Warrants, (vii) 11,905 shares of Common Stock underlying our BC Warrants. The shares being registered on this registration statement consist of 6,362 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, 15,255 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, 23,810 shares of Common Stock Underlying our Series C Preferred Stock, 23,810 shares of Common under Underlying our AC Warrants and 11,905 shares of Common Stock underlying our BC Warrants.

(20) Includes (i) 29,111 shares of Common Stock to be offered upon conversion of the Debenture and (ii) 18,862 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures. The shares being registered on this registration statement consist of 6,362 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures.

(21) Includes (i) 116,443 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 75,449 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 190,476 shares of Common Stock Underlying our Series C Preferred Stock, (iv) 190,476 shares of Common under Underlying our AC Warrants, (v) 95,240 shares of Common Stock underlying our BC Warrants and (vi) 4,000 shares of Common Stock owned by Mr. Horstmann. The shares being registered on this registration statement consist of 25,449 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, 190,476 shares of Common Stock Underlying our Series C Preferred Stock, 190,476 shares of Common under Underlying our AC Warrants and 95,240 shares of Common Stock underlying our BC Warrants.

(22) Includes (i) 7,763 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 5,282 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 27,069 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. The shares being registered on this registration statement consist of 1,782 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures and 5,330 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(23) Includes (i) 4,716 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures. The shares being registered on this registration statement consist of 1,591 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures. Earnest Mathis exercises dispositive and voting power with respect to the shares of Common Stock owned by Earnco MMMP.

(24) Includes (i) 29,111 shares of Common Stock to be offered upon conversion of the Debenture, and (ii) 18,862 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures. The shares being registered on this registration statement consist of 6,362 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures.

(25) Includes (i) 29,111 shares of Common Stock to be offered upon conversion of the Debenture, and (ii) 18,862 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures. The shares being registered on this registration statement consist of 6,362 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures.

(26) Includes (i) 29,111 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 18,862 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures and (iii) 10,000 shares of Common Stock owned by this selling shareholder. The shares being registered on this registration statement consist of 6,362 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures.

(27) Includes (i) 72,777 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 47,156 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (iii) 220,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock, (iv) 297,759 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred, (v) 170,775 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock, (vi) 231,665 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred, both of which may be acquired upon the exercise of a warrant to purchase units issued by the Company that includes both the Series B Preferred Stock and the warrants issued to the holders of our Series B Preferred Stock at an exercise price of $13,000, (vii) 5,063 shares of Common Stock issued to Mr. O'Shea as compensation to Westminster Securities Corp. pursuant to the Placement Agent Agreement dated June 28, 2005, (viii) shares of Common Stock underlying warrants issued to Mr. O'Shea as compensation to Westminster Securities Corp. pursuant to the Placement Agent Agreement dated November 14, 2006, as amended, in the amount of 5,601 exercisable at a price of $1.05 per share, 5,601 shares of Common Stock underlying a warrant exercisable at a price of $1.50 per shares on the same terms as the AC Warrants and 2,800 shares of Common Stock underlying a warrant exercisable at a price of $2.00 per share on the same terms as the BC Warrants. The shares being registered on this registration statement consist of 104,669 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, 15,906 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures and shares of Common Stock underlying warrants issued to Mr. O'Shea as compensation to Westminster Securities Corp. pursuant to the Placement Agent Agreement dated November 14, 2006, as amended, in the amount of 5,601 exercisable at a price of $1.05 per share, 5,601 shares of Common Stock underlying a warrant exercisable at a price of $1.50 per shares on the same terms as the AC Warrants and 2,800 shares of Common Stock underlying a warrant exercisable at a price of $2.00 per share on the same terms as the BC Warrants. Mr. John P. O'Shea has indicated that he is an officer of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and he had no agreements or understandings, directly or indirectly with any person to distribute the securities. Mr. O'Shea's beneficial ownership is limited to the amount set forth in the table due to conversion cap limitations on the shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock, the shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred, the shares of Common Stock to be offered upon conversion of the Series C Preferred Stock, the AC Warrants and the BC Warrants. Beneficial ownership does not include the shares of Common Stock that may be acquired by Westminster Securities Corporation as a result of the conversion cap limitations imposed on the securities owned by Westminster Securities Corp.

(28) Includes (i) 43,666 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 56,587 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures. The shares being registered on this registration statement consist of 19,087 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures.

(29) Includes (i) 201 shares of Common Stock, (ii) 9,432 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures. The shares being registered on this registration statement consist of 3,182 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures.

(30) Includes (i) 9,432 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, (ii) 14,286 shares of Common Stock Underlying our Series C Preferred Stock,
         (iii) 14,286 shares of Common under Underlying our AC Warrants, and
         (iv) 7,143 shares of Common Stock underlying our BC Warrants. Karol Kolouszek exercises dispositive and voting power with respect to the shares of Common Stock owned by the PABC Investment Fund, LLC. The shares being registered on this registration statement consist of 6,250 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures.

(31) Includes (i) 14,555 shares of Common Stock to be offered upon conversion of the Debenture, (ii) 9,432 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures, and (ii) 700 shares of Common Stock issued to Mr. McGovern as compensation to Westminster Securities Corp. pursuant to the Placement Agent Agreement dated June 28, 2005. The shares being registered on this registration statement consist of 3,182 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Debentures. Mr. McGovern has indicated that he was previously an employee of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and he had no agreements or understandings, directly or indirectly with any person to distribute the securities.

(32) Represents (i) 148,500 shares of Common Stock issuable upon conversion of shares of the Company's Series B Preferred Stock which is issuable upon exercise of a warrant ("Placement Agent Warrant") issued to Westminster Securities Corp. ("Placement Agent") in connection with the Placement Agent Agreement with Westminster Securities Corp. dated September 14, 2004, (ii) 201,448 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, (iii) 115,665 shares of Common Stock issued to Westminster Securities Corp. as compensation to pursuant to the Placement Agent Agreement dated June 28, 2005, (iv) 181,805 shares of Common Stock to be offered upon the exercise of warrants at a price of $1.08 per share issued to the Placement Agent in connection with the Placement Agent Agreement dated June 28, 2005, (v) 123,396 shares of Common Stock to be offered upon the exercise of warrants at $1.33 per share issued to the Placement Agent in connection with the Placement Agent Agreement dated June 28, 2005, and (vi) shares of Common Stock underlying warrants issued to Westminster Securities Corp. pursuant to the Placement Agent Agreement dated November 14, 2006, as amended, in the amount of 196,787 shares of Common Stock at a price of $1.05 per share, 196,787 shares of Common Stock underlying a warrant exercisable at a price of $1.50 per shares on the same terms as the AC Warrants and 98,395 shares of Common Stock underlying a warrant exercisable at a price of $2.00 per share on the same terms as the BC Warrants. The shares being registered on this registration statement consist of 40,035 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, 115,665 shares of Common Stock issued to Westminster Securities Corp. as compensation to pursuant to the Placement Agent Agreement dated June 28, 2005, 41,584 shares of Common Stock to be offered upon the exercise of warrants at a price of $1.08 per share issued to the Placement Agent in connection with the Placement Agent Agreement dated June 28, 2005 and shares of Common Stock underlying warrants issued to Westminster Securities Corp. pursuant to the Placement Agent Agreement dated November 14, 2006, as amended, in the amount of 196,787 shares of Common Stock at a price of $1.05 per share, 196,787 shares of Common Stock underlying a warrant exercisable at a price of $1.50 per shares on the same terms as the AC Warrants and 98,395 shares of Common Stock underlying a warrant exercisable at a price of $2.00 per share on the same terms as the BC Warrants. John P. O'Shea, an officer of Westminster Securities Corp. exercise dispositive and voting power with respect to the shares of Common Stock owned by Westminster Securities Corp. Westminster Securities Corp. is a registered broker dealer and as such may be deemed to be an underwriter. The number of shares that Westminster Securities Corp. may beneficially own as set forth in this table after the offering is 325,000 shares of Common Stock due to conversion cap limitations on each of the securities set forth above.

(33) Includes (i) 40,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock, (ii) 54,138 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, (iii) 37,125 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock, (iv) 50,362 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, both of which may be acquired upon the exercise of a warrant to purchase units issued by the Company that includes both the Series B Preferred Stock and the warrants issued to the holders of our Series B Preferred Stock at an exercise price of $13,000, and (v) 700 shares of Common Stock issued to Mr. Luskind as compensation to Westminster Securities Corp. pursuant to the Placement Agent Agreement dated June 28, 2005. The shares being registered on this registration statement consist of 10,660 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock and 10,009 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock which is issuable upon exercise of a warrant ("Placement Agent Warrant") issued to Mr. Luskind in connection with the Placement Agent Agreement with Westminster Securities Corp. dated September 14, 2004. Mr. Luskind was an officer of the Placement Agent and previously represented to the Company that the securities were bought in the ordinary course of business and he had no agreements or understandings, directly or indirectly with any person to distribute the securities.

(34)     Not Applicable.

(35)     Not Applicable.

(36) Includes (i) 22,542 shares of Common Stock issued to Mr. Yannakakis as compensation to Westminster Securities Corp. pursuant to the Placement Agent Agreement dated June 28, 2005, (ii) 27,316 shares of Common Stock to be offered upon the exercise of warrants at a price of $1.08 per share issued to the Placement Agent in connection with the Placement Agent Agreement dated June 28, 2005, (iii) 18,539 shares of Common Stock to be offered upon the exercise of warrants at $1.33 per share issued to the Placement Agent in connection with the Placement Agent Agreement dated June 28, 2005, (iv) 60,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and (v) 81,207 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. The shares being registered on this registration statement consist of 2,732 shares of Common Stock to be offered upon the exercise of warrants at a price of $1.08 per share and 6,247 shares of Common Stock to be offered upon the exercise of warrants at $1.33 per share issued to the Placement Agent in connection with the Placement Agent Agreement dated June 28, 2005. Mr. Yannakakis has indicated that he is an employee of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and he had no agreements or understandings, directly or indirectly with any person to distribute the securities.

(37) Includes (i) 17,345 shares of Common Stock to be offered upon the exercise of warrants at $1.33 per share issued to the Placement Agent in connection with the Placement Agent Agreement dated June 28, 2005,
         (ii) 25,556 shares of Common Stock to be offered upon the exercise of warrants at a price of $1.08 per share issued to the Placement Agent in connection with the Placement Agent Agreement dated June 28, 2005,
         (iii) 5,100 shares of Common Stock issued to Mr. Grayman as compensation to Westminster Securities Corp. pursuant to the Placement Agent Agreement dated June 28, 2005, (iv) 123,750 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock, (v) 170,775 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, both of which may be acquired upon the exercise of a warrant to purchase units issued by the Company that includes both the Series B Preferred Stock and the warrants issued to the holders of our Series B Preferred Stock at an exercise price of $13,000 and shares of Common Stock underlying warrants issued to Mr. Grayman as compensation to Westminster Securities Corp. pursuant to the Placement Agent Agreement dated November 14, 2006, as amended, in the amount of 10,982 shares of Common Stock at a price of $1.05 per share, 10,982 shares of Common Stock underlying a warrant exercisable at a price of $1.50 per shares on the same terms as the AC Warrants and 5,491 shares of Common Stock underlying a warrant exercisable at a price of $2.00 per share on the same terms as the BC Warrants. The shares being registered on this registration statement consist of 33,362 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock which may be acquired upon the exercise of a warrant to purchase units issued by the Company that includes both the Series B Preferred Stock and the warrants issued to the holders of our Series B Preferred Stock at an exercise price of $13,000, 2,256 shares of Common Stock to be offered upon the exercise of warrants at a price of $1.08 per share issued to the Placement Agent in connection with the Placement Agent Agreement dated June 28, 2005 and shares of Common Stock underlying warrants issued to Mr. Grayman as compensation to Westminster Securities Corp. pursuant to the Placement Agent Agreement dated November 14, 2006, as amended, in the amount of 10,982 shares of Common Stock at a price of $1.05 per share, 10,982 shares of Common Stock underlying a warrant exercisable at a price of $1.50 per shares on the same terms as the AC Warrants and 5,491 shares of Common Stock underlying a warrant exercisable at a price of $2.00 per share on the same terms as the BC Warrants. Mr. Grayman has indicated that he is an employee of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and he had no agreements or understandings, directly or indirectly with any person to distribute the securities.

(38) Includes (i) 9,646 shares of Common Stock to be offered upon the exercise of warrants at $1.33 per share issued to the Placement Agent in connection with the Placement Agent Agreement dated June 28, 2005,
         (ii) 14,212 shares of Common Stock to be offered upon the exercise of warrants at a price of $1.08 per share issued to the Placement Agent in connection with the Placement Agent Agreement dated June 28, 2005,
         (iii) 4,168 shares of Common Stock issued to Ms. Xirouhakis as compensation to Westminster Securities Corp. pursuant to the Placement Agent Agreement dated June 28, 2005, (iv) 14,850 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock, 20,145 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, both of which may be acquired upon the exercise of a warrant to purchase units issued by the Company that includes both the Series B Preferred Stock and the warrants issued to the holders of our Series B Preferred Stock at an exercise price of $13,000 and (v) shares of Common Stock underlying warrants issued to Westminster Securities Corp. pursuant to the Placement Agent Agreement dated November 14, 2006, as amended, in the amount of 10,000 shares of Common Stock at a price of $1.05 per share, 10,000 shares of Common Stock underlying a warrant exercisable at a price of $1.50 per shares on the same terms as the AC Warrants and 5,000 shares of Common Stock underlying a warrant exercisable at a price of $2.00 per share on the same terms as the BC Warrants. The shares being registered on this registration statement consist of 3,250 shares of Common Stock to be offered upon the exercise of warrants at $1.33 per share issued to the Placement Agent in connection with the Placement Agent Agreement dated June 28, 2005, 1,421 shares of Common Stock to be offered upon the exercise of warrants at a price of $1.08 per share issued to the Placement Agent in connection with the Placement Agent Agreement dated June 28, 2005, and shares of Common Stock underlying warrants issued to Westminster Securities Corp. pursuant to the Placement Agent Agreement dated November 14, 2006, as amended, in the amount of 10,000 shares of Common Stock at a price of $1.05 per share, 10,000 shares of Common Stock underlying a warrant exercisable at a price of $1.50 per shares on the same terms as the AC Warrants and 5,000 shares of Common Stock underlying a warrant exercisable at a price of $2.00 per share on the same terms as the BC Warrants. Ms. Xirouhakis has indicated that she is an employee of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and she had no agreements or understandings, directly or indirectly with any person to distribute the securities.

(39) Includes (i) 3,017 shares of Common Stock to be offered upon the exercise of warrants at $1.33 per share issued to the Placement Agent in connection with the Placement Agent Agreement dated June 28, 2005,
          (ii) 6,666 shares of Common Stock to be offered upon the exercise of warrants at a price of $1.08 per share issued to the Placement Agent in connection with the Placement Agent Agreement dated June 28, 2005 and (iii) shares of Common Stock underlying warrants issued to Westminster Securities Corp. pursuant to the Placement Agent Agreement dated November 14, 2006, as amended, in the amount of 4,232 shares of Common Stock at a price of $1.05 per share, 4,232 shares of Common Stock underlying a warrant exercisable at a price of $1.50 per shares on the same terms as the AC Warrants and 2,116 shares of Common Stock underlying a warrant exercisable at a price of $2.00 per share on the same terms as the BC Warrants. The shares being registered on this registration statement consist of 1,525 shares of Common Stock to be offered upon the exercise of warrants at $1.33 per share issued to the Placement Agent in connection with the Placement Agent Agreement dated June 28, 2005, 666 shares of Common Stock to be offered upon the exercise of warrants at a price of $1.08 per share issued to the Placement Agent in connection with the Placement Agent Agreement dated June 28, 2005, 4,232 shares of Common Stock at a price of $1.05 per share, 4,232 shares of Common Stock underlying a warrant exercisable at a price of $1.50 per shares on the same terms as the AC Warrants and 2,116 shares of Common Stock underlying a warrant exercisable at a price of $2.00 per share on the same terms as the BC Warrants. Ms. Xirouhakis has indicated that she is an employee of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and she had no agreements or understandings, directly or indirectly with any person to distribute the securities.

(40) Includes 160,000 shares of Common Stock to be offered by the Selling Shareholders that were converted from shares of the Series B Preferred Stock and 216,552 shares of Common Stock to be offered by the Selling Shareholders issuable upon the exercise of warrants issued to the holders of our Series B Preferred Stock. The shares being registered on this registration statement consist of 42,639 shares of Common Stock to be offered by the Selling Shareholders issuable upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(41) Represents 20,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 27,069 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. The shares being registered on this registration statement consist of 20,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 21,739 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. Mr. Ralf Schwarz, the sole officer of Neurnberger Kapitalverwaltung, exercises dispositive and voting power with respect to the shares of Common Stock owned by Neurnberger Kapitalverwaltung.

(42)     Not Applicable.

(43) Represents: (i) 20,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock, (ii) 54,138 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock (iii) 23,810 shares of Common Stock Underlying our Series C Preferred Stock,
         (iv) 23,810 shares of Common under underlying our AC Warrants and (v) 11,905 shares of Common Stock underlying our BC Warrants. The shares being registered on this registration statement consist of 10,660 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock, 23,810 shares of Common Stock Underlying our Series C Preferred Stock, 23,810 shares of Common under underlying our AC Warrants and 11,905 shares of Common Stock underlying our BC Warrants.

(44) Represents 60,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 56,303 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. The shares being registered on this registration statement consist of 11,086 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(45) Represents 40,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 33,461 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. The shares being registered on this registration statement consist of 40,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 28,476 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. Ms. Deborah Salerno, General Partner of the Horizon Capital Fund, LP, exercises dispositive and voting power with respect to the shares of Common Stock owned by Horizon Capital Fund, LP.

(46) Represents 9,000 shares of Common stock, 100,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 135,345 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. The shares being registered on this registration statement consist of 26,649 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. Ms. Deborah Salerno exercises dispositive and voting power with respect to the shares of Common Stock owned by this Selling Shareholder.

(47) Represents 480,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 649,654 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. The shares being registered on this registration statement consist of 127,195 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. Mr. David W. Berry, principal of the General Partner of the Select Contrarian Value Partners, LP, exercises dispositive and voting power with respect to the shares of Common Stock owned by Select Contrarian Value Partners, LP.

(48) Represents 1,985 shares of our common stock acquired upon the conversion of our Series B Preferred stock, 24,615 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 54,138 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. The shares being registered on this registration statement consist of 10,660 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(49) Represents 30,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 40,605 shares of shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. The shares being registered on this registration statement consist of 7,996 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. J. Daniel Bell and William M. Bell, Managing Members of Bell Capital Partners, LLC exercise dispositive and voting power with respect to the shares of Common Stock owned by Bell Capital Partners, LLC.

(50) Represents 20,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 27,069 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. The shares being registered on this registration statement consist of 5,330 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(51) Represents 20,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 27,069 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. The shares being registered on this registration statement consist of 5,330 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. Sandy Winick, President of the First European American Trust, Ltd. exercises dispositive and voting power with respect to the shares of Common Stock owned by European American Trust, Ltd.

(52) Represents 3,350 shares of our Common Stock, 30,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 54,168 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. The shares being registered on this registration statement consist of 10,660 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(53) Represents 2,750 shares of our Common Stock, 40,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 54,138 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. The shares being registered on this registration statement consist of 10,660 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(54) Represents 20,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock, 54,168 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. Salvatore Russo, President of SOS Resource Services, Inc. exercises dispositive and voting power with respect to the shares of Common Stock owned by SOS Resource Services, Inc. The shares being registered on this registration statement consist of 10,660 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(55) Represents 27,069 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. The shares being registered on this registration statement consist of 5,330 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(56) Represents 27,069 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. The shares being registered on this registration statement consist of 5,330 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(57) Represents 20,000 shares of Common Stock and 27,069 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. The shares being registered on this registration statement consist of 5,330 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(58) Represents 20,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 27,069 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. The shares being registered on this registration statement consist of 5,330 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(59) Represents 20,000 shares of Common Stock and 27,069 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. The shares being registered on this registration statement consist of 5,330 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(60) Represents 20,000 shares of Common Stock and 27,069 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. The shares being registered on this registration statement consist of 5,330 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(61) Represents 135,345 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. The shares being registered on this registration statement consist of 26,649 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(62) Represents 54,138 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. The shares being registered on this registration statement consist of 10,660 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(63) Represents 54,138 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. The shares being registered on this registration statement consist of 10,660 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(64) Represents 100,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 135,345 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. The shares being registered on this registration statement consist of 26,649 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(65) Represents 4,000 shares of Common Stock, 40,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 54,137 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. The shares being registered on this registration statement consist of 10,659 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(66) Represents 100,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 135,345 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. The shares being registered on this registration statement consist of 26,649 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(67) Represents 76,923 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 135,345 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. The shares being registered on this registration statement consist of 26,649 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. Chris H. Pauli, the President of the Crown Advisors #3 exercises dispositive and voting power with respect to the shares of Common Stock owned by the Crown Advisors #3.

(68) Includes (i) 331,000 shares owned directly by Candace McKey, (ii) 203,018 shares underlying warrants exercisable at $1.11 per share owned by Candace McKey, (iii) 100,000 warrants to acquire shares of our Common Stock at a price of $2.00 per share owned by Candace McKey (iv) 100,000 warrants to acquire shares of our Common Stock at a price of $2.00 per share owned by John McKey and (v) 439,807 shares owned by John McKey. The shares being registered on this registration statement consist of 19,987 shares of Common Stock underlying the Series A Warrants and 19,987 shares of Common Stock Underlying the Bridge Loan Warrants.

(69) Represents 20,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 27,069 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. The shares being registered on this registration statement consist of 5,330 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(70) Represents 20,000 shares of Common Stock to be offered upon conversion of the Company's outstanding Series B Preferred Stock and 27,069 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock. The shares being registered on this registration statement consist of 5,330 shares of Common Stock to be offered upon the exercise of warrants issued to the holders of our Series B Preferred Stock.

(71)     Not Applicable.

(72)     Not Applicable.

(73) Represents 50,006 shares of Common Stock to be offered upon the exercise of the Consultant Warrants, of which 12,506 are included on this registration statement.

(74)     Not Applicable.

(75) Represents (i) 23,810 shares of Common Stock underlying the Series C Preferred Shares, (ii) 23,810 shares of Common Stock underlying the AC Warrants, and (iii) 11,905 shares of Common Stock underlying the BC Warrants.
(76) Represents (i) 142,857 shares of Common Stock underlying the Series C Preferred Shares, (ii) 142,857 shares of Common Stock underlying the AC Warrants, and (iii) 71,430 shares of Common Stock underlying the BC Warrants. David R. Holdbrooke, Trustee and beneficiary exercises voting and dispositive power over the securities held by the Advocates Rx, Inc. Profit Sharing Plan.
(77) Represents (i) 95,238 shares of Common Stock underlying the Series C Preferred Shares, (ii) 95,238 shares of Common Stock underlying the AC Warrants, and (iii) 47,630 shares of Common Stock underlying the BC Warrants.
(78) Represents (i) 47,619 shares of Common Stock underlying the Series C Preferred Shares, (ii) 47,619 shares of Common Stock underlying the AC Warrants, and (iii) 23,810 shares of Common Stock underlying the BC Warrants.
(79) Represents (i) 47,619 shares of Common Stock underlying the Series C Preferred Shares, (ii) 47,619 shares of Common Stock underlying the AC Warrants, and (iii) 23,810 shares of Common Stock underlying the BC Warrants.
(80) Represents (i) 476,190 shares of Common Stock underlying the Series C Preferred Shares, (ii) 476,190 shares of Common Stock underlying the AC Warrants, and (iii) 238,100 shares of Common Stock underlying the BC Warrants. Michel Clemence exercises voting and dispositive power over the securities owned by Blue Sky Securities Limited.
(81) Represents (i) 23,810 shares of Common Stock underlying the Series C Preferred Shares, (ii) 23,810 shares of Common Stock underlying the AC Warrants, and (iii) 11,905 shares of Common Stock underlying the BC Warrants.

(82) Represents (i) 71,429 shares of Common Stock underlying the Series C Preferred Shares, (ii) 71,429 shares of Common Stock underlying the AC Warrants, and (iii) 35,715 shares of Common Stock underlying the BC Warrants. Rima Salam, Director exercises voting and dispositive power over the securities held by Brivis Investments, Inc. Rima Salam disclaims beneficial ownership of the securities held by Brivis Investments, Inc.
(83) Represents (i) 47,619 shares of Common Stock underlying the Series C Preferred Shares, (ii) 47,619 shares of Common Stock underlying the AC Warrants, and (iii) 23,810 shares of Common Stock underlying the BC Warrants.
(84) Represents (i) 47,619 shares of Common Stock underlying the Series C Preferred Shares, (ii) 47,619 shares of Common Stock underlying the AC Warrants, and (iii) 23,810 shares of Common Stock underlying the BC Warrants. Evelyn J. Cann, Vice President, exercises voting and dispositive power over the securities held by Crypto Corporation.
(85) Represents (i) options to acquire 15,000 shares of Common Stock at a price of $1.25 per share, (ii) 23,810 shares of Common Stock underlying the Series C Preferred Shares, (iii) 23,810 shares of Common Stock underlying the AC Warrants, and (iv) 11,905 shares of Common Stock underlying the BC Warrants.
(86) Represents (i) 23,810 shares of Common Stock underlying the Series C Preferred Shares, (ii) 23,810 shares of Common Stock underlying the AC Warrants, and (iii) 11,905 shares of Common Stock underlying the BC Warrants. John F. Derricott, Treasurer exercises voting and dispositive power over the securities held by Eastern Shore Investors.
(87) Represents (i) 23,810 shares of Common Stock underlying the Series C Preferred Shares, (ii) 23,810 shares of Common Stock underlying the AC Warrants, and (iii) 11,905 shares of Common Stock underlying the BC Warrants.
(88) Represents (i) 47,619 shares of Common Stock underlying the Series C Preferred Shares, (ii) 47,619 shares of Common Stock underlying the AC Warrants, and (iii) 23,810 shares of Common Stock underlying the BC Warrants. Alex Jones exercises voting and dispositive power over the securities held by F&J Partnership.
(89) Represents (i) 23,810 shares of Common Stock underlying the Series C Preferred Shares, (ii) 23,810 shares of Common Stock underlying the AC Warrants, and (iii) 11,905 shares of Common Stock underlying the BC Warrants. Fred Hindler, trustee, exercises voting and dispositive power over the securities held by the Fred Hindler Revocable Trust.
(90) Represents (i) 142,857 shares of Common Stock underlying the Series C Preferred Shares, (ii) 142,857 shares of Common Stock underlying the AC Warrants, and (iii) 71,430 shares of Common Stock underlying the BC Warrants.
(91) Represents (i) 23,810 shares of Common Stock underlying the Series C Preferred Shares, (ii) 23,810 shares of Common Stock underlying the AC Warrants, and (iii) 11,905 shares of Common Stock underlying the BC Warrants.
(92) Represents (i) 47,619 shares of Common Stock underlying the Series C Preferred Shares, (ii) 47,619 shares of Common Stock underlying the AC Warrants, and (iii) 23,810 shares of Common Stock underlying the BC Warrants.
(93) Represents (i) 47,619 shares of Common Stock underlying the Series C Preferred Shares, (ii) 47,619 shares of Common Stock underlying the AC Warrants, and (iii) 23,810 shares of Common Stock underlying the BC Warrants. Frank E. Hart, David A Rapaport and Fred A. Basch exercise voting and dispositive power over the securities held by Generation Capital Associates.
(94) Represents (i) 71,429 shares of Common Stock underlying the Series C Preferred Shares, (ii) 71,429 shares of Common Stock underlying the AC Warrants, and (iii) 35,715 shares of Common Stock underlying the BC Warrants
(95) Represents (i) 47,619 shares of Common Stock underlying the Series C Preferred Shares, (ii) 47,619 shares of Common Stock underlying the AC Warrants, and (iii) 23,810 shares of Common Stock underlying the BC Warrants.
(96) Represents (i) 17,000 shares of Common Stock, (ii) 47,619 shares of Common Stock underlying the Series C Preferred Shares, (iii) 47,619 shares of Common Stock underlying the AC Warrants, and (iv) 23,810 shares of Common Stock underlying the BC Warrants.
(97) Represents (i) 47,619 shares of Common Stock underlying the Series C Preferred Shares, (ii) 47,619 shares of Common Stock underlying the AC Warrants, and (iii) 23,810 shares of Common Stock underlying the BC Warrants.

(98) Represents (i) 47,619 shares of Common Stock underlying the Series C Preferred Shares, (ii) 47,619 shares of Common Stock underlying the AC Warrants, and (iii) 23,810 shares of Common Stock underlying the BC Warrants.
(99) Represents (i) 47,619 shares of Common Stock underlying the Series C Preferred Shares, (ii) 47,619 shares of Common Stock underlying the AC Warrants, and (iii) 23,810 shares of Common Stock underlying the BC Warrants.
(100) Represents (i) 23,810 shares of Common Stock underlying the Series C Preferred Shares, (ii) 23,810 shares of Common Stock underlying the AC Warrants, and (iii) 11,905 shares of Common Stock underlying the BC Warrants.
(101) Represents (i) 95,238 shares of Common Stock underlying the Series C Preferred Shares, (ii) 95,238 shares of Common Stock underlying the AC Warrants, and (iii) 47,620 shares of Common Stock underlying the BC Warrants.
(102)    Not Applicable.
(103) Represents (i) 10,000 shares of Common Stock, (ii) 14,286 shares of Common Stock underlying the Series C Preferred Shares, (iii) 14,286 shares of Common Stock underlying the AC Warrants, (iv) 7,143 shares of Common Stock underlying the BC Warrants and (v) shares of Common Stock underlying warrants issued to Mr. Wolfe as compensation to Westminster Securities Corp. pursuant to the Placement Agent Agreement dated November 14, 2006, as amended, in the amount of 23,732 shares of Common Stock at a price of $1.05 per share, 23,732 shares of Common Stock underlying a warrant exercisable at a price of $1.50 per shares on the same terms as the AC Warrants and 11,866 shares of Common Stock underlying a warrant exercisable at a price of $2.00 per share on the same terms as the BC Warrants, each of which is included on this registration statement. Joe B. Wolfe has indicated that he is an employee of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and he had no agreements or understandings, directly or indirectly with any person to distribute the securities.
(104) Represents (i) 10,000 shares of Common Stock, (ii) 47,619 shares of Common Stock underlying the Series C Preferred Shares, (iii) 47,619 shares of Common Stock underlying the AC Warrants, and (iv) 23,810 shares of Common Stock underlying the BC Warrants.
(105) Represents (i) 12,380,940 shares of Common Stock underlying the Series C Preferred Shares, (ii) 12,380,940 shares of Common Stock underlying the AC Warrants, and (iii) 6,190,600 shares of Common Stock underlying the BC Warrants. Dectra (Samoa) Limited, director of Iris Energy Holding Corp. exercises dispositive and voting power with respect to the shares of Common Stock owned by Iris Energy Holding Corp.
(106) Represents (i) 18,000 shares of Common Stock, (ii) 23,810 shares of Common Stock underlying the Series C Preferred Shares, (iii) 23,810 shares of Common Stock underlying the AC Warrants, and (iv) 11,905 shares of Common Stock underlying the BC Warrants. John T. Cella has indicated that he is an employee of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and he had no agreements or understandings, directly or indirectly with any person to distribute the securities.
(107) Represents (i) 238,095 shares of Common Stock underlying the Series C Preferred Shares, (ii) 238,095 shares of Common Stock underlying the AC Warrants, and (iii) 119,050 shares of Common Stock underlying the BC Warrants.
(108) Represents (i) 10,000 shares of Common Stock, (ii) 23,810 shares of Common Stock underlying the Series C Preferred Shares, (iii) 23,810 shares of Common Stock underlying the AC Warrants, and (iv) 11,905 shares of Common Stock underlying the BC Warrants.
(109) Represents (i) 47,619 shares of Common Stock underlying the Series C Preferred Shares, (ii) 47,619 shares of Common Stock underlying the AC Warrants, and (iii) 23,810 shares of Common Stock underlying the BC Warrants. Kellogg Capital Group, LLC has indicated that it is a broker Dealer and accordingly, may be deemed to be an underwriter. Further, Kellogg Capital Group, LLC has represented to the Company that the securities were bought in the ordinary course of business and it had no agreements or understandings, directly or indirectly with any person to distribute the securities. Charles K. Kellogg, Sr. Managing Member and Nicholas Cappellleri, Director of Finance and Operations exercises voting and dispositive power over the securities held by Kellogg Capital Group, LLC.

(110) Represents (i) 6,500 shares of Common Stock, (ii) 23,810 shares of Common Stock underlying the Series C Preferred Shares, (iii) 23,810 shares of Common Stock underlying the AC Warrants, and (iv) 11,905 shares of Common Stock underlying the BC Warrants.
(111) Represents (i) 10,000 shares of Common Stock, (ii) 23,810 shares of Common Stock underlying the Series C Preferred Shares, (iii) 23,810 shares of Common Stock underlying the AC Warrants, and (iv) 11,905 shares of Common Stock underlying the BC Warrants.
(112) Represents (i) 23,810 shares of Common Stock underlying the Series C Preferred Shares, (ii) 23,810 shares of Common Stock underlying the AC Warrants, and (iii) 11,905 shares of Common Stock underlying the BC Warrants.
(113) Represents (i) 95,238 shares of Common Stock underlying the Series C Preferred Shares, (ii) 95,238 shares of Common Stock underlying the AC Warrants, and (iii) 47,620 shares of Common Stock underlying the BC Warrants. Keith Goodman, Manager of the General Partner, exercises voting and dispositive power over the securities held by Nite Capital, LP.
(114) Represents (i) 23,810 shares of Common Stock underlying the Series C Preferred Shares, (ii) 23,810 shares of Common Stock underlying the AC Warrants, and (iii) 11,905 shares of Common Stock underlying the BC Warrants. Glenn E. Murer, Manager, exercises voting and dispositive power over the securities held by Operation Dogbone, LLC.
(115) Represents (i) 47,619 shares of Common Stock underlying the Series C Preferred Shares, (ii) 47,619 shares of Common Stock underlying the AC Warrants, and (iii) 23,810 shares of Common Stock underlying the BC Warrants.
(116) Represents (i) 23,810 shares of Common Stock underlying the Series C Preferred Shares, (ii) 23,810 shares of Common Stock underlying the AC Warrants, and (iii) 11,905 shares of Common Stock underlying the BC Warrants.
(117)    Not Applicable.
(118) Represents (i) 238,095 shares of Common Stock underlying the Series C Preferred Shares, (ii) 238,095 shares of Common Stock underlying the AC Warrants, and (iii) 119,050 shares of Common Stock underlying the BC Warrants.
(119) Represents (i) 47,619 shares of Common Stock underlying the Series C Preferred Shares, (ii) 47,619 shares of Common Stock underlying the AC Warrants, and (iii) 23,810 shares of Common Stock underlying the BC Warrants. Robert T. Kolb exercises voting and dispositive power over the securities held by the Robert T. Kolb Pension Plan & Trust.
(120) Represents (i) 47,619 shares of Common Stock underlying the Series C Preferred Shares, (ii) 47,619 shares of Common Stock underlying the AC Warrants, and (iii) 23,810 shares of Common Stock underlying the BC Warrants.
(121) Represents (i) 47,619 shares of Common Stock underlying the Series C Preferred Shares, (ii) 47,619 shares of Common Stock underlying the AC Warrants, and (iii) 23,810 shares of Common Stock underlying the BC Warrants.
(122) Represents (i) 9,524 shares of Common Stock underlying the Series C Preferred Shares, (ii) 9,524 shares of Common Stock underlying the AC Warrants, and (iii) 4,762 shares of Common Stock underlying the BC Warrants.
(123) Represents (i) 14,000 shares of Common Stock, (ii) 71,429 shares of Common Stock underlying the Series C Preferred Shares, (iii) 71,429 shares of Common Stock underlying the AC Warrants, and (iv) 35,810 shares of Common Stock underlying the BC Warrants.
(124) Represents (i) 23,810 shares of Common Stock underlying the Series C Preferred Shares, (ii) 23,810 shares of Common Stock underlying the AC Warrants, and (iii) 11,905 shares of Common Stock underlying the BC Warrants. Samuel M. Grinspan Ttee exercises voting and dispositive power over the securities held by the Grinspan-Ernst Profit Sharing Plan.
(125) Represents (i) 9,524 shares of Common Stock underlying the Series C Preferred Shares, (ii) 9,524 shares of Common Stock underlying the AC Warrants, and (iii) 4,762 shares of Common Stock underlying the BC Warrants.
(126) Represents (i) 47,619 shares of Common Stock underlying the Series C Preferred Shares, (ii) 47,619 shares of Common Stock underlying the AC Warrants, and (iii) 23,810 shares of Common Stock underlying the BC Warrants.
(127) Represents (i) 47,619 shares of Common Stock underlying the Series C Preferred Shares, (ii) 47,619 shares of Common Stock underlying the AC Warrants, and (iii) 23,810 shares of Common Stock underlying the BC Warrants. Kenneth Orr, Managing Director exercises voting and dispositive power over the securities held by the Triumph Small Cap Fund Inc.

(128) Represents (i) 4,761,900 shares of Common Stock underlying the Series C Preferred Shares, (ii) 4,761,900 shares of Common Stock underlying the AC Warrants, and (iii) 2,381,000 shares of Common Stock underlying the BC Warrants. Adam Benowitz exercises voting and dispositive power over the securities held by the Vision Opportunity Master Fund, Ltd. Mr. Benowitz disclaims beneficial ownership of the securities held by the Vision Opportunity Master Fund, Ltd.
(129) Represents (i) 20,000 shares of Common Stock, (ii) 47,619 shares of Common Stock underlying the Series C Preferred Shares, (iii) 47,619 shares of Common Stock underlying the AC Warrants, and (iv) 23,810 shares of Common Stock underlying the BC Warrants.
(130) Represents shares of Common Stock underlying warrants issued to Mr. Louise as compensation to Westminster Securities Corp. pursuant to the Placement Agent Agreement dated November 14, 2006, as amended, in the amount of 55,375 shares of Common Stock at a price of $1.05 per share, 55,375 shares of Common Stock underlying a warrant exercisable at a price of $1.50 per shares on the same terms as the AC Warrants and 27,688 shares of Common Stock underlying a warrant exercisable at a price of $2.00 per share on the same terms as the BC Warrants, each of which is included on this registration statement. Mr. Loiuse has indicated that he is an employee of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and he had no agreements or understandings, directly or indirectly with any person to distribute the securities.
(131) Represents shares of Common Stock underlying warrants issued to Mr. Corrubia as compensation to Westminster Securities Corp. pursuant to the Placement Agent Agreement dated November 14, 2006, as amended, in the amount of 53,571 shares of Common Stock at a price of $1.05 per share, 53,571 shares of Common Stock underlying a warrant exercisable at a price of $1.50 per shares on the same terms as the AC Warrants and 26,786 shares of Common Stock underlying a warrant exercisable at a price of $2.00 per share on the same terms as the BC Warrants, each of which is included on this registration statement. Mr. Corrubia has indicated that he is an employee of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and he had no agreements or understandings, directly or indirectly with any person to distribute the securities.
(132) Represents shares of Common Stock underlying warrants issued to Mr. Price as compensation to Westminster Securities Corp. pursuant to the Placement Agent Agreement dated November 14, 2006, as amended, in the amount of 79,007 shares of Common Stock at a price of $1.05 per share, 79,007 shares of Common Stock underlying a warrant exercisable at a price of $1.50 per shares on the same terms as the AC Warrants and 39,503 shares of Common Stock underlying a warrant exercisable at a price of $2.00 per share on the same terms as the BC Warrants, each of which is included on this registration statement. Mr. Price has indicated that he is an employee and an officer of the Placement Agent and has represented to the Company that the securities were bought in the ordinary course of business and he had no agreements or understandings, directly or indirectly with any person to distribute the securities.

                                     EXPERTS

     The consolidated financial statements of New Frontier Energy, Inc. included in this registration statement have been audited by Stark Winter Schenkein & Co., LLP, to the extent and for the period set forth in their reports appearing elsewhere in the registration statement, and are included in reliance upon such reports given upon the authority of said firms as experts in auditing and accounting.

     Information derived from the report by Norwest Questa Engineering, Corp., an independent petroleum engineering firm, with respect to the Company's estimated reserves incorporated in this prospectus have been so incorporated in reliance on the authority of said firm as experts with respect to such matters contained in their report.

                      INTEREST OF NAMED EXPERTS AND COUNSEL


     No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

                          DISCLOSURE OF SEC POSITION OF
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Our Articles of Incorporation provide that directors, officers, employees and agents shall be indemnified by us to the fullest extent authorized by the Colorado Business Corporation Act.

     Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                       WHERE YOU CAN FIND MORE INFORMATION

     We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Commission's Public Reference Room 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. You can also obtain copies of our Commission filings by going to the Commission's website at http://www.sec.gov.

     We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this Prospectus. This Prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this Prospectus to any contract or other document of New Frontier Energy, Inc., the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document.

     No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by New Frontier Energy, Inc. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this Prospectus.

                              FINANCIAL STATEMENTS





                            NEW FRONTIER ENERGY, INC.

                        CONSOLIDATED FINANCIAL STATEMENTS

                     FOR THE PERIOD ENDED FEBRUARY 28, 2007








                                TABLE OF CONTENTS
                                                                        Page
                                                                        ----

Report of Independent Registered Public Accounting Firm                  F-1

Consolidated Financial Statements
     Balance Sheet                                                       F-2
     Statements of Operations                                            F-3
     Statements of Changes in Stockholders' Equity                       F-4
     Statements of Cash Flows                                            F-5

Notes to Consolidated Financial Statements                               F-6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Shareholders and Board of Directors

New Frontier Energy, Inc.

We have audited the accompanying consolidated balance sheet of New Frontier Energy, Inc. as of February 28, 2007, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended February 28, 2007 and 2006. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of New Frontier Energy, Inc. as of February 28, 2007, and the results of its operations, and its cash flows for the years ended February 28, 2007 and 2006, in conformity with accounting principles generally accepted in the United States of America.



/s/ Stark Winter Schenkein & Co., LLP
-------------------------------------
Denver, Colorado

May 20, 2007

                            NEW FRONTIER ENERGY, INC.
                           CONSOLIDATED BALANCE SHEET
                                February 28, 2007



                                     ASSETS
CURRENT ASSETS
   Cash                                                                  $ 12,724,234
   Accounts receivable, trade                                                 368,944
   Prepaid expenses                                                           579,974
                                                                         ------------
           Total current assets                                            13,673,152
                                                                         ------------

PROPERTY AND EQUIPMENT,  NET OF ACCUMULATED DEPRECIATION
  AND DEPLETION OF $610,899                                                15,341,271
                                                                         ------------

OTHER ASSETS
   Deposits                                                                    33,300
                                                                         ------------

                                                                         $ 29,047,723
                                                                         ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
   Accounts payable                                                      $    648,501
   Convertible debenture, affiliates, net of debt discount of $15,844         592,350
   Accrued interest, affiliates                                                12,309
   Dividends payable                                                          756,155
   Accrued expenses                                                           388,017
   Accounts payable, affiliates                                                28,254
   Convertible debenture, net of debt discount of $349,673                  2,265,127
                                                                         ------------
           Total current liabilities                                        4,690,713
                                                                         ------------

LONG TERM LIABILITIES

   Asset retirement obligation                                                140,000
                                                                         ------------

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARY                                  421,091
                                                                         ------------

STOCKHOLDERS' EQUITY
   Preferred stock, $.001 par value, 25,000,000 shares authorized:
       Series A Convertible, 100,000 shares authorized
       none issued and outstanding                                                 --
       Series B Convertible, 36,036 shares authorized
       28,490 issued and outstanding                                               28
       Series C Convertible, 230,000 shares authorized
       222,250 issued and outstanding                                             222
   Common stock, $.001 par value, 50,000,000 shares authorized,
         6,057,193 shares issued and outstanding                                6,057
   Additional paid in capital                                              34,983,107
   Accumulated (deficit)                                                  (11,193,495)
                                                                         ------------
                                                                           23,795,919
                                                                         ------------

                                                                         $ 29,047,723
                                                                         ============

        See accompanying notes to the consolidated financial statements.
                                       F-1

                            NEW FRONTIER ENERGY, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                     Years Ended
                                                     February 28,   February 28,
                                                        2007            2006
                                                     -----------    -----------
Operating revenues
   Oil and gas sales                                 $   238,385    $   144,853
   Gathering fees                                        122,796         14,599
                                                     -----------    -----------
                                                         361,181        159,452
                                                     -----------    -----------

Operating expenses
   Exploration costs, including dry holes                205,713        132,551
   Lease operating expenses                              642,253        668,788
   Cost of gas gathering                                   2,578          2,427
   General and administrative                          1,554,916        892,338
   General and administrative:
   Restricted stock award                                     --        234,000
   Issuance of common stock warrants                   1,381,417        478,542
   Depreciation, depletion and amortization              319,904        188,915
                                                     -----------    -----------
          Total operating expenses                     4,106,781      2,597,561
                                                     -----------    -----------

(Loss) from operations                                (3,745,600)    (2,438,109)
                                                     -----------    -----------

Other income (expense)
   Interest income                                        88,882          8,779
   Gain (loss) on sale of assets                          95,127             --
   Interest expense                                      (90,214)       (68,767)
   Debt issuance costs, non-cash                        (905,957)      (542,018)
                                                     -----------    -----------
          Other income (expense), net                   (812,162)      (602,006)
                                                     -----------    -----------

(Loss) before income taxes                            (4,557,761)    (3,040,116)
                                                     -----------    -----------

Income taxes
   Current                                                    --             --
   Deferred                                                   --             --
                                                     -----------    -----------
                                                              --             --
                                                     -----------    -----------

Minority interest in net (income) loss of
        consolidated subsidiary                          (16,008)        28,560
                                                     -----------    -----------

Net (loss)                                            (4,573,769)    (3,011,556)
Preferred stock dividends and distributions
   to minority interests                                (505,700)      (418,580)
                                                     -----------    -----------

Net (loss) attributable to common shareholders       $(5,079,469)   $(3,430,136)
                                                     ===========    ===========

Net (loss) per common share
   Basic and diluted                                 $     (0.92)   $     (0.94)
                                                     ===========    ===========

Weighted average shares outstanding
   Basic and diluted                                   5,526,142      3,667,947
                                                     ===========    ===========



        See accompanying notes to the consolidated financial statements.
                                       F-2


                            NEW FRONTIER ENERGY, INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


                                                      Series A Preferred    Series B Preferred    Series C Preferred
                                                        $.001 Par Value      $.001 Par Value       $.001 Par Value
                                                       Shares     Amount    Shares      Amount    Shares      Amount
                                                     ---------    -------  ----------   ------   --------   --------
Balance February 28, 2005                               50,000    $    50   32,175.00   $  32          --   $     --

   Issuance of common stock pursuant
     to a stock award                                       --         --       --         --          --         --
   Issuance of common stock for services                    --         --       --         --          --         --
   Conversion of preferred stock to common stock            --         --   (1,517.75)     (1)         --         --
   Exercise of common stock warrants                        --         --       --         --          --         --
   Less Series B preferred stock issuance costs             --         --       --         --          --         --
   Issuance of common stock warrants                        --         --       --         --          --         --
   Issuance of common stock in connection with
   convertible debentures                                   --         --       --         --          --         --
   Warrants issued in connection with convertible
   debentures                                               --         --       --         --          --         --
   Preferred stock dividends                                --         --                  --          --         --
   Conversion of convertible debt to common stock           --         --       --         --          --         --
   Distribution from consolidated entity                    --         --       --         --          --         --
   Net (loss) for the year                                  --         --       --         --          --         --
                                                     ---------    -------  ----------   ------   --------   --------
Balance February 28, 2006                               50,000         50   30,657.25      31          --         --

   Issuance of common stock for services                    --         --       --         --          --         --
   Conversion of Series A Preferred Stock
   and accrued dividends to common stock               (50,000)       (50)      --         --          --         --
   Conversion of Series B Preferred to common stock         --         --   (2,167.25)     (3)         --         --
   Exercise Series B Common Stock warrants                  --         --       --         --          --         --
   Exercise of common stock warrants                        --         --       --         --          --         --
   Exercise of common stock options                         --         --       --         --          --         --
   Intrinsic value of convertible debt                      --         --       --         --          --         --
   Issuance  of common stock warrants                       --         --       --         --          --         --
   Conversion of convertible debt and interest
     to common stock                                        --         --       --         --          --         --
   Issuance of Series C Preferred Stock                     --         --       --         --     222,250        222
   Less Series C preferred stock issuance costs             --         --       --         --          --         --
   Timing differences due to subsidiary year end            --         --       --         --          --         --
   Preferred stock dividends                                --         --       --         --          --         --
   Distribution from consolidated entity (Note 1)           --         --       --         --          --         --
   Net (loss) for the year                                  --         --       --         --          --         --
                                                     ---------    -------  ----------   ------   --------   --------
Balance February 28, 2007                                   --    $    --   28,490.00   $  28     222,250   $    222
                                                     =========    =======  ==========   ======   ========   ========


                            NEW FRONTIER ENERGY, INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   CONTINUED


                                                           Common Stock       Additional
                                                           $.001 Par Value     Paid-in     Accumulated
                                                       Shares         Amount   Capital      (Deficit)          Total
                                                      -----------    ------- ------------  ------------    ------------
Balance February 28, 2005                              3,254,451     $ 3,254 $  7,252,076  $ (2,683,888)   $  4,571,524

   Issuance of common stock pursuant
     to a stock award                                    200,000         200      233,800            --         234,000
   Issuance of common stock for services                  33,502          33       49,709            --          49,742
   Conversion of preferred stock to common stock         233,500         233         (232)           --              --
   Exercise of common stock warrants                      84,639          85      116,907            --         116,992
   Less Series B preferred stock issuance costs               --          --      (11,127)           --         (11,127)
   Issuance of common stock warrants                          --          --      478,542            --         478,542
   Issuance of common stock in connection with
   convertible debentures                                170,000         170      236,130            --         236,300
   Warrants issued in connection with convertible
   debentures                                                 --          --    1,509,798            --       1,509,798
   Preferred stock dividends                                  --          --           --      (418,580)       (418,580)
   Conversion of convertible debt to common stock        102,727         103      123,167            --         123,270
   Distribution from consolidated entity                      --          --        5,672            --           5,672
   Net (loss) for the year                                    --          --           --    (3,011,556)     (3,011,556)
                                                      -----------    -------  -----------  ------------    ------------
Balance February 28, 2006                              4,078,819       4,078    9,994,442    (6,114,024)      3,884,577

   Issuance of common stock for services                   4,000           4        8,196            --           8,200
   Conversion of Series A Preferred Stock
   and accrued dividends to common stock                 395,806         396        6,928            --           7,274
   Conversion of Series B Preferred to common stock      333,423         334         (331)           --              --
   Exercise Series B Common Stock warrants             1,159,914       1,160    1,599,520            --       1,600,680
   Exercise of common stock warrants                      37,500          37       56,213            --          56,250
   Exercise of common stock options                       28,667          29       21,471            --          21,500
   Intrinsic value of convertible debt                        --          --       33,451            --          33,451
   Issuance  of common stock warrants                         --          --    1,381,417            --       1,381,417
   Conversion of convertible debt and interest
     to common stock                                      19,064          19       22,856            --          22,875
   Issuance of Series C Preferred Stock                       --          --   22,224,778            --      22,225,000
   Less Series C preferred stock issuance costs               --          --     (401,326)           --        (401,326)
   Timing differences due to subsidiary year end              --          --       35,492            --          35,492
   Preferred stock dividends                                  --          --           --      (461,585)       (461,585)
   Distribution from consolidated entity (Note 1)             --          --           --       (44,117)        (44,117)
   Net (loss) for the year                                    --          --           --    (4,573,769)     (4,573,769)
                                                      -----------    -------  -----------  ------------    ------------
Balance February 28, 2007                              6,057,193     $ 6,057  $34,983,107  $(11,193,495)   $ 23,795,919
                                                      ===========     ======  ===========  ============    ============

        See accompanying notes to the consolidated financial statements.


                            NEW FRONTIER ENERGY, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                         Years Ended
                                                                                 February 28,    February 28,
                                                                                     2007            2006
                                                                                 ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net (loss)                                                                    $ (4,573,769)   $ (3,011,556)
   Adjustments to reconcile net (loss) to net cash
      (used in) operating activities:
         Depreciation, depletion and amortization                                     319,904         188,915
         Debt issuance costs, noncash                                                 905,957         542,018
         Minority interest in net income  (loss) of consolidated subsidiary            16,007         (28,560)
         Issuance of restricted stock award                                                --         234,000
         Issuance of common stock for services                                          8,200          49,743
         Interest on convertible debenture                                            (15,838)         41,592
         Issuance of common stock warrant to consultant                               350,317         478,542
         Amortization of stock option expenses                                      1,031,100              --
         (Increase) decrease in assets:
            Accounts receivable, trade                                               (314,889)        (44,538)
            Prepaid expenses                                                         (551,663)        (22,247)
         Increase (decrease) in liabilities:
            Accounts payable                                                          (90,550)        167,038
            Accrued expenses                                                          395,159         (36,285)
                                                                                 ------------    ------------

      Net cash (used in) operating activities                                      (2,520,065)     (1,441,338)
                                                                                 ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:

   Increase in other assets                                                           (33,300)            420
   Purchase of property and equipment                                              (8,923,915)     (3,377,245)
                                                                                 ------------    ------------

      Net cash (used in) investing activities                                      (8,957,215)     (3,376,825)
                                                                                 ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:

   Payment of notes payable                                                                --        (500,027)
   Proceeds from notes payable                                                        600,000              --
   Proceeds from common stock warrant conversions                                   1,678,430         116,992
   Proceeds from convertible debt issue                                                    --       2,760,000
   Proceeds from issuance of preferred stock                                       21,625,000              --
   Cost of issuance of equity for cash                                               (401,326)        (37,511)
   Preferred stock dividends paid                                                     (37,983)       (102,917)
   Timing differences due to subsidiary year end                                       35,492           5,672
   Minority interest in subsidiary                                                         --       1,022,232
   Distributions to minority interest holders in consolidated subsidiary              (44,117)             --
                                                                                 ------------    ------------

      Net cash provided by financing activities                                    23,455,496       3,264,441
                                                                                 ------------    ------------

INCREASE (DECREASE) IN CASH                                                        11,978,216      (1,553,722)

BEGINNING BALANCE                                                                     746,018       2,299,740
                                                                                 ------------    ------------

ENDING BALANCE                                                                   $ 12,724,234    $    746,018
                                                                                 ============    ============

Cash paid for income taxes                                                       $         --    $         --
                                                                                 ============    ============
Cash paid for interest                                                           $         --    $     34,466
                                                                                 ============    ============

Supplemental schedule of non-cash investing and financing activities:

   Series B preferred stock converted to common stock                            $        333    $        224
   Seroes A preferred stock dividends converted to common stock                  $      7,274    $         --
   Intrinsic value of conversion feature of convertible debt                     $     33,451    $         --
   Conversion of convertible debentures to common stock                          $     22,875    $    123,270
   Reduction of property and equipment arising from a decrease in accounts
      payable for oil and gas leases that were not issued                        $         --    $     48,813
   Issuance of common stock warrants in connection with convertible debentures   $         --    $  1,509,798
   Common stock issued with convertible debentures                               $         --    $    236,300
   Asset retirement obligation                                                   $     77,300    $     62,700
   Convertible debt conversion to Series C Preferred stock                       $    600,000    $         --
   Purchase of interest in subsidiary with convertible debt                      $    608,194    $         --


        See accompanying notes to the consolidated financial statements.
                                       F-4

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2007


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES ORGANIZATION
   -------------------------------------------------------

New Frontier Energy, Inc. (or the "Company") was incorporated as Storage Finders.com under the laws of Colorado on January 7, 2000. In March 2001 the Company changed its name to New Frontier Energy, Inc. The Company is an oil and gas exploration company operating primarily in Colorado and Wyoming.

Effective February 6, 2002, Wyoming Oil & Minerals, Inc. ("Wyoming") completed a share exchange with the Company. Under the terms of the share exchange, the shareholders of the Company surrendered their shares in exchange for shares of Wyoming. The Company's shareholders became shareholders in Wyoming, and the Company became a wholly owned subsidiary of Wyoming until June 30, 2003.

On June 30, 2003, Wyoming's Board of Directors approved a dividend in the form of the common stock of its subsidiary, New Frontier. The dividend was paid in the form of one share of New Frontier common stock for every four shares of common stock of Wyoming. Shareholders of record of Wyoming as of the close of business on June 30, 2003, the record date, were issued a certificate representing one share of New Frontier for each four shares of Wyoming they held at that date.

During the year ended February 28, 2006, the Company invested $1,600,000 in limited partnership interests in Slater Dome Gathering, LLLP ("SDG"). SDG was organized to construct a natural gas gathering line from the Company's Slater Dome/Coal Creek Draw Prospect, located in northwest Colorado and southwest Wyoming (the "Slater Dome Prospect") that transports the gas from the Slater Dome Prospect to the Questar transmission line at Baggs, Wyoming. The gathering line was completed on June 3, 2005. The Company began selling gas in June 2005. SDG, a calendar year-end company, was formed on September 1, 2004, and was inactive until it received its initial funding on May 18, 2005.

PRINCIPLES OF CONSOLIDATION
---------------------------

The consolidated financial statements include the accounts of the Company and those of SDG. All significant inter-company accounts and transactions have been eliminated.

In December 2003, the Financial Accounting Standards Board issued FASB Interpretation No. 46-R, "Consolidation of Variable Interest Entities." FIN No. 46-R, which modifies certain provisions and effective dates of FIN No. 46, sets forth the criteria to be used in determining whether an investment in a variable interest entity should be consolidated. These provisions are based on the general premise that if a company controls another entity through interests other than voting interests, that company should consolidate the controlled entity. The Company currently consolidates SDG under the provisions of FIN No. 46-R (see Note 2).

SDG has a calendar year end of December 31, 2006, which is consolidated with the Company effective February 28, 2007. Subsequent to December 31, 2006 and prior to February 28, 2007, SDG made a net cash distribution to the Company in the amount of $35,492,. This timing difference is recorded as additional paid-in capital in the accompanying financial statements.

REVENUE RECOGNITION
-------------------

The Company recognizes oil and gas revenue from its interests in producing wells as oil and gas is produced and sold from those wells. The Company recognizes gas gathering revenue at the time when the service is rendered.

ACCOUNTS RECEIVABLE
-------------------

The Company uses the direct write-off method for bad debts; this method expenses uncollectible accounts in the year they become uncollectible. Any difference between this method and the allowance method is not material.

CASH AND CASH EQUIVALENTS
-------------------------

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

NET INCOME (LOSS) PER COMMON SHARE
----------------------------------

The Company calculates net income (loss) per share as required by Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share." Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During the periods when they are anti-dilutive, common stock equivalents, if any, are not considered in the computation.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2007

USE OF ESTIMATES
----------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CONCENTRATION OF CREDIT RISK
----------------------------

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash equivalents. The Company places its cash equivalents with a high credit quality financial institution. The Company periodically maintains cash balances at a commercial bank in excess of the Federal Deposit Insurance Corporation insurance limit of $100,000. At February 28, 2007, the Company's uninsured cash balance was $623,832.

FAIR VALUE OF FINANCIAL INSTRUMENTS
-----------------------------------

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of February 28, 2007. The respective carrying values of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, accounts receivable, accounts payable, accrued expenses and convertible debentures. Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature, their carrying amounts approximate fair values, or they are receivable or payable on demand.

ACCOUNTING FOR OIL AND GAS ACTIVITIES
-------------------------------------

The Company uses the successful efforts method of accounting for oil and gas producing activities. Under this method, acquisition costs for proved and unproved properties are capitalized when incurred. Exploration costs, including geological and geophysical costs, the costs of carrying and retaining unproved properties, and exploratory dry hole drilling costs are expensed. Development costs, including the costs to drill and equip development wells, and successful exploratory drilling costs that locate proved reserves are capitalized. In addition, the Company limits the total amount of unamortized capitalized costs to the value of future net revenues, based on current prices and costs.

Unproved oil and gas properties are periodically assessed for impairment of value, and a loss is recognized at the time of impairment by providing an impairment allowance together with a charge to operations.

Revenues from the sale of oil and gas production are recognized when title passes, net of royalties.

DEPRECIATION AND DEPLETION
--------------------------

Depreciation and depletion of the capitalized costs for producing oil and gas properties are provided by the unit-of-production method based on proved oil and gas reserves. Uncompleted wells and equipment are reflected at the Company's incurred cost and represent costs of drilling and quipping oil and gas wells that are not completed as of the balance sheet date. The costs of unproved leases, which become productive, are reclassified to proved properties when proved reserves are discovered in the property. Unproved oil and gas interests are carried at original acquisition costs, including filing and title fees.

OTHER PROPERTY AND EQUIPMENT
----------------------------

Other property and equipment consists of furniture, fixtures and equipment and are recorded at cost and depreciated using the straight-line method over the estimated useful lives of five to seven years.

The gas gathering line is recorded at cost and is being depreciated on a straight-line basis over an estimated 20 year useful life. The useful life may be limited to the useful life of current and future recoverable reserves serviced by the pipeline.

Maintenance and repairs are charged to expense as incurred.

IMPAIRMENT OF LONG LIVED ASSETS
-------------------------------

SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," requires that an asset be evaluated for impairment when the carrying amount of an asset exceeds the sum of the undiscounted estimated future cash flows of the asset. In accordance with the provisions of SFAS No. 144, the Company reviews the carrying values of its long-lived assets whenever events or changes in circumstances indicate that such carrying values may not be recoverable. If, upon review, the sum of the undiscounted pretax cash flows is less than the carrying value of the asset group, the carrying value is written down to estimated fair value. Individual assets are grouped for impairment purposes at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets, generally on a field-by-field basis. The fair value of impaired assets is determined based on quoted market prices in active markets, if available, or upon the present values of expected future cash flows using discount rates commensurate with the risks involved in the asset group. The long-lived assets of the Company, which are subject to evaluation, consist primarily of oil and gas properties. The Company's evaluation has not resulted in a charge to operations for impairment in either fiscal 2007 or 2006.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2007

INCOME TAXES
------------

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes," which requires the liability method of accounting for income taxes. The liability method requires the recognition of deferred tax assets and liabilities for future tax consequences of temporary differences between the financial statement basis and the tax basis of assets and liabilities.

STOCK-BASED COMPENSATION
------------------------

The Company accounted for stock-based compensation in accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation." This standard required the Company to adopt "fair-value" method with respect to stock-based compensation. The Company accounted for employee stock options under the "modified-prospective" method, and furnished the proforma disclosures required by SFAS No. 123 for periods prior to the adoption of the "modified-prospective method."

In December 2004, FASB issued SFAS No. 123(R), "Share-based Payment" ("SFAS No. 123R") and requires companies to measure all stock compensation awards using a fair value method and recognize the related compensation cost in its financial statements. This statement replaces SFAS No. 123 "Accounting for Stock Based Compensation," and supersedes ABP Opinion No. 25, "Accounting for Stock Issued to Employees." Beginning with the Company's quarterly period that began on March 1, 2006, the Company adopted the provisions of SFAS No. 123R and is required to expense the fair value of employee stock options and similar awards in the financial statements. The Company had no compensation cost relating to unvested portion of awards granted prior to the date of adoption to recognize at the time of adoption.

MAJOR CUSTOMERS
---------------

Sales to one major unaffiliated customer for years ended February 28, 2007 and 2006, were $198,872 (83 % of sales) and $108,193 (75% of sales), respectively. Accounts receivable from one major unaffiliated custome for the years ended February 28, 2007 and 2006 were $19,783 (5% of accounts receivable) and $44,074 (82% of accounts receivable) respectively. The Company, however, believes that it is not dependent upon this customer due to the nature, of its product, and the gas sales contract provides that the Company may terminate the contract with thirty days notice.

DEBT WITH DETACHABLE WARRANT AND/OR BENEFICIAL CONVERSION FEATURE
-----------------------------------------------------------------

The Company accounts for the issuance of detachable stock purchase warrants in accordance with Accounting Principles Board Opinion No. 14 ("APB No. 14"), whereby the fair value of the debt and the detachable warrants are separately measured and the proceeds from the debt are allocated on a pro-rata basis to both the debt and the detachable warrants. The resulting discount from the fair value of the debt allocated to the warrants, which is accounted for as paid-in capital, is amortized over the estimated life of the debt.

In accordance with the provisions of Emerging Issues Task Force ("EITF") Issue No. 98-5 and EITF No. 00-27, a portion of the proceeds received are allocated to any embedded beneficial conversion feature, based on the difference between the effective conversion price of the proceeds allocated to the convertible debt and the fair value of the underlying common stock on the date the debt is issued. In addition, the detachable stock purchase warrants proceeds are first allocated to the stock purchase warrants and the debt, and then the resulting debt proceeds are allocated between the beneficial conversion feature, which is accounted for as paid-in capital, and the initial carrying amount of the debt. The discount resulting from the beneficial conversion feature is amortized over the estimated life of the debt.

ASSET RETIREMENT OBLIGATIONS
----------------------------

In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. SFAS No. 143 applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development, and normal use of the asset. The Company's asset retirement obligations relate primarily to the retirement of oil and gas properties and related production facilities, lines, and other equipment used in the field operations, together with the gas gathering pipeline. SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred, if a reasonable estimate of fair value can be made. The fair value of the liability is added to the carrying amount of the associated asset. This additional carrying amount is then depreciated over the life of the asset. The liability increases due to the passage of time based on the time value of money until the obligation is settled.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2007


The implementation of SFAS No. 143 during fiscal 2007 resulted in an increase of $77,300 in oil and gas properties reflected in the present value of the future asset retirement obligation, and an offsetting increase in liabilities represents the establishment of an asset retirement obligation liability.

RECENT ACCOUNTING PRONOUNCEMENTS
--------------------------------

In September 2006, The SEC issued Staff Accounting Bulletin no. 108 ("SAB 108") to address diversity in practice in quantifying financial statement misstatements. SAB 108 requires registrants to quantify errors using both a balance sheet and an income statement approach and to evaluate whether either approach results in quantifying a misstatement that, when all relevant quantitative and qualitative factors are considered is material. SAB 108 is effective for fiscal years ending after November 15, 2006, allowing a one-time transitional cumulative effect adjustment to retained earnings as of March 1, 2006 for errors that were not previously deemed material, but are material under the guidance in SAB 108. The Company has applied the guidance in SAB 108 and there are no material effects on the Company's financial position, results of operations or cash flows.

In September 2006. the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 157 ("SFAS 157"). The Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles ("GAAP"), and expands disclosures about fair value measurements. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The adoption of SFAS 157 is not expected to have a material effect on the Company's financial position, results of operations or cash flows.

The FASB has also issued SFAS No.. 158, "Employers Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 123(R)", but it will not have any relationship to the operations of the Company at this time.

In July 2006, the FASB released FASB Interpretation No. 48--Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No 109 ("FIN 48"). Fin 48 clarifies the accounting and reporting for uncertainties in income taxes recognized in an enterprise's financial statements in accordance with Statement of Financial Accounting Standards No 109--Accounting for Income Taxes ("SFAS 109") and prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 is effective for fiscal years beginning after December 15, 2006 with the impact of adoption to be reported as a cumulative effect of an accounting change. The adoption of FIN 48 is not expected to have a material effect on the Company's financial position, results of operations or cash flows.

RECLASSIFICATIONS
-----------------

Certain amounts reported in the Company's financial statements for the year ended February 28, 2006, may have been reclassified to conform to the current year presentation.

2. SLATER DOME GATHERING, LLLP
   ---------------------------

At February 28, 2006, the Company owned 59.972% of the Class A limited partnership interests and, accordingly, 53.97% of SDG before payout. Effective May 10, 2006, New Frontier Energy, Inc. (the "Corporation") entered into a Purchase and Sale Agreement (the "Acquisition") with Natural Resource Group Gathering, LLC, whereby the Corporation increased its investment in Slater Dome Gathering, LLLP ("SDG") by acquiring an additional 12.16 Class A limited partnership interests, in exchange for a subordinated convertible debenture in the amount of $608,194 (the "Debenture"). The Debenture bears interest at a rate of 2.5% per annum and is due January 1, 2008. The Debenture and unpaid interest is convertible into common shares at a conversion price of $1.33 per share. The Debenture originally provided the holder the right to convert into shares of the Company's Common Stock at an exercise price of $2.00, which was adjusted to $1.33 on January 16, 2007 pursuant to anti-dilution rights. Following the acquisition of the 12.16 Class A limited partnership interests the Corporation owns 82.76% of the limited partnership interests in SDG. The Corporation will receive 74.48% of SDG cash distributions until the limited partners have received cash distributions equal to their initial capital contributions and 62.07% of cash distributions thereafter.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2007

SDG is considered a variable-interest entity under FIN No. 46R and has been consolidated effective March 31, 2005. The creditors of SDG do not have recourse to the general credit of the Company.

The Debenture has customary weighted-average anti-dilution rights with respect to any subsequent issuance of Common Stock or Common Stock equivalents at a price less than $1.33 per share, and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations, and the like. The anti-dilution provisions shall not apply to employee stock options and shares issued in connection with certain mergers and acquisitions.

As a holder of SDG's Class A limited partnership interests, the Corporation executed SDG's limited liability limited partnership agreement (the "Partnership Agreement"). A copy of the Partnership Agreement was filed with the Commission on Form 8-K on May 20, 2005, as Exhibit 10.1. The Partnership Agreement provides that distributions will be allocated (i) first, to the General Partner in the amount of the Out-of-Pocket Costs (as defined in the Partnership Agreement) to reimburse the General Partner for such costs; (ii) second, 90% shall be distributed to the Limited Partners of SDG (pro rata in accordance with their respective Percentage Interests), as defined in the Partnership Agreement and 10% shall be distributed to the General Partner until such time as the Unreturned Capital (as defined in Partnership Agreement") of all of the Limited Partners is reduced to zero; and (iii) thereafter, 75% to the Limited Partners (pro rata in accordance with their respective Percentage Interests) and 25% to the General Partner. Distributions shall be distributed at such time or times as the General Partner shall determine in its sole discretion. NRGG has a 10% and 25% carried interest before and after payout respectively. NRGG will receive a project management fee of $200,000 and will receive an operating management fee of 1% of the invested capital for the first 12 months the pipeline is in operation and 2% of gross receipts thereafter. Further, the Company, along with the other working interest owners at the property located at the Slater Dome Prospect, have agreed to pay SDG a fee of $0.50 per million British Thermal Units ("MMBtu") of gas transported through the line until the costs of the gathering pipeline are recovered and $0.25 thereafter and to dedicate their gas to the gathering pipeline. The Company's president is a 50% equity owner of NRGG, the General Partner in SDG.

The producers at the Slater Dome Prospect have entered into a ten year agreement with SDG whereby each producer agrees to deliver a minimum daily quantity ("MDQ") of gas during the first five years following the date the line starts transporting gas. The following table summarizes the MDQ requirements:

                              Minimum Producers' Aggregate MDQ/MMBtu
        Year                                Quantities
          1                                    1,500
          2                                    2,000
          3                                    4,000
          5                                    5,000
          6                                    6,000
          7                                    7,000
          8                                    8,000
          9                                    9,000
         10                                   10,000


The producers have agreed to guarantee two-thirds of the constructions costs amounting to $2,609,841 through producers' payment of gathering fees. The fees may be increased to cover annual calculations of shortfalls from the MDQ; the fee may be increased at the end of each of the first four years beginning June 3, 2005. If the total gathering revenue for the preceding year is less than two-thirds of the construction costs divided by five, SDG may increase the gathering fee for the year immediately following the year in which the shortfall occurs by the dollar amount per MMBtu necessary to make up the monetary equivalent of the annual shortfall. In the event the total gathering revenue for the proceeding year is greater than two-thirds of the construction costs divided by five, SDG will credit such excess to the following year's comparison.

3. PROPERTY AND EQUIPMENT
   ----------------------

Property and equipment consists of the following:

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2007



     Natural gas gathering line                    $  2,609,841
     Proved oil and gas properties                    5,402,888
     Unproved oil and gas properties                  7,809,204
     Office furniture and equipment                     130,237
                                                   ------------
                                                     15,952,970
     Less accumulated depreciation and depletion       (610,899)
                                                   ------------

     Net property and equipment                    $ 15,341,271
                                                   ============

Effective November 3, 2006, the Company entered into a Purchase and Sale Agreement (the "Cedar Ridge Agreement") with Cedar Ridge, LLC. ("Cedar Ridge"), whereby the Company acquired Cedar Ridge's 36.66667% working interest (29.33336% net revenue interest) in eleven gas and 2 water disposal wells together with 33,949 net acres in the Slater Dome Field, which was closed effective December 14, 2006. The purchase price for Cedar Ridge's interest was $8,000,000. In the transaction, The Company acquiree an estimated proved reserves of 8,214,000 MCF of natural gas, according to an independent reservoir engineering firm. After the transaction was completed the Company owned a 66.66667% working interest in the Slater Dome field and became the operator.

Total depreciation and depletion of property and equipment amounted to $319,904 and $188,915 for the years ended February 28, 2007, and February 28, 2006, respectively.

4. CONVERTIBLE DEBENTURES
   ----------------------

On July 22, 2005, the Company closed on the sale (the "Offering") to accredited investors of 92 investment units (the "Units") at a purchase price of $30,000 per Unit for gross and net proceeds of $2,760,000, of which $145,200 have been converted into shares of common stock. Each Unit consists of: (i) $30,000 of 2.5% two-year Convertible Debentures, convertible into 25,000 shares of Common Stock, $0.001 par value common stock (the "Common Stock") of the Company at the rate of $1.20 per share, the market value of the shares at the date the Company entered into the Placement Agent Agreement described below (the "Debentures") and (ii) a three-year warrant to purchase 12,500 shares of New Frontier Energy Common Stock at an exercise price of $2.00 per share (the "Warrants"). The original Debenture conversion rate of $1.20 was adjusted to $1.08 and the original Warrant exercise price was adjusted from $2.00 to $1.33 on January 16, 2007 along with an increase in the number of warrant shares to 13,861 per unit pursuant to anti-dilution rights.

The interest on the Debentures accrues daily and compounds quarterly and is payable upon the earlier of conversion or maturity of the Debentures (or portion thereof), in cash or in stock, at the Company's option. If the Company elects to make payment in stock, such shares ("Interest Shares") shall be payable at the rate of 1 Interest Share per $1.08 in interest due. The Warrants are exercisable at $1.33 per Share of Common Stock and have a call feature provided that the Company's Common Stock has been trading at not less than $4.50 per share for twenty consecutive trading days and the underlying shares are subject to an effective registration statement that has been continuously effective for a minimum of 30 days.

The Debentures have customary weighted-average anti-dilution rights with respect to any subsequent issuance of Common Stock or Common Stock equivalents at a price less than $1.08 per share, and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations, and the like. The anti-dilution provisions shall not apply to employee stock options and shares issued in connection with certain mergers and acquisitions.

Effective June 28, 2005, the Company entered into a Placement Agent Agreement with Westminster Securities Corporation ("Westminster" or the "Placement Agent"), pursuant to which Westminster would act as the exclusive placement agent for the Company with respect to the Offering. For acting as Placement Agent, Westminster or its designees received 170,000 shares of Common Stock, or 8% of the number of Shares of Common Stock underlying the Debentures sold by Westminster (the "Placement Agent Shares"). The Placement Agent Shares were valued at $236,300, based on an average closing price of $1.39 during the period of services. Further, Westminster or its designees received Warrants to purchase 10% of (i) the number of Shares of Common Stock underlying the Debentures sold by Westminster (assuming the initial conversion price of $1.20) and (ii) the number of shares of Common Stock underlying the Warrants issued (assuming the initial exercise price of $2.00).

The Warrants were valued using the Black-Scholes option pricing model based on the market price of the Common Stock at the commitment date. The Warrant valuation of $1,509,798 has been allocated to additional paid-in capital. After allocating value to the Warrants, the Company used the intrinsic value method to determine that all of the remaining proceeds should be allocated to the embedded beneficial conversion feature which amounted to $268,358. The total cost associated with the offering in the amount of $1,778,156 is being amortized over 24 months commencing July 22, 2006. Amortization expense amounted to $888,350 and $540,133 for the years ended February 28, 2007, and February 28, 2006 respectively, and is included in Debt issuance costs, non-cash in the accompanying financial statements.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2007



     Convertible debt                     $ 2,614,800
     Debt discount, net of amortization      (349,673)
                                          -----------
                                          $ 2,265,127
                                          ===========

On May 10, 2006, the Company issued convertible subordinated debt in the amount of $608,194. The debenture bears 2.5% interest and is due January 1, 2008, convertible into 304,097 shares of the $0.001 par value common stock (the "Common Stock") of New Frontier Energy at the rate of $2.00 per share. The market value of the shares in the date the Company entered into the Agreement was $2.11 per share. The debenture is subordinated to payment of principal and interest to The Company's outstanding Convertible Debentures due July 22, 2007. The Debenture conversion rate of $2.00 originally was adjusted to $1.33 on January 16, 2007 pursuant to anti-dilution rights.

The interest on the Debentures accrues daily and compounds quarterly and is payable upon the earlier of conversion or maturity of the Debentures (or portion thereof), in cash or in stock, at the Company's option. If the Company elects to make payment in stock, such shares ("Interest Shares") shall be payable at the rate of 1 Interest Share per $1.33 in interest due.

The Debenture has customary weighted-average anti-dilution rights with respect to any subsequent issuance of Common Stock or Common Stock equivalents at a price less than $1.33 per share, and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations, and the like. The anti-dilution provisions shall not apply to employee stock options and shares issued in connection with certain mergers and acquisitions.

Company used the intrinsic value method to determine allocation to the embedded beneficial conversion feature. As such, $33,451 was credited to additional paid-in capital. The total allocation of $33,451 will be amortized over 19 months. Amortization expense during year ended February 28, 2007 was $17,607, and is included in Debt issuance costs, non-cash in the accompanying financial statements.

At February 28, 2007 the balance of the convertible debt is as follows:


     Convertible debt                     $ 608,194
     Debt discount, net of amortization     (15,844)
                                          ---------
                                          $ 592,350
                                          =========

5. ASSET RETIREMENT OBLIGATIONS
   ----------------------------

The implementation of SFAS No. 143 during fiscal 2007 resulted in an increase of $77,300 in oil and gas properties reflected in the present value of the future asset retirement obligation, and an offsetting increase in liabilities represents the establishment of an asset retirement obligation liability.

A reconciliation of the Company's asset retirement obligation liability as of February 28, 2007 and 2006 is as follows:

                                                 February 28,
                                               2007       2006
                                             --------   --------
     Beginning asset retirement obligation   $ 62,700   $     --
     Liabilities incurred                      77,300     62,700
     Changes in estimates                          --         --
     Accretion expense                             --         --
                                             --------   --------
     Ending asset retirement obligation      $140,000   $ 62,700
                                             ========   ========

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2007

6. INCOME TAXES
   ------------

The Company accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes," which requires, use of the liability method. SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently-enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized. The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The Company's estimated effective tax rate of 38.95% is offset by a reserve due to the uncertainty regarding the realization of the deferred tax asset. It is more likely than not that the net tax deferred benefits will not be realized. A reconciliation of the Company's asset retirement obligation liability is as follows:

The provision (benefit) for income taxes consists of the following components:

                                       February 28,
                                ---------------------------
                                     2007           2006
                                ------------   ------------
     Current                    $         --   $        --
     Deferred                   $         --   $        --

The tax effects of temporary differences and carry forwards that give rise to significant portions of deferred tax assets and liabilities consist of the following:

                                                  February 28,
                                          --------------------------
                                              2007           2006
                                          -----------    -----------
     Deferred tax assets:
      Net operating loss carry forwards   $ 3,514,300      2,605,400
     Deferred tax liabilities:
       Property and equipment                (707,100)      (656,800)
                                          -----------    -----------
                                            2,807,200      1,948,600
     Less valuation allowance              (2,807,200)    (1,948,600)
                                          -----------    -----------
                                          $        --    $        --
                                          ===========    ===========


A reconciliation of the statutory U.S. federal rate and effective rates is as follows:

     Statutory U.S. federal rate           34.00%
     State income taxes                     4.95%
                                          -------
     Total                                 38.95%
                                          =======

The Company's provision for income taxes differs from applying the statutory United States federal income tax rate to income before income taxes. The primary differences result from net operating losses.

The Company has a consolidated tax loss carry forward of $9,022,500, which expires through 2025 OR 2026? 2027?. However, because of the Section 382 limitation, the portion of the Company's total net operating loss carry forward which may be utilized through expiration is not currently known, but it is more likely than not that the tax loss carry forwards will not be utilized before expiration.

7. STOCKHOLDERS' EQUITY
   --------------------

SERIES A CONVERTIBLE PREFERRED STOCK
------------------------------------

On March 1, 2004, we issued 50,000 shares of Series A Preferred Stock. Effective November 8, 2004, the Series A Preferred Stock Certificate of Designation was amended to provide that the Series A Preferred Stock would rank in pari passu to the Series B Preferred Stock for payment of dividends, redemption, and liquidation. The Series A Preferred Stock paid a cumulative, preferential cash dividend at the rate of 18% of the $5.00 issue price per year, payable monthly in arrears. Pursuant to the terms of the Series A Preferred Stock, the holders of the Series A Preferred Stock could convert any or all of the shares into shares of our Common Stock at the rate of $0.65 per share and unless previously concerted, all of the Series A Preferred Stock will automatically convert into Common Stock on the two-year anniversary of the issue date, or March 1, 2006. On March 1, 2006, the Series A Preferred Stock automatically converted into 384,615 shares of the Company's Common Stock.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2007

During the year ended February 28, 2007, the holder converted the accrued dividends on the Series A Preferred Stock in the amount of $7,274 to 11,191 shares of Common Stock.

As of February 28, 2007, there are no shares of the Series A Preferred Stock outstanding.

SERIES B CONVERTIBLE PREFERRED STOCK
------------------------------------

Effective November 1, 2004, the board of directors of the Company approved an amendment to the Company's Articles of Incorporation to provide for the issuance of up to 36,036 shares of Series B 12% Cumulative Convertible Preferred Stock, $0.001 par value (the "Series B Preferred Stock"). The issue price of the Series B Preferred Stock is $100.00 per share (the "Series B Issue Price"). The Series B Preferred Stock ranks in pari passu with the Series A Preferred for payment of dividends, redemption, and liquidation. Each share of Series B Preferred Stock shall be convertible, at the option of the Holder, into that number of shares of Common Stock determined by dividing the Series B Issue Price of the aggregate number of shares of Series B Preferred Stock being converted plus any accrued and unpaid dividends by $.65 per share, unless otherwise adjusted. The Series B Preferred Stock pays a cumulative, preferential cash dividend equal to 12% of the Series B Issue Price per year and is payable quarterly in arrears. The dividend is payable out of funds legally available for that purpose and will accumulate during any period when it is not paid.

During the year ended February 28, 2005, the Company issued 32,175 shares of Series B Preferred Stock in connection with a private placement, realizing gross proceeds of $3,217,500 offset by offering expenses in the amount of $456,524 resulting in proceeds to the Company of $2,760,976.

The Series B Preferred Stock has customary weighted-average anti-dilution rights with respect to any subsequent issuance of Common Stock or Common Stock equivalents at a price less than $0.65 per share, and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations, and the like. The anti-dilution provisions shall not apply to employee stock options and shares issued in connection with certain mergers and acquisitions.

Except as otherwise provided in the Series B Preferred Stock Certificate of Designation with respect to matters that adversely affect the rights of the holders of the Series B Preferred Stock, and as otherwise required by law, the Series B Preferred Stock has no voting rights.

Upon any liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary, the holders of the Series B Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series B Preferred Stock an amount equal to the stated value ($100.00) of the Series B Preferred Stock per share plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing. If the assets of the Company are insufficient to pay such amounts in full, then the entire assets to be distributed to the holders of the Series B Preferred Stock shall be distributed among the holders of the Series B Preferred Stock and the holders of the Series A Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

On or after February 1, 2007, and in the event the closing bid price of the Company's Common Stock has closed for 20 consecutive trading days at a price not less than $1.30 (subject to adjustment), the Company may deliver notice to holders of the Series B Preferred Stock of the Company's irrevocable election to redeem all or part of the Series B Preferred Stock. The redemption price is to be an amount equal to the stated value ($100.00) of the Series B Preferred Stock per share plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing. The Company must provide 30 days' written notice to the holders of the Series B Preferred Stock.

As of February 28, 2007, there are 28,490 shares of Series B Preferred Stock issued and outstanding.

During the year ended February 28, 2007, the Company paid cash dividends on the Series B Preferred Stock in the amount of $37,983. The Company recorded accrued dividends of $357,741 as of and for the year ended February 28, 2007. The Company reported dividends of $ 377,402 on the Series B Preferred Stock for the year ended February 28, 2006.

Series C Convertible Preferred Stock
------------------------------------

Effective November 22, 2006, the board of directors of New Frontier Energy, Inc. approved an amendment to the Company's Articles of Incorporation to provide for the issuance of up to 230,000 shares of Series C 2.5% Cumulative Convertible Preferred Stock par value $0.001 (the "Series C Preferred Stock")

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2007

During the year ended February 28, 2007 the Company issued an aggregate of
444.50 investment units (the "Units"). Each Unit consists of: (i) 50,000 shares of 2.5% Series C Cumulative Convertible Preferred Stock, par value $0.001 (the "Series C Preferred"), convertible into 47,619 shares of the Company's $0.001 par value common stock (the "Common Stock") at a price of $1.05 per share (the "Conversion Price"); (ii) a three-year warrant to purchase 47,619 shares of Common Stock at an exercise price of $1.50 per share (the "AC Warrants"); and
(iii) a three year warrant to purchase 23,810 shares of Common Stock at an exercise price of $2.00 per share (the "BC Warrants"). In connection with the purchase of a 200 Unit block, the Company agreed to grant that purchaser the right to appoint an equal number of members of the board of directors that have not been appointed by that entity as are present on the Board at any time. The Company issued 222,250 shares of Series C Preferred Stock (444.5 units) realizing gross proceeds of $22,225,000, of which $600,000 was received in advance on a note payable that was subsequently converted to Series C Preferred Stock, offset by offering expenses in the amount of $401,326 resulting in proceeds to the Company of $21,823,674.

The stated value and issue price of the Series C Preferred stock is $100.00 per share. Holders of the Series C Preferred Stock are entitled to receive cumulative dividends at the rate of 2.5% per annum, payable quarterly on January 31, April 30, July 31 and October 31, beginning with January 31, 2007. The form of dividend payments may be, at the Company's option, in cash or shares of the Company's $0.001 par value common stock (the "Common Stock"), or a combination thereof. The Series C Preferred is convertible into shares of Common Stock at the rate of $1.05 per share.

The Series C Preferred Stock has customary weighted-average anti-dilution rights with respect to any subsequent issuance of Common Stock or Common Stock equivalents at a price less than $1.05 per share, and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations, and the like. The anti-dilution provisions shall not apply to employee stock options and shares issued in connection with certain mergers and acquisitions.

Except as otherwise provided in the Series C Preferred Stock Certificate of Designation with respect to matters that adversely affect the rights of the holders of the Series C Preferred Stock, and as otherwise required by law, the Series C Preferred Stock shall have no voting rights.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Series C Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series C Preferred Stock an amount equal to the stated value ($100.00) of the Series C Preferred Stock per share plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing. If the assets of the Company are insufficient to pay such amounts in full, then the entire assets to be distributed to the holders of the Series C Preferred Stock shall be distributed among the holders of the Series C Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

The Company has the right to redeem the Series C Preferred commencing six months from a final closing date in the event the closing bid price of the Company's Common Stock has closed for 20 consecutive trading days at a price not less than $3.00 (subject to adjustment) by delivering notice to holders of the Series C Preferred Stock. The maximum aggregate number of Series C Preferred Stock which may be redeemed pursuant to any such redemption notice in any given week shall be that number of shares of Series C Preferred Stock for which the underlying Common Stock (together with any accrued dividends payable in Common Stock thereon) are less than or equal to 25% of the average daily trading volume of the Common Stock for the 20 Trading Days preceding each such redemption notice date.

During the year ended February 28, 2007, the Company recorded accrued dividends on the Series C Preferred Convertible in the amount of $99,633.

WARRANTS
--------

During the year ended February 28, 2007, the board of directors approved the issuance of Warrants (the "Warrants") to purchase common stock in connection with the issuance of Series C 2.5% Cumulative Convertible Preferred Stock and Warrants and Stock Options to investor relations firms, employees and others.

During the year ended February 28, 2006, the board of directors approved the issuance of Warrants (the "Warrants") to purchase common stock in connection with the issuance of 2.5% convertible debentures and Warrants and Stock Options to investor relations firms

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2007


SERIES A CONVERTIBLE PREFERRED STOCK AND NOTE PAYABLE WARRANTS
--------------------------------------------------------------

The Company issued Warrants to purchase 150,000 shares of Common Stock adjusted to 203,072 on January 16, 2007 because of the anti-dilution rights. The Warrants originally provided the holder Warrant the right to purchase shares of the Company's Common Stock at an exercise price of $1.50, which was adjusted to $1.11 on January 16, 2007. The Warrants expire February 1, 2008. The estimated fair value of these Warrants was recorded at $8,000 and was determined using the Black - Scholes Model. Each Warrant expires February 1, 2008.

SERIES B CONVERTIBLE PREFERRED STOCK WARRANTS
---------------------------------------------

The Company issued 4,950,000 Warrants in connection with the Series B Preferred Stock placement, adjusted to 5,180,391 on January 16, 2007 because of the anti-dilution rights. The Warrants originally provided the holder Warrant the right to purchase shares of the Company's Common Stock at an exercise price of $1.50, which was adjusted to $1.11 on January 16, 2007 pursuant to anti-dilution rights. Each Warrant expires February 1, 2008.

The Warrants have customary weighted-average anti-dilution rights with respect to any subsequent issuance of Common Stock or Common Stock equivalents at a price less than $1.11 per share (subject to adjustment), and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations, and the like. The anti-dilution provisions shall not apply to employee stock options and shares issued in connection with certain mergers and acquisitions.

In the event the shares of Common Stock underlying the Warrants are subject to an effective registration statement that has been continuously effective for a minimum of 30 days and the closing bid price of the Company's Common Stock has closed for 20 consecutive trading days at a price not less than $3.50 (subject to adjustment), the Company may redeem the Warrants upon 30 days' written notice to the holders of the Warrants at a redemption price of $0.01 per Warrant Share.

PLACEMENT AGENT WARRANT SERIES B PREFERRED STOCK
------------------------------------------------

In connection with the offer and sale of our Series B Preferred Stock, the Company granted a warrant to purchase 24.75 units of the Series B Preferred Stock offering at a purchase price of $13,000 per Unit (the "Placement Agent Warrant"). Each Unit consists of (i) $13,000 of Series B Preferred Stock, convertible into 20,000 shares of Common Stock at the rate of $0.65 per Share; and (ii) a three-year Warrant to purchase 27,131 shares of Common Stock at an exercise price of $1.11 per share. The Placement Agent Warrant expires on February 1, 2008. As the Placement Agent has not exercised its right to purchase the units, the Placement Agent Warrants are not included in the table.

2.5% CONVERTIBLE DEBENTURE WARRANTS
-----------------------------------

The Company issued 1,150,000 Warrants adjusted to 1,716,451 on January 16, 2007 pursuant to anti-dilution rights. The Warrants provide the holder Warrant the right to purchase shares of the Company's Common Stock at an exercise price of $1.33 after adjusting for anti-dilution. The estimated fair value of these Warrants was recorded as debt issuance costs in the amount of $966,000 and was determined using the Black - Scholes Model. Each Warrant expires July 22, 2008. The fair value has been recorded as debt issuance costs.

The Warrants have customary weighted-average anti-dilution rights with respect to any subsequent issuance of Common Stock or Common Stock equivalents at a price less than $1.33 per share (subject to adjustment), and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations, and the like. The anti-dilution provisions shall not apply to employee stock options and shares issued in connection with certain mergers and acquisitions. In the event the shares of Common Stock underlying the Warrants are subject to an effective registration statement that has been continuously effective for a minimum of 30 days and the closing bid price of the Company's Common Stock has closed for 20 consecutive trading days at a price not less than $4.00 (subject to adjustment), the Company may redeem the Warrants upon 30 days' written notice to the holders of the Warrants at a redemption price of $0.01 per Warrant Share.

PLACEMENT AGENT WARRANT 2.5% CONVERTIBLE DEBENTURE
--------------------------------------------------

In connection with the placement of the Series B Preferred Stock issue on July 22, 2005, the Placement Agent or its designees received three-year Warrants to purchase 230,000 shares adjusted to 255,040 on January 16, 2007 pursuant to anti-dilution rights and 115,000 shares adjusted to 173,533 at $1.08 and $1.33 per share, respectively after adjusting for anti-dilution. Using the Black Scholes Model, the fair values of these warrants were estimated at $143,000 and $96,600, respectively. The fair value has been recorded as debt issuance costs.

The Warrants have customary weighted-average anti-dilution rights with respect to any subsequent issuance of Common Stock or Common Stock equivalents at a price less than $1.33 per share (subject to adjustment), and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations, and the like. The anti-dilution provisions shall not apply to employee stock options and shares issued in connection with certain mergers and acquisitions.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2007


NONQUALIFIED STOCK OPTIONS
--------------------------

On November 10, 2006, the Company granted certain employees and agents of the Company an aggregate of 3,950,000 options to acquire shares of the Company's Common Stock, which are exercisable at a price of $1.25. These stock options vest at a rate of 12.5% each fiscal quarter ending November 30, February 28, May 31 and August 31 through November 30, 2008 and expire on November 30, 2014. The Company's stock closed at $1.24 on November 10, 2006. The fair value of the options was estimated on the date of the grant utilizing the Black-Scholes option pricing model with the following assumptions: expected life of the options is 10 years, expected volatility of 81%, risk free interest rate of 5% and no dividend yield. The fair value for the options granted was approximately $1.04 per share. The value of the options was recorded at $4,124,400 and $515,550 is being amortized quarterly as the options vest. During the fiscal year ended February 28, 2007, $1,031,100 was charged to general and administrative expenses.

On July 6, 2005, the Company issued a three-year nonqualified stock option for 75,000 shares of Common Stock at an exercise price of $1.50 per share to an unrelated party for shareholder relations services rendered. The closing price of the stock on July 6, 2005, was $1.26 per share. Using the Black-Scholes model with estimated volatility of 94.8%, risk-free interest rate of 4.2%, and a life of three years, the estimated fair value of the grant is $54,642, which was recorded as general and administrative expense. During the fiscal year ended February 28, 2007, the holder exercised 37,500 of the options at $1.50 per share. The option to purchase the remaining 37,500 shares adjusted to 50,006 with an exercise price of $1.13 on January 16, 2007 pursuant to anti-dilution rights.

STOCK PURCHASE WARRANT TO INVESTOR RELATIONS FIRM
-------------------------------------------------

On December 28, 2006, the Company issued a three-year nonqualified stock option for 500,000 shares of Common Stock at an exercise price of $2.00 per share to an unrelated party for shareholder relations services rendered. The closing price of the stock on December 28, 2006, was $1.45 per share. Using the Black-Scholes model with estimated volatility of 82.75%, risk-free interest rate of 4.73%, and a life of three years, the estimated fair value of the grant is $350,317, which was recorded as general and administrative expense.

On February 22, 2006, the Company issued a three-year stock purchase Warrant for 100,000 shares of Common Stock at an exercise price of $2.75 per share to an unrelated party for shareholder relations services rendered. The closing price of the stock on February 22, 2006, was $2.52 per share. Using the Black-Scholes model with estimated volatility of 70.2%, risk-free interest rate of 4.5%, and a life of three years, the estimated fair value of the grant is $118,200, which was recorded as general and administrative expense.

STOCK PURCHASE WARRANT TO SHAREHOLDER
-------------------------------------

On February 28, 2006, the Company issued a four-year stock purchase warrant for 200,000 shares of Common Stock at an exercise price of $2.00 per share to a shareholder in settlement of a contractual dispute. The closing price of the stock on February 28, 2006, was $2.50 per share. Using the Black-Scholes model with estimated volatility of 70.2%, risk-free interest rate of 4.5% and a life of four years, the estimated fair value of the grant is $305,700, which was recorded as general and administrative expense.

The following table summarizes information about fixed-price stock options and warrants outside of the plans at February 28, 2007 and 2006.

                                February 28, 2007        February 28, 2006

                                               Weighted               Weighted
                                               Average                Average
                                               Exercise               Exercise
                                Shares         Price     Shares       Price
                                ----------------------------------------------
Beginning of period               7,340,838    $   1.35  5,137,083    $   4.00
Granted                          32,250,203    $   1.34  2,313,477    $   1.50
Anti-dilution warrants issued     1,735,030    $   1.19         --    $  --
Exercised                        (1,197,414)   $   1.38    (72,639)   $   1.38
Expired                                  --    $     --    (37,083)   $   4.00
                                -----------              ---------
End of period                    40,128,657    $   1.61  7,340,838    $   1.35
                                ===========              =========

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2007


On November 10, 2006, 3,950,000 non-incentive options were granted which vest 493,750 shares each fiscal quarter over two years. The remaining contractual life for the $1.25 non-incentive stock options is 9.70 years.

Non-incentive Stock Option Plan Shares Exercisable

                                February 28, 2007        February 28, 2006

                                               Weighted               Weighted
                                               Average                Average
                                               Exercise               Exercise
                                Shares         Price     Shares       Price
                                ----------------------------------------------
Beginning of period                      --   $      --     --      $     --
Granted                             987,500   $    1.25     --      $     --
Exercised                                --   $      --     --      $     --
Expired                                  --   $      --     --      $     --
                                -----------              -----
End of period                       987,500   $    1.25     --      $     --
                                ===========              =====

As a result of the grant of stock options to certain officers, directors, employees and agents on November 10, 2006 and the issuance of the Series C Preferred Convertible Stock together with the warrants associated with that issue, the anti-dilution provisions of certain options and warrants were triggered resulting in the following increase in options and warrants summarized as follows:

                                                 Number            New
                                                of Shares        Exercise
                                               Exercisable        Price
         ----------------------------------------------------------------
         Warrants exercisable at $1.38            1,059,985      $   1.11
         Warrants exercisable at $2.00              637,499      $   1.33
         Warrants exercisable at $1.20               25,040      $   1.08
         Warrants exercisable at $1.50               12,506      $   1.13
                                              -------------
                                                  1,735,030      $   1.19
                                              =============


Options and Warrants Outstanding and Exercisable
                                                      Weighted
                                                      Average
Range                                                 Remaining     Weighted
of                            Number                  Contractual   Average
Exercise                      of Shares Outstanding   Life in       Exercise
Price                         And Exercisable         Years         Price
-----------------------------------------------------------------------------
$1.00 to $1.50               26,855,113               2.46          $   1.46
$1.51 to $2.75               13,273,544               2.25          $   1.91
                             ----------
                             40,128,657
                             ==========

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2007

COMMON STOCK
------------

During the year ended February 28, 2006, the Company issued 27,502 restricted common shares in the aggregate for geological and geophysical consulting services rendered during the period to an unrelated third party. The total of $40,743 has been recorded as exploration costs. In addition, 4,000 restricted common shares were issued to an unrelated third party for general and administrative services of $8,200.

8. EQUITY INCENTIVE PLAN STOCK OPTION PLAN
   ---------------------------------------

In August 2006, the Board of Directors adopted an incentive stock option plan reserving 10,000,000 shares of the Company's $0.001 par value common stock for issuance pursuant to the plan. The plan requires submission to the shareholders for ratification; and accordingly, no options have been granted under the plan.

On June 6, 2003, the Board of Directors adopted the New Frontier Energy, Inc. Stock Option and Stock Grant Plan ("The Plan"). The Plan allows for the issuance of incentive (qualified) options and non-qualified options and the grant of stock or other equity incentives to employees, consultants, directors, and others providing service of special significance to our company. The Plan is administered by a committee to be appointed by the Board of Directors, or in the absence of that appointment, by the Board itself. The Plan provides for the issuance of up to 625,000 shares or options. No option may be exercised more than ten years from the date of grant. The Plan expires in 2013. As of February 29, 2003, options to purchase a total of 50,000 shares of Common Stock at an exercise price of $1.00 per share have been granted to two officers pursuant to the Plan. In October 2004, the Company granted 100,000 share options to each of three employees and a director exercisable at $0.75 per share pursuant to the plan. The Company's Common Stock was trading at $0.47 per share on the date of the grant. On May 13, 2005, the Company issued 10-year stock options in the aggregate of 150,000 shares under the Plan to its executive officers at an exercise price of $1.15. The Company's Common Stock closed at $1.15 on May 13, 2005. The fair value of the options was estimated on the date of the grant utilizing the Black-Scholes option pricing model with the following weighted average assumptions: expected life of the options of 10-years, expected volatility of 74%, risk-free interest rate of 4.2%, and no dividend yield. The weighted average fair value for the options granted was approximately $1.02 per share.

The changes in the outstanding stock options during the years ended February 28, 2007 and February 28, 2006 are summarized as follows:

                                February 28, 2007        February 28, 2006

                                               Weighted               Weighted
                                               Average                Average
                                               Exercise               Exercise
                                Shares         Price     Shares       Price
                                ----------------------------------------------
Beginning of period               588,000      $0.78      450,000       $0.78
Granted                              -                    150,000       $1.15
  Exercised                      (28,667)      $0.75      (12,000)      $0.75
  Expired                            -                         --
                                ---------               ---------
End of period                     559,333      $0.87      588,000       $0.87
                                =========               =========


At February 28, 2007, the weighted average remaining contractual life for the $1.00 options is 6.27 years, the weighted average remaining contractual life for the $0.75 options is 7.66 years, and the remaining weighted average remaining contractual life for the $1.15 options is 8.20 years.

The Company had accounted for the stock options granted to employees and the director using the intrinsic value method. No stock-based employee compensation cost is reflected in the net loss, as all options granted under the plan had an exercise price greater than the market value of the underlying common stock on the date of grant. All were vested prior to the year ended February 28, 2006. The following table illustrates the effect on net loss, had the Company adopted the fair value based method of accounting for stock options (using the Black-Scholes pricing model) provided under SFAS No. 123, to stock-based employee compensation. The fair-value of the options was estimated on the date of the grant utilizing the Black-Scholes option pricing model with the following weighted average assumptions: expected life of the options of 10-years, expected volatility of 93%, risk-free interest rate of 4.2% and no dividend yield. The weighted average fair value for the options granted in fiscal 2006, was approximately $1.02.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2007

                                                            Fiscal Year Ended
                                                                February 28,
                                                                   2006
                                                               -----------
     Net (loss) as reported                                    $(3,011,556)
     Preferred stock dividends                                    (418,580)
                                                               -----------
     Net (loss) attributable to common shareholders             (3,430,136)
     Deduct:
     Total stock-based compensation determined
     under fair value based methods net of related
     tax effects                                                  (152,591)
                                                               -----------
     Pro forma net (loss)                                      $(3,582,727)
                                                               ===========

     Earnings per share:
     Basic and diluted as reported                             $     (0.94)
                                                               ===========
     Basic and diluted  pro forma                              $     (0.98)
                                                               ===========


9. COMMITMENTS LAWS AND REGULATIONS
   --------------------------------

The Company is subject to extensive federal, state, and local environmental laws and regulations. These requirements, which change frequently, regulate the discharge of materials into the environment. The Company believes it is in compliance with existing laws and regulations.

EMPLOYMENT AGREEMENTS
---------------------

The Company has written employment agreements with its two executive officers. Pursuant to their employment agreements, said officers devote such time as each deems necessary to perform their duties to the Company and are subject to conflicts of interest. The employment agreements expire on October 31, 2009; however, they are automatically renewable on an annual basis for additional one-year increments. Pursuant to the employment agreements, the Officers receive base salary compensation in the aggregate amount of $305,004 per annum, adjusted annually at the rate of inflation as measured under the federal Consumer Price Index or ($6,000), whichever is greater. The compensation is subject to annual escalations based on cost of living and merit increases approved by the Board.

The employment agreements contain provisions under which the Company will be obligated to pay the executive officers all compensation for the remainder of their employment agreements and 2.99 times their annual salary if a change of control, as defined in the employment agreements occurs.

OFFICE LEASES
-------------

The Company is obligated for $2,667 per month under a lease for office space expiring December 31, 2008, or a total of $58,674 remaining on the lease at the rate of $32,000 per annum.

The Company is obligated for quarterly lease payments of $1,950 under a lease for its field office at the Slater Dome Field expiring December 31, 2007, or a total of $5,850 remaining on the lease.

DRILLING COMMITMENT
-------------------

On February 23, 2007, the Company entered into an agreement with a drilling contractor that provides minimum payments of $435,000, of which $217,500 was paid prior to year end and the balance due 5 days prior to the commencement of drilling, expected to be June 15, 2007, under certain conditions.

10. BUSINESS SEGMENT INFORMATION
    ----------------------------

The Company operates in two business segments: oil and gas exploration and gas gathering. Operating results and other financial data for the years ended February 28, 2007 and 2006 is presented for the principal business segments as follows:

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2007

                                             Oil & Gas     Gas Gathering   Consolidated
                                           --------------------------------------------
February 28, 2007
Revenues                                   $    238,385    $    122,796    $    361,181
Income (loss) before taxes                 $ (4,505,936)   $    (51,827)   $ (4,557,762)
Total assets                               $ 26,498,297    $  2,549,426    $ 29,047,723
Property additions                         $  8,923,915    $  8,923,915
Interest expense                           $    (90,214)   $         --    $    (90,214)
Debt issuance costs, non-cash              $   (905,957)   $         --    $   (905,957)
Depreciation, depletion and amortization   $    189,412    $    130,492    $    319,904

February 28, 2006
Revenues                                   $    144,853    $     14,599    $    159,452
Income (loss) before taxes                 $ (2,967,600)   $    (72,516)   $ (3,040,116)
Total assets                               $  4,672,671    $  2,652,256    $  7,324,927
Property additions                         $    767,404    $  2,609,841    $  3,377,245
Interest expense                           $    (68,767)   $         --    $    (68,767)
Debt issuance costs, non-cash              $   (542,018)   $         --    $   (542,018)
Depreciation, depletion and amortization   $    123,669    $     65,246    $    188,915


11. RELATED PARTIES
    ---------------

The Company terminated the previous lease in fiscal 2006, which provided for monthly rent of $1,500 plus utilities and incidentals and executed a new office lease for office space in Littleton, Colorado, with Spotswood Properties, LLC, a Colorado limited liability company ("Spotswood"), and an affiliate of the president, effective January 1, 2006, for a three-year term, which is renewable under terms and conditions to be negotiated. The lease provides for the payment of $2,667 per month plus utilities and other incidentals. The president of New Frontier owns 50% of Spotswood. The Company is of the opinion that the terms of both leases are no less favorable than could be obtained from an unaffiliated party. Spotswood was paid $32,004 and $24,953 in fiscal 2007, and 2006, respectively. In the fiscal year ended February 28, 2006, the Company paid $51,005 for leasehold improvements at its new office space.

The Company paid a corporation controlled by one of the directors for geologic consulting $77,250 and $36,000 in fiscal 2007, and 2006, respectively. During the year ended February 28, 2006 these payments were partially made with 6,000 shares of common stock with a fair value of $9,000.

During fiscal 2006 SDG paid a corporation controlled by the president a construction management fee of $100,000 in connection with acting as the general contractor when building the gas gathering pipeline.

SDG accrued management fees in the amounts of $15,192 and $13,062 in fiscal 2007, and 2006, respectively to an entity partially controlled by the president of the Company.

12. SALE OF OIL AND GAS PROPERTIES
    ------------------------------

In December 2006, the Nucla prospect option holder, exercised the option to acquire the prospect. The Company will realize $185,881 in gross proceeds and recognized a gain on the sale of the prospect of $95,127.

13. MARKET RISK
    -----------

The Company's major market risk exposure is in the pricing applicable to its oil and gas production. Realized pricing is primarily driven by the prevailing worldwide price for crude oil and spot prices applicable to its natural gas production. Historically, prices received for oil and gas production have been volatile and unpredictable and price volatility is expected to continue.

14. DISCLOSURES ABOUT OIL AND GAS PRODUCING ACTIVITIES
    --------------------------------------------------

The Company has incurred the following costs, both capitalized and expensed, in respect to its oil and gas property acquisition. Exploration and development activities are summarized as follows for the year ended February 28, 2007 (all in the United States):

   Property Acquisition Costs:
   Proved properties                         $1,041,000
   Unproved properties                      $ 7,467,727
   Exploration costs                          $205,713
   Development costs                          $709,753

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2007

Results of operations for oil and gas producing activities

The results of operations for oil and gas producing activities, excluding capital expenditures and corporate overhead and interest costs, are as follows for the years ended February 28, 2007 and 2006 (all in the United States):

                                                           As of February 28,
                                                           2007         2006
                                                        ---------     ---------
Operating revenues                                      $ 238,385     $ 144,853
                                                        ---------     ---------

Costs and expenses:

      Production                                          642,253       668,788

      Exploration                                         205,713       132,551

      Depletion, depreciation and amortization            143,791       109,445
                                                        ---------     ---------

             Total costs and expenses                     991,757       910,784

(Loss) from oil and gas producing activities            $(753,372)    $(765,931)
                                                        =========     =========

15. SUPPLEMENTARY OIL AND GAS INFORMATION (UNAUDITED)
    -------------------------------------------------

At February 28, 2007 and 2006, the estimated oil and gas reserves presented herein were derived from reports prepared by Questa Engineering, Corp., an independent petroleum engineering firm. The Company cautions that there are many inherent uncertainties in estimating proved reserve quantities and in projecting future production rates and the timing of development expenditures. Accordingly, these estimates are likely to change as future information becomes available, and these changes could be material. The properties included in the oil and gas reserve estimates are those properties at the Slater Dome Prospect that are connected to the gas gathering pipeline at February 28, 2007 and 2006.

Proved oil and gas reserves are the estimated quantities of crude oil, condensate natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are reserves expected to be recovered through existing wells with existing equipment and operating methods.

Proved undeveloped reserves are reserves that are expected to be recovered from new wells on undrilled acreage. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled.

Estimated Oil and Gas Reserve Quantities.

Estimated quantities of proved developed and proved undeveloped reserves (all of which are located within the United States), as well as the changes in proved developed reserves during the periods indicated, are presented in the following tables:

                                                       Natural Gas in MCF
                                                      2007            2006
                                                   -------------------------
Beginning balance at March 1                        6,006,000             --
Extensions and discoveries                         (1,916,000)            --
Sales of reserves in place                                 --      6,006,000
Improved recovery                                          --             --
Purchase of reserves                                8,214,000             --
Production                                           (190,000)            --
                                                   -------------------------
Proved developed net reserves at February 28       12,114,000      6,006,000
                                                   =========================

All of the Company's oil and gas reserves are classified as proved developed or proved undeveloped.

                            NEW FRONTIER ENERGY, INC.

                   Notes to Consolidated Financial Statements

                                February 28, 2007


Standardized Measure of Discounted Future Net Cash Flow

The table below has been developed utilizing procedures prescribed by SFAS 69 "Disclosures about Oil and Gas Producing Activities" and based on natural gas reserves and production volumes estimated by the Company. It may be useful for certain comparison purposes, but should not be solely relied upon in evaluating the Company or its performance. Further, information contained in the following tables should not be considered as representative or realistic assessments of future cash flows, nor should the Standardized Measure of Discounted Future Net Cash Flows be viewed as representative of the current value of the Company.

The Company is of the opinion that the following factors should be taken into account in reviewing the following information:

     a. Future costs and selling prices will probably differ from these required to be used in these calculations;

     b. Due to future market conditions and governmental regulations, actual rates of production achieved in future years may vary significantly from the rate of production assumed in these calculations;

     c. Selection of a 10% discount rate, as required by SFAS 69, is arbitrary and may not be reasonable as a measure of risk inherent in realizing future net oil and gas revenues; and

     d. Future net revenues may be subject to different rates of income taxation.

sets forth a standardized measure of the estimated discounted future net cash flow attributable to the Company's proved oil and gas reserves. Estimated future cash inflows were computed by applying prices of $5.21 and $5.32 per MCF of natural gas to the estimated future production of proved oil and gas reserves at February 28, 2007 and 2006 respectively. There were no extensions, discoveries or improved recoveries for the year ended February 28, 2007. The future production and development costs represent the estimated future expenditures to be incurred in developing and producing the proved reserves, assuming continuation of existing economic conditions. Discounting the annual net cash flows at 10% illustrates the impact of timing on these future cash flows.

Standardized Measure of Estimated Discounted Future Net Cash Flows

                                                             February 28,
                                                          2007          2006
                                                       -----------   -----------
Future cash inflows                                    $63,109,300   $31,953,800
                                                       -----------   -----------
Deduct:
 Future production costs                                27,077,100    11,496,300
 Future development costs                                8,411,900     4,502,800
 Future income taxes                                     7,243,800     4,048,000
                                                       -----------   -----------
                                                        42,732,800    20,047,100
                                                       -----------   -----------

Future net cash flows                                   20,376,500    11,906,700

Less 10% discount amount                                 8,120,400     5,033,000
                                                       -----------   -----------
Standardized measure of discounted future net cash
   flows relating to proved oil and gas reserves       $12,256,100   $ 6,873,700
                                                       ===========   ===========

Principal changes in the Standardized Measure for the years ended February 28, 2007 and 2006 are summarized as follows:

                                                              February 28,
                                                            2007         2006
                                                       ------------  -----------
Standard measure as of March 1                         $  6,873,700  $        --
                                                       ------------  -----------
Sales of gas produced, net of production costs             (403,868)          --
Extensions and discoveries                                       --    6,873,700
Net change in prices and production costs related to
 future production                                      (16,241,460)          --
Development costs incurred during the year                       --           --
Changes in estimated future development costs            (3,909,100)          --
Purchases of reserves in place                           43,698,480           --
Revisions of quantity estimates                         (10,193,120)          --
Changes in discount                                      (3,087,400)          --
Net change in income taxes                               (3,195,800)          --
Changes in timing and other                              (1,285,332)          --
                                                       ------------  -----------
Aggregate change                                          5,382,400    6,873,700
                                                       ------------  -----------
Standardized measure, as of February 28,               $ 12,256,100  $ 6,873,700
                                                       ============  ===========


There were no reserves at February 28, 2005; therefore there are no revisions of quantity estimates. There were no extensions, discoveries or improved recoveries for the year ended February 28, 2006.

16. SUBSEQUENT EVENTS
    -----------------

Focus Ranch Unit

The Company entered into an agreement in April 2007, to acquire and take over operations, pursuant to a farm out agreement with the current operator of the Focus Ranch Unit (the "Unit") in northwest Colorado. The Unit consists of approximately 35,000 acres adjacent to and southeast of the Slater Dome development area.

The agreement increases New Frontier Energy's total acreage in and adjacent to the Slater Dome Field to approximately 70,000 acres. The terms of the agreement require New Frontier Energy to test the Niobrara and Frontier formations in the Focus Ranch Federal 12-1 well in order to earn 65% of the farmor's working interest, which averages 75% in the Focus Ranch Unit. New Frontier Energy will acquire the remaining 35% working interest from the farmor after completing a production payment from the Unit.

Acquisition of Additional Acreage

In April 2007, the Company acquired a 100% working interest in an additional 1,600 acres in the north Slater Dome Area.

Issuance of Common Stock

Subsequent to February 28, 2007, the Company issued an aggregate of 67,693 shares of common stock arising from the conversion of 440 shares of Series B Convertible Preferred Stock and 17,732 shares of common stock arising from conversions of convertible debentures and accrued interest in the amount of $36,628.

                            NEW FRONTIER ENERGY, INC.

                        CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

                        FOR THE PERIOD ENDED MAY 31, 2007








                                TABLE OF CONTENTS
                                                                        Page
                                                                        ----
Consolidated Financial Statements
     Balance Sheet (Unaudited)                                           F-25
     Statements of Operations (Unaudited)                                F-26
     Statements of Cash Flows (Unaudited)                                F-27

Notes to Consolidated Financial Statements (Unaudited)                   F-28

                            NEW FRONTIER ENERGY, INC.
                           CONSOLIDATED BALANCE SHEET
                                  May 31, 2007
                                   (UNAUDITED)


                                     ASSETS
CURRENT ASSETS
   Cash                                                                 $ 10,365,940
   Accounts receivable, trade                                                630,385
   Prepaid expenses                                                        1,272,880
                                                                        ------------
           Total current assets                                           12,269,205
                                                                        ------------

PROPERTY AND EQUIPMENT,  NET OF ACCUMULATED DEPRECIATION
  AND DEPLETION OF $ 728,872                                              15,327,995
                                                                        ------------

OTHER ASSETS
   Deposits                                                                   83,300
                                                                        ------------

                                                                        $ 27,680,500
                                                                        ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
   Accounts payable                                                     $    706,827
   Convertible debenture, affiliates, net of debt discount of $11,096        297,098
   Accrued interest                                                          129,966
   Dividends payable                                                       1,076,358
   Accrued expenses                                                          222,252
   Accounts payable, affiliates                                               30,024
   Convertible debenture, net of debt discount of $ 125,760                2,471,040
                                                                        ------------
           Total current liabilities                                       4,933,565
                                                                        ------------

LONG TERM LIABILITIES

   Asset retirement obligation                                               140,000

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARY                                 522,724

STOCKHOLDERS' EQUITY
   Preferred stock, $.001 par value, 25,000,000 shares authorized:
       Series A Convertible, 100,000 shares authorized
       none issued and outstanding                                                --
       Series B Convertible, 36,036 shares authorized
       28,050 issued and outstanding                                              28
       Series C Convertible, 230,000 shares authorized
       222,250 issued and outstanding                                            222
   Common stock, $.001 par value, 500,000,000 shares authorized,
       6,142,618 shares issued and outstanding                                 6,142
   Additional paid in capital                                             35,368,119
   Accumulated (deficit)                                                 (13,290,300)
                                                                        ------------
                                                                          22,084,211
                                                                        ------------

                                                                        $ 27,680,500
                                                                        ============

   See accompanying notes to the unaudited consolidated financial statements.
                                      F-25

                            NEW FRONTIER ENERGY, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                                                         Three Months Ended
                                                        May 31,        May 31,
                                                         2007           2006
                                                     -----------    -----------
Operating revenues
        Oil and gas sales                            $    52,596    $    41,406
        Gathering fees                                    44,796          8,852
                                                     -----------    -----------
                                                          97,392         50,258

Operating expenses
        Exploration costs, including dry holes            67,288         16,532
        Lease operating expenses                         385,316        177,623
        Cost of gas gathering                                833          3,249
        General and administrative                       637,084        307,371
        Issuance of common stock warrants                515,550             --
        Depreciation, depletion and amortization         117,973         73,960
                                                     -----------    -----------
               Total operating expenses                1,724,044        578,735
                                                     -----------    -----------

(Loss) from operations                                (1,626,652)      (528,477)
                                                     -----------    -----------

Other income (expense)
        Interest income                                  133,474          2,276
        Interest expense                                 (18,306)       (17,386)
        Debt issuance costs, non-cash                   (228,661)      (225,674)
                                                     -----------    -----------
               Other income (expense), net              (113,493)      (240,784)
                                                     -----------    -----------

(Loss) before income taxes                            (1,740,145)      (769,261)
                                                     -----------    -----------

Income taxes
        Current                                               --             --
        Deferred                                              --             --
                                                     -----------    -----------
                                                              --             --
                                                     -----------    -----------

Minority interest in net (income) loss of
        consolidated subsidiary                          (11,517)         9,285
                                                     -----------    -----------

Net (loss)                                            (1,751,662)      (759,976)
Preferred stock dividends and distributions
        to minority interests                           (345,146)       (98,138)
                                                     -----------    -----------

Net (loss) attributable to common shareholders       $(2,096,808)   $  (858,114)
                                                     ===========    ===========

Net (loss) per common share
        Basic and diluted                            $     (0.34)   $     (0.19)
                                                     ===========    ===========

Weighted average shares outstanding
        Basic and diluted                              6,123,691      4,556,805
                                                     ===========    ===========

   See accompanying notes to the unaudited consolidated financial statements.
                                      F-26

                            NEW FRONTIER ENERGY, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                                                                                    Three Months Ended
                                                                                  May 31,         May 31,
                                                                                   2007            2006
                                                                               ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net (loss)                                                                  $ (1,751,662)   $   (759,976)
   Adjustments to reconcile net (loss) to net cash
    (used in) operating activities:
      Depreciation, depletion and amortization                                      117,973          73,960
      Debt issuance costs, noncash                                                  228,661         225,674
      Minority interest in net income(loss)
        of consolidated subsidiary                                                   11,517          (9,285)
      Issuance of common stock for services                                              --           8,200
      Interest on convertible debenture                                              12,234          17,386
      Amortization of stock option expenses                                         515,550              --
      (Increase) decrease in assets:
         Accounts receivable, trade                                                (261,441)         20,903
         Prepaid expense                                                           (692,906)        (15,313)
      Increase (decrease) in liabilities:
         Accounts payable                                                            58,326         411,134
         Accrued expenses                                                           (57,945)         27,290
                                                                               ------------    ------------

    Net cash (used in) operating activities                                      (1,819,694)            (27)
                                                                               ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:

   Increase in deposits                                                             (50,000)             --
   Purchase of property and equipment                                              (104,697)       (314,128)
                                                                               ------------    ------------

      Net cash (used in) investing activities                                      (154,697)       (314,128)
                                                                               ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:

   Payment of convertible debentures, affiliate                                    (300,000)             --
   Proceeds from common stock warrant conversions                                        --          94,530
   Preferred stock dividends paid                                                    (6,043)         (4,023)
   Minority interest in subsidiary                                                  (58,960)             --
   Distributions to minority interest holders in consolidated subsidiary            (18,900)         (2,125)
                                                                               ------------    ------------

      Net cash provided by (used in) financing activities                          (383,903)         88,382
                                                                               ------------    ------------

(DECREASE) IN CASH                                                               (2,358,294)       (225,773)

BEGINNING BALANCE                                                                12,724,234         746,018
                                                                               ------------    ------------

ENDING BALANCE                                                                 $ 10,365,940    $    520,245
                                                                               ============    ============

Cash paid for income taxes                                                     $         --    $         --
                                                                               ============    ============
Cash paid for interest                                                         $      6,072    $     34,466
                                                                               ============    ============

Supplemental schedule of non-cash investing and financing activities:

   Series B preferred stock converted to common stock                          $         68    $         50
   Series A preferred stock converted to common stock                          $         --    $        385
   Series A preferred stock dividends converted to common stock                $         --    $      7,274
   Intrinsic value of conversion feature of convertible debt                   $         --    $     33,451
   Conversion of convertible debentures and accrued interest to common stock   $     18,628    $     22,876
   Purchase of interest in subsidiary with convertible debt                    $         --    $    608,194

   See accompanying notes to the unaudited consolidated financial statements.
                                      F-27

                            NEW FRONTIER ENERGY, INC.
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  MAY 31, 2007

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------

     Organization and Nature of Business
     -----------------------------------

     New Frontier Energy, Inc. ("New Frontier" or the "Company") was incorporated as Storage Finders.com under the laws of Colorado on January 7, 2000. In March 2001 the Company changed its name to New Frontier Energy, Inc. The Company is an oil and gas exploration company operating primarily in Colorado and Wyoming.

     Effective February 6, 2002, Wyoming Oil & Minerals, Inc. ("Wyoming") completed a share exchange with the Company. Under the terms of the share exchange, the shareholders of the Company surrendered their shares in exchange for shares of Wyoming. The Company's shareholders became shareholders in Wyoming, and the Company became a wholly owned subsidiary of Wyoming.

     On June 30, 2003, Wyoming's Board of Directors approved a dividend in the form of the common stock of its subsidiary, New Frontier. The dividend was paid in the form of one share of New Frontier common stock (the "Common Stock") for every four shares of common stock of Wyoming. Shareholders of record of Wyoming as of the close of business on June 30, 2003, the record date, were issued a certificate representing one share of New Frontier for each four shares of Wyoming they held at that date.

     During the year ended February 28, 2006, the Company invested in limited partnership interests in Slater Dome Gathering, LLLP ("SDG"). SDG was organized to construct a natural gas gathering line from the Company's Slater Dome/Coal Creek Draw Prospect, located in northwest Colorado and southwest Wyoming (the "Slater Dome Field") that transports the gas from the Slater Dome Field to the Questar transmission line at Baggs, Wyoming. The gathering line was completed on June 3, 2005. The Company began selling gas in June 2005. SDG, a calendar year-end company, was formed on September 1, 2004 and was inactive until it received its initial funding on May 18, 2005.

     Principles of Consolidation
     ---------------------------

     The May 31, 2007, financial statements include the accounts of the Company and SDG as of and for the three months ended May 31, 2007 and 2006. SDG has a calendar quarter end, March 31, which is consolidated with the Company effective May 31, 2007 and 2006. All significant intercompany accounts and transactions in 2007 and 2006 were eliminated. The creditors of SDG do not have recourse to the general credit of the Company.

     Debt With Detachable Warrant and/or Beneficial Conversion Feature
     -----------------------------------------------------------------

     The Company accounts for the issuance of detachable stock purchase warrants in accordance with Accounting Principles Board Opinion 14 ("APB 14"), whereby the fair value of the debt and the detachable warrants are separately measured and the proceeds from the debt are allocated on a pro-rata basis to both the debt and the detachable warrants. The resulting discount from the fair value of the debt allocated to the warrants, which is accounted for as paid-in capital, is amortized over the estimated life of the debt.

     In accordance with the provisions of Emerging Issues Task Force ("EITF") Issue 98-5 and EITF 00-27, a portion of the proceeds received are allocated to any embedded beneficial conversion feature, based on the difference between the effective conversion price of the proceeds allocated to the convertible debt and the fair value of the underlying Common Stock on the date the debt is issued. In addition, the detachable stock purchase warrants, proceeds are first allocated to the stock purchase warrants and the debt and then the resulting debt proceeds are allocated between the beneficial conversion feature, which is accounted for as paid-in capital, and the initial carrying amount of the debt. The discount resulting from the beneficial conversion feature is amortized over the estimated life of the debt.

     Unaudited Statements
     --------------------

     The financial statements included in this Form 10-QSB have been prepared by the Company without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted as allowed by such rules and regulations, and management believes that the disclosures are adequate to make the information presented not misleading. These financials statements include all of the adjustments, which, in the opinion of management, are necessary to a fair presentation of financial position and results of operations. All such adjustments are of a normal and recurring nature only. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full fiscal year. These financial statements should be read in conjunction with the audited financial statements at February 28, 2007, included in the Company's annual report on Form 10-KSB filed with the Commission on May 24, 2007.

     Reclassifications
     -----------------

     Certain amounts reported in the Company's financial statements for the three months ended May 31, 2006, have been reclassified to conform to the current period presentation.

2.   SLATER DOME GATHERING, LLLP
     ---------------------------

     Effective May 10, 2006, the Company entered into a Purchase and Sale Agreement (the "Acquisition") with Natural Resource Group Gathering, LLC ("NRGG"), whereby the Company increased its investment in Slater Dome Gathering, LLLP ("SDG") by acquiring additional Class A limited partnership interests, in exchange for a subordinated convertible debenture in the amount of $608,194; see Note 3. Following the acquisition of these Class A limited partnership interests the Company owns 82.76% of the limited partnership interests in SDG. The Company will receive 74.48% of SDG cash distributions until the limited partners have received cash distributions equal to their initial capital contributions and 62.07% of cash distributions thereafter. The Company's President and Chief Executive Officer is a manager of NRGG.


3.   CONVERTIBLE DEBT, AFFILIATES
     ----------------------------

     On May 10, 2006, the Company issued convertible subordinated debt in the amount of $608,194 to NRGG. The debenture bears 2.5% interest, is due January 1, 2008 and is convertible into shares of the Common Stock of the Company at the rate of $1.33 per share. The convertible subordinated debt was originally convertible into shares of Common Stock at a price of $2.00, which was adjusted to $1.33 pursuant to certain anti-dilution rights. The market value of the shares on the date the Company entered into the convertible subordinated debt with NRGG was $2.11 per share. The debenture is subordinated to payment of principal and interest to the Company's outstanding Convertible Debentures due July 22, 2007.

     The interest on the convertible subordinated debt accrues daily and compounds quarterly and is payable upon the earlier of conversion or maturity of the convertible subordinated debt (or portion thereof), in cash or in stock, at the Company's option. If the Company elects to make interest payments in stock, such shares ("Interest Shares") shall be payable at the rate of one Interest Share per $2.00 in interest due.

     The convertible subordinated debt has customary weighted-average anti-dilution rights with respect to any subsequent issuance of Common Stock or Common Stock equivalents at a price less than $1.33 per share, and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations, and the like. The anti-dilution provisions shall not apply to certain employee stock options and shares issued in connection with certain mergers and acquisitions.

     The Company used the intrinsic value method to determine allocation to the embedded beneficial conversion feature. As such, $33,451 was credited to additional paid-in capital. The total allocation of $33,451 will be amortized over 19 months. Amortization expense during three months ended May 31, 2007 and 2006, was $4,748 and $1,761 respectively, and is included in debt issuance costs, non-cash in the accompanying financial statements. In March 2007, the Company repaid $300,000 of the convertible debenture issued to NRGG plus accrued interest of $6,072.

     At May 31, 2007 the balance of the convertible debt is as follows:

     Convertible debt                                            $ 308,194
     Less debt discount                                            (11,096)
                                                                 ---------
                                                                 $ 297,098
                                                                 =========
4.   CONVERTIBLE DEBT
     ----------------

     On July 22, 2005, the Company closed on the sale (the "Offering") to accredited investors of 92 investment units (the "Units") at a purchase price of $30,000 per Unit for gross and net proceeds of $2,760,000. Each Unit consists of: (i) $30,000 of 2.5% two-year Convertible Debentures, convertible into 25,000 shares of Common Stock, $0.001 par value common stock (the "Common Stock") of the Company at the rate of $1.20 per share which was adjusted to $1.08 pursuant to certain anti-dilution rights, the market value of the shares at the date the Company entered into the Placement Agent Agreement described below (the "Debentures") and (ii) a three-year warrant to purchase 12,500 shares of New Frontier Energy Common Stock at an exercise price of $2.00 per share (the "Debenture Warrants"), which was adjusted to $1.33 pursuant to certain anti-dilution rights.

     The Debenture Warrants were valued using the Black-Scholes option-pricing model based on the market price of the Common Stock at the commitment date. The Debenture Warrant valuation of $1,509,798 has been allocated to additional paid-in capital. After allocating value to the Debenture Warrants, the Company used the intrinsic value method to determine that all of the remaining proceeds should be allocated to the embedded beneficial conversion feature. As such, $1,509,798 was credited to additional paid-in capital. The total allocation of $1,778,156 will be amortized over 24 months. Amortization expense during three months ended May 31, 2007 and 2006 was $223,913 for both periods and is included in debt issuance costs, non-cash in the accompanying financial statements.

     Convertible debt                                          $ 2,596,800
     Less debt discount                                           (125,760)
                                                               -----------
                                                               $ 2,471,040
                                                               ===========

5.   STOCKHOLDERS' EQUITY
     --------------------

     Series A Convertible Preferred Stock
     ------------------------------------

     The Series A Preferred Stock was converted into 384,615 shares of Common Stock on March 1, 2006. Accrued dividends in the amount of $7,274 were converted to 11,191 shares of Common Stock in May 2006.

     Series B Convertible Preferred Stock
     ------------------------------------

     Effective November 1, 2004, the board of directors of the Company approved an amendment to the Company's Articles of Incorporation to provide for the issuance of up to 36,036 shares of Series B 12% Cumulative Convertible Preferred Stock par value $0.001 (the "Series B Preferred"). The issue price of the Series B Preferred Stock is $100.00 per share. Each share of Series B Preferred is convertible, at the option of the Holder, into that number of shares of Common Stock determined by dividing the issue price of the aggregate number of shares of Series B Preferred being converted plus any accrued and unpaid dividends by $.65 per share, unless otherwise adjusted. The Series B Preferred pays a cumulative, preferential cash dividend equal to 12% of the $100 issue price per year and is payable quarterly in arrears. The dividend is payable out of funds legally available for that purpose and will accumulate during any period when it is not paid.

     During the three months ended May 31, 2007, holders of 440 shares of Series B Preferred Stock converted the shares into 67,693 shares of common stock in accordance with the terms of the Series B Preferred. As of May 31, 2007, there were 28,050 shares of the Series B Preferred issued and outstanding.

     The Company paid $6,043 in dividends and accrued $86,596 on the Series B Preferred resulting in accrued dividends in the amount of $737,074 as of May 31, 2007.

     Series C Convertible Preferred Stock
     ------------------------------------

     Effective November 22, 2006, the board of directors of New Frontier Energy, Inc. approved an amendment to the Company's Articles of Incorporation to provide for the issuance of up to 230,000 shares of Series C 2.5% Cumulative Convertible Preferred Stock par value $0.001 (the "Series C Preferred Stock")

     The stated value and issue price of the Series C Preferred Stock is $100.00 per share. Holders of the Series C Preferred Stock are entitled to receive cumulative dividends at the rate of 2.5% per annum, payable quarterly on January 31, April 30, July 31 and October 31, beginning with January 31, 2007. The form of dividend payments may be, at the Company's option, in cash or shares of the Company's $0.001 par value common stock (the "Common Stock"), or a combination thereof. The Series C Preferred Stock is convertible into shares of Common Stock at the rate of $1.05 per share.

     The Series C Preferred Stock has customary weighted-average anti-dilution rights with respect to any subsequent issuance of Common Stock or Common Stock equivalents at a price less than $1.05 per share, and otherwise in connection with forward or reverse stock splits, stock dividends, recapitalizations, and the like. The anti-dilution provisions shall not apply to employee stock options and shares issued in connection with certain mergers and acquisitions.

     Except as otherwise provided in the Series C Preferred Stock Certificate of Designation with respect to matters that adversely affect the rights of the holders of the Series C Preferred Stock, and as otherwise required by law, the Series C Preferred Stock shall have no voting rights.

     Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Series C Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series C Preferred Stock an amount equal to the stated value ($100.00) of the Series C Preferred Stock per share plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing. If the assets of the Company are insufficient to pay such amounts in full, then the entire assets to be distributed to the holders of the Series C Preferred Stock shall be distributed among the holders of the Series C Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

     The Company has the right to redeem the Series C Preferred Stock commencing six months from a final closing date in the event the closing bid price of the Company's Common Stock has closed for 20 consecutive trading days at a price not less than $3.00 (subject to adjustment) by delivering notice to holders of the Series C Preferred Stock. The maximum aggregate number of Series C Preferred Stock which may be redeemed pursuant to any such redemption notice in any given week shall be that number of shares of Series C Preferred Stock for which the underlying Common Stock (together with any accrued dividends payable in Common Stock thereon) are less than or equal to 25% of the average daily trading volume of the Common Stock for the 20 Trading Days preceding each such redemption notice date.

     During the three months ended May 31, 2007, there were no shares of Series C Preferred Stock converted into shares of Common Stock. As of May 31, 2007, there were 222,250 shares of the Series C Preferred Stock issued and outstanding.

     The Company did not pay any dividends on the Series C Preferred Stock and accrued $239,650 on the Series C Preferred Stock resulting in accrued dividends in the amount of $339,284 as of May 31, 2007.

     Stock Options
     -------------

     On November 10, 2006, the Company granted certain employees and agents of the Company an aggregate of 3,950,000 options to acquire shares of the Company's Common Stock, which are exercisable at a price of $1.25 (the "Non-Qualified Stock Options"). The Non-Qualified Stock Options vest at a rate of 12.5% each fiscal quarter ending November 30, February 28, May 31 and August 31 through November 30, 2008 and expire on November 30, 2016. The Company's stock closed at $1.24 on November 10, 2006. The fair value of the Non-Qualified Stock Options was estimated on the date of the grant utilizing the Black-Scholes option pricing model with the following assumptions: expected life of the options is 10 years, expected volatility of 67%, risk free interest rate of 5% and no dividend yield. The fair value for the Non-Qualified Stock Options granted was approximately $0.96 per share. The value of the options was recorded at $3,796,745 and $515,550 is being amortized quarterly as the options vest. The activity for the Non-Qualified Stock Options is summarized as follows:

                                                    May 31, 2007
                                                            Weighted
                                                             Average
                                                            Exercise
                                                  Shares      Price
                                               ---------------------
     Beginning of period                         987,500   $   1.25
       Vested                                    493,750   $   1.25
       Granted                                        --   $     --
       Exercised                                      --   $     --
       Expired                                        --   $     --
                                               ---------
     End of period                             1,481,250   $   1.25
                                               =========


     A summary of the incentive stock option activity is summarized in the following table:


                                                    May 31, 2007
                                                            Weighted
                                                             Average
                                                            Exercise
                                                  Shares      Price
                                               ---------------------
     Beginning of period                         559,333   $   0.88
       Vested                                         --   $     --
       Granted                                        --   $     --
       Exercised                                      --   $     --
       Expired                                        --   $     --
                                               ---------
     End of period                               559,333   $   0.88
                                               =========

     The following table summarizes information about fixed-price stock options and warrants at May 31, 2007:

                                                    May 31, 2007
                                                            Weighted
                                                             Average
                                                            Exercise
                                                  Shares      Price
                                              ----------------------
     Beginning of period                      40,128,657   $   1.35
       Vested                                         --   $     --
       Granted                                        --   $     --
       Exercised                                      --   $     --
       Expired                                        --   $     --
                                               ---------
     End of period                            40,128,657   $     --
                                               =========

             Options and Warrants Outstanding and Exercisable

                                            Weighted
                                            Average
           Range                           Remaining      Weighted
            of               Number       Contractual     Average
         Exercise          of Shares        Life in       Exercise
          Price           Outstanding        Years         Price
     ------------------------------------------------------------------
     $1.00 to $1.50        26,855,113         2.21       $   1.46
     $1.51 to $2.75        13,273,544         2.00       $   1.91
                           ----------
                           40,128,657
                           ==========

     In October 2006, the Board of Directors adopted an incentive stock option plan reserving 10,000,000 shares of the Company's $0.001 par value common stock for issuance pursuant to the plan. The plan was adopted by shareholders on June 11, 2007. As of May 31, 2007, no options have been granted under the plan.

6.   RELATED PARTIES
     ---------------

     The Company paid $8,000 during each of the three months ended May 31, 2007 and 2006, respectively, in connection with an office lease for office space in Littleton, Colorado with Spotswood Properties, LLC, ("Spotswood"), a Colorado limited liability company and an affiliate of the Company's president. The lease provides for the payment of $2,667 per month plus utilities and other incidentals. The president of the Company owns 50% of Spotswood.

     The Company paid a corporation controlled by one of the directors $8,000 and $9,000 for geological consulting during the three months ended May 31, 2007 and 2006 respectively and accrued $5,000 in consulting fees at May 31, 2007.

     SDG accrued management fees, to an entity partially controlled by the president in the amount of $1,201 during the three months ended May 31, 2007. SDG has an account payable to that entity in the amount of $30,024.

7.   BUSINESS SEGMENT INFORMATION
     ----------------------------

     The Company operates in two business segments: oil and gas exploration and gas gathering. Operating results and other financial data for the three months ended May 31, 2007 and 2006, are presented for the principal business segments as follows:

                                                     Oil & Gas     Gas Gathering  Consolidated
                                                  ---------------------------------------------
     May 31, 2007
       Revenues                                   $     52,596    $     44,796    $     97,392
       Loss before taxes                          $ (1,741,674)   $      1,529    $ (1,740,145)
       Total assets                               $ 25,162,183    $  2,518,317    $ 27,680,500
       Property additions                         $    104,697    $         --    $    104,697
       Interest expense                           $    (18,306)   $         --    $    (18,306)
       Debt issuance costs, non-cash              $   (228,661)   $         --    $   (228,661)
       Depreciation, depletion and amortization   $     85,350    $     32,623    $    117,973

     May 31, 2006
       Revenues                                   $     41,406    $      8,852    $     50,258
       Loss before taxes                          $   (732,873)   $    (36,388)   $   (769,261)
       Total assets                               $  4,754,093    $  2,578,833    $  7,332,925
       Property additions                         $    314,128    $         --    $    314,128
       Interest expense                           $    (17,386)   $         --    $    (17,386)
       Debt issuance costs, non-cash              $   (225,674)   $         --    $   (225,674)
       Depreciation, depletion and amortization   $     37,337    $     36,623    $     73,960

8.   SUBSEQUENT EVENTS
     -----------------

     On June 4, 2007, the Company amended the agreement to acquire and take over operations, pursuant to a farmout agreement with the current operator of the Focus Ranch Unit (the "Unit") in northwest Colorado. The Unit consists of approximately 38,695 gross acres adjacent to and southeast of the Slater Dome development area. The terms of the agreement require the Company to commence testing of the Niobrara and Frontier formations in the Focus Ranch Federal 12-1 well on or before August 1, 2007 in order to earn the farmor's working interest, which averages 75% in the Unit. If commercial production from the Unit is established, the Company will make a production payment from 35% of the net proceeds at the wellhead to the farmor until the farmor has received $2,000,000, at which time, the Company will receive 100% of the farmor's interest.

     On June 11, 2007, the Company held a special meeting of the Company's common stockholders and holders of its Series B Preferred. The common stockholders and the holders of its Series B Preferred approved an amendment to the Company's Articles of Incorporation, as amended, which increases the number of authorized shares of the Company's $0.001 par value common stock (the "Common Stock") from 50,000,000 shares to 500,000,000 shares. Further, the common stockholders approved and ratified the Company's 2007 Omnibus Long Term Incentive Plan (the "Plan"), which authorizes the issuance of up to 10,000,000 shares of the Company's Common Stock that may be issued under the Plan. As of May 31, 2007, no options have been granted under the Plan to date.

     On June 15, 2007, the Company acquired a facility to be used as a field office and provide lodging while Company personnel are working the Slater Dome Field area. The purchase price of the facility was $1,175,000. The Company paid $293,750 and executed a five-year promissory note for $881,250 bearing interest at a rate of 7.56% per annum. The note is collateralized by the facility.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

                    Indemnification of Directors and Officers

     Our Articles of Incorporation provide that we may indemnify, to the fullest extent permitted by the Colorado Business Corporation Act, any director, office, employee or agent. At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses in connection with this registration:

     SEC Registration Fees                                          $ 2,669
     Printing and Engraving Fees (1)                                $ 1,000
     Accounting Fees and Expenses(1)                                $ 5,000
     Legal Fees and Expenses (1)                                    $30,000
     Transfer Agent Fees and Expenses (1)                           $ 1,000
                                                                    -------
     Total (1)                                                      $39,669
                                                                    =======

     (1)  We have estimated these amounts.

                     RECENT SALES OF UNREGISTERED SECURITIES

     The following information describes securities sold by New Frontier Energy, Inc. within the past three years without registration under the Securities Act:

     In March 2004, we accepted a subscription from two individuals to purchase 100,000 shares of preferred stock in a private placement. The subscription was temporarily structured as a loan pending finalization and filing of the necessary documents with the Secretary of State to authorize the preferred stock. Subsequently the individuals agreed to (i) purchase 50,000 shares of our Series A Convertible Preferred Stock for proceeds of $250,000 and issued a warrant to purchase 6,250 shares of the Company's Common Stock and (ii) enter into the Loan for $250,000 on August 30, 2004. The Company relied on the exemption provided by Rule 506 of Regulation D. No form of public advertising was used in connection with the offering. Each of the investors executed a subscription agreement confirming his or her status as an accredited investor under Rule 501, and that such individual had sufficient knowledge and experience to be able to evaluate the merits and risks of the offering. Also, each of the Company's stock certificates will be restricted from transfer under applicable provisions of the Securities Act and legends will be put on the certificates to reflect that fact.

     On August 30, 2004, we entered into a loan with a shareholder pursuant to which the Company borrowed $250,000 (the "Loan"). The Loan is evidenced by a promissory note (the "Note") dated August 30, 2004 issued by the Company. Interest on the principal amount of the Note accrues at a rate of 18% per annum and is payable monthly commencing on October 1, 2004. The principal amount of the Note and any accrued and unpaid interest is due and payable upon the earlier of (i) receipt of $2,000,000 in equity financing or (ii) August 31, 2005. The Company may prepay the Note in whole or in part at any time without penalty. The Note was offered and sold in reliance upon Rule 506 promulgated under Section 4(2) of the Securities Act.

     On December 23, 2004, we held a closing on the sale (the "Offering") to accredited investors of an aggregate of 60 Units. Each Unit consists of: (i) $13,000 of Series B Preferred Stock, convertible into 20,000 shares of the Company's Common Stock at a price of $0.65 per share; and (ii) a three-year warrant to purchase 20,000 shares of Common Stock at an exercise price of $1.50 per share. The Company received $683,070 in proceeds from the sale of the Units, net of commissions and fees payable to the placement agent. The Company agreed to issue to the placement agent warrants to purchase a number of Units equal to 10% of the Units purchased in the Offering, at the price per unit equal to that paid by the investors in the Offering.

     On January 31, 2005, the Company held an additional closing on the sale of
23.5 Units for gross proceeds of $305,500. The Company received $268,840 in proceeds from the sale of the Units, net of commissions and fees payable to the placement agent. The Company agreed to issue to the placement agent warrants to purchase a number of Units equal to 10% of the Units purchased in the Offering, at the price per unit equal to that paid by the investors in the Offering.

     On February 28, 2005, we held an additional closing on the sale to accredited investors of an aggregate of 164 Units at a purchase price of $13,000 per Unit for gross proceeds of $2,132,500. The Company received $1,891,361 in proceeds from the sale of the Units, net of commissions and fees payable to the placement agent. The Company agreed to issue to the placement agent warrants to purchase a number of Units equal to 10% of the Units purchased in the Offering, at the price per unit equal to that paid by the investors in the Offering.

     The Units were offered and sold in reliance upon Rule 506 promulgated under
Section 4(2) of the Securities Act. The Units sold in the Offering have not been registered under the Securities Act or state securities laws and may not be offered or sold absent registration with the SEC or an applicable exemption from the registration requirements.

     On May 13, 2005, the Company granted Paul G. Laird and Les Bates each 75,000 stock options which are exercisable at a price of $1.15, the closing price of the Corporation's common stock on the date of grant. The stock options granted to Mr. Laird and Mr. Bates expire on May 13, 2015. The options were granted in reliance of exemptions from registration under Section 4(2) of the Securities Act.

     On May 19, 2005, the Company granted Paul G. Laird and Les Bates each 100,000 shares of the restricted stock award.

     On July 5, 2005, the Company issued a 3 year warrant to acquire 75,000 shares of the Company's common stock at $1.50 per share to a consultant. The warrant was issued in reliance of exemptions from registration under Section 4(2) of the Securities Act.

     On July 11, 2005, the Company issued a corporation controlled by Grant Gaeth, a director of the Company 3,750 shares of Common Stock value at a price of $1.20 per share for geologic consulting services. The shares were issued in reliance of exemptions from registration under Section 4(2) of the Securities Act.

     On July 22, 2005, the Company held a closing on the sale to accredited investors of an aggregate of 92 investment units (the "Units") at a purchase price of $30,000 per Unit for gross and net proceeds of $2,760,000. Each Unit consists of: (i) $30,000 of 2.5% two-year Convertible Debentures, convertible into 25,000 shares of the $0.001 par value common stock (the "Common Stock") of New Frontier Energy at the rate of $1.20 per share (the "Debentures"), and (ii) a three-year warrant to purchase 12,500 shares of Common Stock of New Frontier Energy at an exercise price of $2.00 per share (the "Warrants").

     The interest for the Debentures accrues daily and compounds quarterly and is payable upon the earlier of conversion or maturity of the Debentures (or portion thereof), in cash or in stock, at the Company's option. If the Company elects to make payment in stock, such shares ("Interest Shares") shall be payable at the rate of 1 Interest Share per $1.20 in interest due. The Warrants are exercisable at $2.00 per common share and have a call feature provided that the Company's common stock has been trading at not less than $4.50 per share for twenty consecutive trading days and the underlying shares are subject to an effective registration statement that has been continuously effective for a minimum of thirty days.

     On July 25, 2005, the Company entered into a Placement Agent Agreement with Westminster Securities Corporation ("Westminster" or the "Placement Agent"), pursuant to which Westminster would act as the exclusive placement agent for the Company with respect to the Offering. For acting as Placement Agent, Westminster or its designees received 184,000 shares of Common Stock, or 8% of the number of Common Stock underlying the Debentures sold (the "Placement Agent Shares"). Further, Westminster or its designees received warrants (the "Placement Agent Warrants") to purchase 10% of (i) the number of Common Stock shares underlying the Debentures sold (assuming the initial conversion price of $1.20) and (ii) the number of Common Stock shares underlying the Warrants issued (assuming the initial exercise price of $2.00).

     The Units were offered and sold in reliance upon Rule 506 promulgated under
Section 4(2) of the Securities Act. The Units sold in the Offering have not been registered under the Securities Act or state securities laws and may not be offered or sold absent registration with the SEC or an applicable exemption from the registration requirements.

     The Company's 2.5% Convertible Debentures (the "Debentures") were due on July 22, 2007. On or about July 22, 2007, the holders of the previously unconverted Debentures in the principal and interest amount of $2,686,440 converted the Debentures into 2,487,541 shares of our Common Stock at a price of $1.08 per share (the "Converted Debentures"). Debentures in the principal and interest amount of $31,500 were paid in cash to the holders.

     Originally, 75,000 warrants were issued to the holders of the Series A Preferred Stock, 75,000 warrants were issued to the lender of a Bridge Loan Agreement and an aggregate amount of 5,445,000 warrants were issued to the holders of the Series B Preferred Stock and the Placement Agent and had an exercise price of $1.50 per share. The issuance of the Debentures triggered the anti-dilution clauses of these warrants resulting in an increase in the number of these warrants by the aggregate amount of 486,520 (the "Anti-Dilution Warrants") and a decrease in the exercise price of these warrants, of which 6,522 warrants were issued to the holder of the Series A Preferred Stock, 6,522 warrants were issued to the lender of a Bridge Loan Agreement and 473,476 were issued to the holders of the Series B Preferred Stock and the Placement Agent. The additional warrants were issued in reliance of exemptions from registration under Section 4(2) of the Securities Act.

     Effective October 7, 2005, the Company issued 3,073 shares of the Company's common stock to a consultant for accrued fees in the amount of $6,147. The Company also issued 2,250 shares of the Company's common stock to a company controlled by a director for accrued fees in the amount of $4,500. The shares were issued in reliance of exemptions from registration under Section 4(2) of the Securities Act.

     Effective February 28, 2006, the Company issued 4,429 shares of the Company's $0.001 par value common stock at a weighted average price of $2.39 per share to a consultant for accrued fees in the amount of $10,596 for geophysical consulting for the months of October, November and December 2005. Effective February 28, 2006, the Company issued warrants representing 200,000 shares of the Company's Common Stock at $2.00 per share to a shareholder in settlement of a contractual dispute. The warrants issued to this shareholder expire on February 28, 2010. On February 22, 2006, the Company issued warrants representing 100,000 shares of the Company's Common Stock at $2.75 per share to a financial public relations firm in connection with their engagement. The warrants issued to the financial public relations firm expire on February 22, 2009.

     The shares were issued in reliance of exemptions from registration under
Section 4(2) of the Securities Act of 1933, as amended.

     Effective May 10, 2006, the Company entered into a Purchase and Sale Agreement (the "Acquisition") with Natural Resource Group Gathering, LLC, whereby the Company increased its investment in SDG by acquiring an additional
12.16 Class A limited partnership interests, in exchange for a subordinated convertible debenture in the amount of $608,194 (the "SDG Debenture"). The SDG Debenture bears interest at a rate of 2.5% per annum and is due January 1, 2008. The Debenture is convertible into common shares at a conversion price of $2.00 per share. Following the acquisition of the 12.16 Class A limited partnership interests the Company owns 82.76% of the Class A limited partnership interests in SDG. The Company will receive 74.487% of SDG cash distributions until the limited partners have received cash distributions equal to their initial capital contributions and 62.07% of cash distributions thereafter. Paul Laird, our President and Chief Executive Officer is a manager of Natural Gas Gathering Group, LLC, the general partner of SDG. In March 2007, the Company repaid $306,072 of the convertible debenture issued to NRGG. The Debenture was offered and sold in reliance upon Rule 506 promulgated under Section 4(2) of the Securities Act.

     Effective October 30, 2006, the Company issued a convertible promissory note in the principal amount of $600,000 (the "Note") to Aviel Faliks (the "Holder"). The Note bears interest at a rate of 12.5% per annum, which interest is payable on June 30 and December 31 of each year in the form of cash or $0.001 par value common stock ("Common Stock") of the Company at the option of the Holder. If the Holder chooses to be paid interest in the form of Common Stock, the Common Stock shall be valued at the average of the closing bid and ask prices of the Common Stock for the thirty (30) trading days immediately preceding the respective interest payment date. The Note is due on the earlier of (i) the date upon which the Company shall have closed on a privately placed debt or equity financing with gross proceeds of at least ten Million Dollars ($10,000,000.00), or (ii) December 31, 2007. The Note is subordinated in right of payment to the Company's 2.5% Convertible Debentures due July 22, 2007 and the 2.5% Convertible Debenture due January 1, 2008. The Holder has the right, exercisable in whole or in part, to convert the outstanding principal and accrued interest hereunder into a number of fully paid and nonassessable whole units of the Company's $0.001 par value Series C Preferred Convertible Stock ("Series C Preferred Stock"). On January 16, 2007, the Holder converted the Note into Units.

     On November 10, 2006, New Frontier Energy, Inc. (the "Company") granted Paul G. Laird 1,250,000 options ("Stock Options") to acquire shares of the Company's $0.001 par value common stock ("Common Stock") which are exercisable at a price of $1.25. The Stock Options vest at a rate of 156,250 shares each fiscal quarter ending November 30, February 28, May 31 and August 31 through November 30, 2008. The Stock Options expire on November 30, 2016. The options were granted in reliance of exemptions from registration under Section 4(2) of the Securities Act.

     On November 10, 2006, the Company granted Les Bates 1,000,000 options ("Bates Stock Options") to acquire shares of the Company's Common Stock which are exercisable at a price of $1.25. The Bates Stock Options vest at a rate of 125,000 shares each fiscal quarter ending November 30, February 28, May 31 and August 31 through November 30, 2008. The Bates Stock Options expire on November 30, 2016. The Bates Stock Options were granted in reliance of exemptions from registration under Section 4(2) of the Securities Act.

     On November 10, 2006, the Company granted Grant Gaeth 500,000 options ("Gaeth Stock Options") to acquire shares of the Company's Common Stock which are exercisable at a price of $1.25. The Gaeth Stock Options vest at a rate of 62,500 shares each fiscal quarter ending November 30, February 28, May 31 and August 31 through November 30, 2008. The Gaeth Stock Options expire on November 30, 2016. The Gaeth Stock Options were granted in reliance of exemptions from registration under Section 4(2) of the Securities Act.

     On November 10, 2006, the Company granted certain employees and agents of the Company an aggregate of 1,200,000 options to acquire shares of the Company's Common Stock which are exercisable at a price of $1.25. These stock options vest at a rate of 12.5% each fiscal quarter ending November 30, February 28, May 31 and August 31 through November 30, 2008 and expire on November 30, 2016. These stock options were granted in reliance of exemptions from registration under
Section 4(2) of the Securities Act.

     Between December 1, 2006 and January 16, 2007, the Company sold in an offering to accredited investors an aggregate of 444.5 investment units (the "Units") at a purchase price of $50,000 per Unit for aggregate gross proceeds of $21,615,500 in cash and the conversion of principal and interest on a promissory note in the amount of $612,500 into Units, which amount represents the principal amount and all accrued and unpaid interest on a promissory note issued on October 30, 2006. Each Unit consists of: (i) $50,000 of 2.5% Series C Cumulative Convertible Preferred Stock, convertible into 47,619 shares of the Company's Common Stock at a price of $1.05 per share; (ii) a three-year warrant to purchase 47,619 shares of Common Stock at an exercise price of $1.50 per share (the "AC Warrants"); and (iii) a three year warrant to purchase 23,810 shares of Common Stock at an exercise price of $2.00 per share (the "BC Warrants").

     The Series C Preferred pays a cumulative dividend at the rate of 2.5% per annum, payable quarterly on January 31, April 30, July 31 and October 31, beginning with January 31, 2007. The form of dividend payments may be, at the Company's option, in cash or, at the Company's election and subject to certain conditions, in shares of Common Stock valued at the Conversion Price of the Series C Preferred Stock then in effect. The Company has the right to redeem the Series C Preferred commencing six months from a final closing date in the event the closing bid price of the Company's Common Stock has closed for 20 consecutive trading days at a price not less than $3.00 (subject to adjustment) by delivering notice to holders of the Series C Preferred Stock. The maximum aggregate number of Series C Preferred Stock which may be redeemed pursuant to any such redemption notice in any given week shall be that number of shares of Series C Preferred Stock for which the underlying Common Stock (together with any accrued dividends payable in Common Stock thereon) are less than or equal to 25% of the average daily trading volume of the Common Stock for the 20 Trading Days preceding each such redemption notice date. This description of the terms of the Series C Preferred is qualified in its entirety to the Certificate of Designation of Preferences, Rights and Limitations of the Series C 2.5% Cumulative Convertible Preferred Stock filed with the Securities and Exchange Commission (the "SEC") on Form 8-K on November 27, 2006.

     The AC Warrants are exercisable at $1.50 per common share and have a call feature provided that the Company's Common Stock has been trading at not less than $3.50 per share for twenty consecutive trading days and the underlying shares of Common Stock are subject to an effective registration statement that has been continuously effective for a minimum of thirty days. The Redemption shall take effect, which date shall be at least 65 calendar days after the redemption notice is sent to Holder, provided, however, that the maximum aggregate redemption amount for all holders of the same class as the AC Warrant (the "Aggregate Redemption Amount") per calendar week shall be 25% of the average daily trading volume of the Corporation's Common Stock for the 20 trading days preceding each such redemption notice. The Aggregate Redemption Amount shall be applied on a pro-rata basis to each holder of warrants of the same class as the AC Warrant based upon the respective number of shares of Common Stock underlying each holder's warrants.

     The BC Warrants are exercisable at $2.00 per common share and have a call feature provided that the Company's Common Stock has been trading at not less than $4.00 per share for twenty consecutive trading days and the underlying shares of Common Stock are subject to an effective registration statement that has been continuously effective for a minimum of thirty days. The Redemption shall take effect, which date shall be at least 65 calendar days after the redemption notice is sent to Holder, provided, however, that the maximum aggregate redemption amount for all holders of the same class as the BC Warrant (the "BC Aggregate Redemption Amount") per calendar week shall be 25% of the average daily trading volume of the Company's Common Stock for the 20 trading days preceding each such redemption notice. The Aggregate Redemption Amount shall be applied on a pro-rata basis to each holder of warrants of the same class as the BC Warrant based upon the respective number of shares of Common Stock underlying each holder's warrants.

     In connection with the sale of Units, the Company agreed to issue to the placement agent warrants to purchase (1) 492,857 shares at an exercise price of $1.05 (2) 492,857 shares at an exercise price of $1.50 per share and (3) 246,432 shares at an exercise price of $2.00 per share in connection with the sale of the Units.

     The Units were offered and sold in reliance upon Rule 506 promulgated under
Section 4(2) of the Securities Act. The Units sold in the Offering have not been registered under the Securities Act or state securities laws and may not be offered or sold absent registration with the SEC or an applicable exemption from the registration requirements

     The issuance of the Series C Preferred Stock and the grant of certain stock options on November 10, 2006 triggered the anti-dilution clauses of the warrants issued to the holders of the Series A Preferred Stock, the lender of a Bridge Loan Agreement and the warrants were issued to the holders of the Series B Preferred Stock and the Placement Agent and the Anti-Dilution Warrants and the anti-dilution provisions of the Debentures by having a conversion or exercise price less than the then applicable exercise price, resulting in an increase in the number of warrants issued to the holder of the Series A Preferred Stock from to the aggregate amount of 101,509, an increase in the number of Bridge Loan Warrants to the aggregate amount of 101,509 and an increase in the number of warrants issued to the holders of the Series B Preferred Stock and the Placement Agent to the aggregate amount of 5,180,399 warrants and also results in a decrease in the exercise price of these warrants to $1.11 and an increase in the number of shares issuable to the holders of the debentures to 2,404,444. The additional warrants and shares issuable upon conversion of the Debentures were issued in reliance of exemptions from registration under Section 4(2) of the Securities Act.

     On December 28, 2006, the Company issued a three-year nonqualified stock option for 500,000 shares of Common Stock at an exercise price of $2.00 per share for shareholder relations services rendered. The warrant was issued in reliance of exemptions from registration under Section 4(2) of the Securities Act.

                                    EXHIBITS

      Exhibit Number     Description
      --------------     -------------------------------------------------------
           3.1           Articles of Incorporation (1)
           3.2           Certificate of Designation of Preferences, Rights and
                         Limitations of the Series C 2.5% Cumulative Convertible
                         Preferred Stock (2)
           3.3           Bylaws (3)
           5.1           Opinion and consent of Schlueter & Associates, P.C.
                         as to legality of securities being registered
           10.1          Form of AC Warrant
           10.2          Form of BC Warrant
           23.1          Consent of Stark Winter Schenkein & Co., LLP
           23.2          Consent of Schlueter & Associates, P.C. (included in
                         Exhibit 5.1)
           23.3          Consent of Norwest Questa Engineering, Corp.
           99.1          Reserve Estimate and Economic Evaluation Report
                         Effective February 28, 2007 prepared by Norwest
                         Questa Engineering, Corp. (4)

     (1) Filed as an Exhibit to its Registration Statement on Form SB-2 dated July 3, 2003 (SEC File. No. 333-106832) and incorporated herein by reference.
     (2) Filed as Exhibit 3.1 to Form 8-K on November 27, 2006 (SEC File No. 000-50472).
     (3) Filed as an Exhibit to its Registration Statement on Form SB-2 dated March 2, 2005 (SEC File. No. 333-123097) and incorporated herein by reference.
     (4) Incorporated by reference to Exhibit 99.2 to New Frontier Energy, Inc.'s Post-Effective Amendment No. 3 to Form SB-2 and Post-Effective Amendment No. 5 to Form SB-2 (File No. 333-123097 and 333-128603), filed with the Securities and Exchange Commission on June 14, 2007)

                                  UNDERTAKINGS

     With regard to the securities of the registrant being registered pursuant to Rule 415 under the Securities Act the registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any additional or changed material information on the plan of distribution.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned in the city of Littleton, Colorado, on July 31, 2007.

                                   NEW FRONTIER ENERGY, INC.

                                   By: /s/ Paul G. Laird
                                       ------------------------
                                       Paul G. Laird, President

     In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: July 31, 2007                /s/ Paul G. Laird
                                   ------------------------------------------
                                   Paul G. Laird, President, CEO and Director


Date: July 31, 2007                /s/ Les Bates
                                   -------------------------------------------
                                   Les Bates, Secretary/Treasurer, Principal
                                   Accounting & Financial Officer and Director


Date: July 31, 2007                /s/ Grant I. Gaeth
                                   -------------------------------------------
                                   Grant I. Gaeth, Director




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